Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

x

:
In re	:	Chapter 11
:
Premier International Holdings Inc., et al.,(1)	:	Case No. 09-12019 (CSS)
:
Debtors.	:	(Jointly Administered)
:
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FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING
THE DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors (the “Debtors”) having:

a.                                       commenced these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) on June 13, 2009 (the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (the “Court”);

b.                                      continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

(1)                                  The Debtors are the following thirty-seven entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses):  Astroworld GP LLC (0431), Astroworld LP (0445), Astroworld LP LLC (0460), Fiesta Texas Inc. (2900), Funtime, Inc. (7495), Funtime Parks, Inc. (0042), Great America LLC (7907), Great Escape Holding Inc. (2284), Great Escape Rides L.P. (9906), Great Escape Theme Park L.P. (3322), Hurricane Harbor GP LLC (0376), Hurricane Harbor LP (0408), Hurricane Harbor LP LLC (0417), KKI, LLC (2287), Magic Mountain LLC (8004), Park Management Corp. (1641), PP Data Services Inc. (8826), Premier International Holdings Inc.  (6510), Premier Parks of Colorado Inc. (3464), Premier Parks Holdings Inc. (9961), Premier Waterworld Sacramento Inc. (8406), Riverside Park Enterprises, Inc. (7486), SF HWP Management LLC (5651), SFJ Management Inc. (4280), SFRCC Corp. (1638), Six Flags, Inc. (5059), Six Flags America LP (8165), Six Flags America Property Corporation (5464), Six Flags Great Adventure LLC (8235), Six Flags Great Escape L.P. (8306), Six Flags Operations Inc. (7714), Six Flags Services, Inc. (6089), Six Flags Services of Illinois, Inc. (2550), Six Flags St. Louis LLC (8376), Six Flags Theme Parks Inc. (4873), South Street Holdings LLC (7486), Stuart Amusement Company (2016).  The mailing address of each of the Debtors solely for purposes of notices and communications is 1540 Broadway, 15th Floor, New York, NY 10036 (Attn:  James Coughlin).

c.                                       filed, on July 22, 2009, the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Original Plan”) [Docket No. 239] and the accompanying Disclosure Statement for the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement for the Original Plan”) [Docket No. 240], which reflected the reorganization agreement reached with certain of the Prepetition Lenders;

d.                                      filed, on August 21, 2009, the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “First Amended Plan”) [Docket No. 496] and the accompanying Disclosure Statement  for the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement for the First Amended Plan”) [Docket No. 498], which provided additional detail on the Debtors’ financial condition and business projections;

e.                                       filed, on November 7, 2009, the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan”) [Docket No. 944] and the accompanying Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization (the “Disclosure Statement for the Second Amended Plan”) [Docket No. 943].  The Second Amended Plan reflected consensus between the Debtors’ and the SFO Noteholders and, as compared to the Original Plan and the First Amended Plan, provided for the same or better treatment for all of the Debtors’ stakeholders, including the payment in full of the Prepetition Lenders, enhanced recoveries for the holders of the Unsecured Notes and the full satisfaction of all trade claims;

f.                                         filed, on December 3, 2009, the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Third Amended Plan”) [Docket No. 1116] and the accompanying Disclosure Statement for the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement for the Third Amended Plan”) [Docket No. 1117], which made clarifying amendments and additional disclosures to the Second Amended Plan;

g.                                      on December 18, 2009, received the Court’s approval of the Disclosure Statement for the Third Amended Plan by that certain Certification of Counsel Regarding Order Approving Disclosure Statement and Solicitation Procedures (the “Disclosure Statement and Solicitation Order”) [Docket No. 1236];

h.                                      filed, on December 18, 2009 the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 1226] (the “Fourth Amended Plan”)(2) and the Disclosure Statement for Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

(2)  Unless otherwise noted, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

[Docket No. 1227] (as it may be amended, supplemented or modified from time to time, the “Disclosure Statement”).  The Fourth Amended Plan contained technical amendments and additional disclosures that had been agreed to with certain parties-in-interest and announced at the Disclosure Statement hearing.

i.                                          distributed solicitation materials beginning on or about December 21, 2009, consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Revised Order Approving Debtors’ Motion (I) Amending Proposed Solicitation Procedures Order and (II) Seeking Approval of Revised Timeline in Connection Therewith on December 21, 2009 [Docket No. 1248] (the “Solicitation Procedures Order”), as evidenced by the Affidavit of Service of Travis K. Vandell of Kurtzman Carson Consultants LLC [Docket No. 1296] (the “Solicitation Procedures Affidavit”);

j.                                          published notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) in the National Edition of USA Today, consistent with the Solicitation Procedures Order;

k.                                       filed on January 27, 2010, the Voting Extension of Leticia Salas regarding the extension of the voting deadline to February 19, 2010 for voting on confirmation of the plan [Docket No. 1451] (the “Voting Extension”) detailing the results of the Plan voting process;

l.                                          filed, on February 11, 2010, the Plan Supplement for Fourth Amended Plan [Docket No. 1518] (the “Original Plan Supplement”);

m.                                    filed on March 3, 2010, the Declaration of Kurtzman Carson Consultants LLC Regarding Tabulation of Votes in Connection with Debtors’ Fourth Amended Chapter 11 Plan of Premier International Holdings Inc. [Docket No. 1669] (the “Voting Certification”); and

n.                                      filed, on March 17, 2010, the Notice of Amendment to Plan Supplement for Fourth Amended Plan [Docket No. 1828] (the “First Amended Plan Supplement”)

o.                                      held a hearing on confirmation of the Fourth Amended Plan during the week of March 8, 2010 and during the week of March 15, 2010 through March 19, 2010.  Prior to the conclusion of the confirmation hearing on the Fourth Amended Plan, the Debtors entered into an agreement in principle (the “Agreement in Principle”) with certain creditor constituencies, including the Official Committee of Unsecured Creditors of the Debtors (the “Creditors’ Committee”) and the Ad Hoc Committee of Six Flags, Inc. Noteholders (the “SFI Noteholders”), to modify the Fourth Amended Plan to provide the same or increased recoveries for all creditor constituencies.

p.                                      filed, on March 24, 2010, the Debtors’ Emergency Motion for an Order Fixing a Period of Time to Amend Voting on the Debtors’ Proposed Modified Fourth Amended Plan of Reorganization and Scheduling a Confirmation Hearing [Docket No. 1867] (the “Voting Amendment Motion”);

q.                                      filed, on April 1, 2010, the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 1928] (the “Modified Fourth Amended Plan” or, as it may be amended, supplemented or modified from time to time, the “Plan”),(3) which reflects the Agreement in Principle;

r.                                         filed, on April 12, 2010, the Notice of Second Amendment to Plan Supplement for Debtors’ Modified Fourth Amended Plan of Reorganization [Docket No. 1974] (the “Second Amended Plan Supplement”);

s.                                       filed, on April 16, 2010, the Notice of Third Amendment to Plan Supplement for Debtors’ Modified Fourth Amended Plan of Reorganization [Docket No. 1999] (the “Third Amended Plan Supplement”);

t.                                         filed, on April 21, 2010, the Notice of Fourth Amendment to Plan Supplement for Debtors’ Modified Fourth Amended Plan of Reorganization [Docket No. 2029] (the “Fourth Amended Plan Supplement” and, together with the Original Plan Supplement, the First Amended Plan Supplement, the Second Plan Supplement and the Third Plan Supplement, the “Plan Supplement”); and

u.                                      filed on April 26, 2010, the Amended Declaration of Kurtzman Carson Consultants LLC Regarding Tabulation of Votes in Connection with Debtors’ Fourth Amended Chapter 11 Plan of Premier International Holdings Inc., setting forth revised voting and tabulation results (the “Supplemental Voting Certification”);

This Court having:

a.                                       entered the Revised Solicitation Procedures Order on December 21, 2009;

b.                                      granted the Voting Amendment Order on April 1, 2010;

c.                                       held the continuation of the confirmation hearing on the Plan (the “Confirmation Hearing”), pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, on April 28, 2010;

d.                                      reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Solicitation Procedures Affidavit, the Voting Certification and the Supplemental Voting Certification and all filed pleadings, exhibits, statements, and comments regarding confirmation, including all objections, statements, and reservations of rights;

e.                                       heard the statements, arguments, and objections made by counsel in respect of confirmation;

(3)  Unless otherwise noted, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

f.                                         considered all oral representations, testimony, documents, filings, and other evidence regarding confirmation;

g.                                      overruled any and all objections to the Plan and confirmation thereof and all statements and reservations of rights not consensually resolved or withdrawn, unless otherwise indicated; and

h.                                      taken judicial notice of the papers and pleadings filed in the chapter 11 cases.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact, Conclusions of Law, and Orders:

I.    FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.                                    Jurisdiction and Venue

1.                                       The Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L).  The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.  Venue in the Court was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409 and continues to be proper during these chapter 11 cases.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).

B.                                    Eligibility for Relief

2.                                       The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

C.                                    Commencement and Joint Administration of these Chapter 11 Cases

3.                                       Beginning on the Petition Date, each of the Debtors commenced a case under chapter 11 of the Bankruptcy Code.  The Debtors filed these bankruptcy cases in an effort to effect a general restructuring of their debt and not for any impermissible purpose or the avoidance of any particular obligation, including, without limitation, those Make-Whole Claims under the 2016 Notes Indenture.  By prior order of the Court, these chapter 11 cases have been consolidated for procedural purposes and are being jointly administered pursuant to Bankruptcy Rule 1015.  The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in these chapter 11 cases.

D.                                    Judicial Notice

4.                                       The Court takes judicial notice of (and deems admitted into evidence for confirmation) the docket of these chapter 11 cases and all related adversary proceedings and appeals, if any, maintained by the clerk of the applicable court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the applicable court during the pendency of these chapter 11 cases.  Any resolutions of objections to confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference.  All unresolved objections, statements, and reservations of rights are overruled on the merits.

E.                                      Burden of Proof

5.                                       As more fully set forth herein, the Debtors, as proponents of the Plan, have met their burden of proving each of the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation.

F.                                      Transmittal and Mailing of Materials; Notice

6.                                       The Debtors have given proper and sufficient notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d).  The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018.  The Fourth Amended Plan and the Disclosure Statement were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for such creditors to accept or reject the Fourth Amended Plan and sufficient time was prescribed for creditors holding claims in Voting Classes to alter or amend votes on the Plan.  The solicitation materials and solicitation procedures comply with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of Bankruptcy Rule 3018.  Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, along with deadlines for voting on or filing objections to the Plan and the Disclosure Statement, has been given to all known holders of Claims substantially in accordance with the procedures set forth in the Solicitation Procedures Order.  As evidenced by the Solicitation Procedures Affidavit, the Disclosure Statement, Fourth Amended Plan, and Ballots were transmitted and served in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable rules, laws, and regulations, and such transmittal and service were adequate and sufficient under the circumstances.  No other or further notice is or shall be required.  Adequate and sufficient notice of the Confirmation Hearing, as continued from time to time, was given in compliance with the Bankruptcy Rules, and no other or further notice is or shall be required.

7.                                       The Debtors published the Confirmation Hearing Notice in the USA Today in substantial compliance with the Solicitation Procedures Order and Bankruptcy Rule 2002(l).

G.                                    Voting Certifications

8.                                       Prior to the Confirmation Hearing, the Debtors filed the Voting Certification and later filed the Supplemental Voting Certification.  All procedures used to tabulate the Ballots were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and all other applicable rules, laws, and regulations.  As evidenced by the Voting Certification, as revised according to the Supplemental Voting Certification and the representations of counsel as set forth on the record of the Confirmation Hearing, Class 5 (SFTP TW Guaranty Claims), Class 8 (SFO Prepetition Credit Agreement Claims), Class 9 (SFO TW Guaranty Claims), Class 11 (SFO Unsecured Claims), Class 12 (SFI TW Guaranty Claims) and Class 14 (SFI Unsecured Claims) voted to accept the Plan.

9.                                       In addition, creditors in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3 (Other Secured Claims), Class 4 (SFTP Prepetition Credit Agreement Claims), Class 6 (SFTP Partnership Parks Claims), Class 7 (SFTP and SFTP Subsidiary Unsecured Claims), Class 10 (SFO Partnership Parks Claims), Class 13 (SFI Partnership Parks Claims), Class 17 (Preconfirmation Subsidiary Equity Interests), Class 17A (Preconfirmation SFTP Equity Interests) and Class 18 (Preconfirmation SFO Equity Interests) are Unimpaired and deemed to accept the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Creditors in Class 15 (Funtime, Inc. Unsecured Claims), Class 16 (Subordinated Securities Claims) and Class 19 (Preconfirmation SFI Equity Interests) are impaired and are deemed to reject the Plan and, under the unique facts and circumstances of these particular chapter 11 cases, need not vote to accept or reject the Plan.

H.                                    Plan Supplement Notice

10.                                 The documents identified in the Plan Supplement were filed as required and notice of such documents was good and sufficient under the circumstances and no other or further notice is required.

I.                                         Bankruptcy Rule 3016

11.                                 The Plan is dated and identifies the Debtors submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

J.                                      Immaterial Plan Modification

12.                                 As announced by the Debtors on the record of the Confirmation Hearing, the following plan modifications were made to the Plan:

(i)                                     Section 4.5(b) of the Plan is hereby replaced with the following:

‘(b) Distributions.  On the Effective Date, the obligations under the Amended Existing TW Loan shall be paid in full in Cash, which payment shall be in full and complete satisfaction of the SFTP TW Guaranty Claims.’

(ii)                                  Section 4.9(b) of the Plan is hereby replaced with the following:

‘(b) Distributions.  On the Effective Date, the obligations under the Amended Existing TW Loan shall be paid in full in Cash, which payment shall be in full and complete satisfaction of the SFO TW Guaranty Claims.’

(iii)                               Section 4.12(b) of the Plan is hereby replaced with the following:

‘(b) Distributions.  On the Effective Date, the obligations under the Amended Existing TW Loan shall be paid in full in Cash, which payment shall be in full and complete satisfaction of the SFI TW Guaranty Claims.’

(iv)                              The last sentence of Section 14.5 of the Plan is hereby restated to provide: ‘In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Preconfirmation Equity Interests by or against such Debtor or to prejudice in any manner the rights of such Debtor or any Person against such Debtor in any further proceedings involving such Debtor.’

13.                                 In addition, the Debtors have proposed the following modification to the Plan:  Section 11.1 is hereby supplemented with the following:

‘(g)                             As part of the Plan and pursuant to the SFO Noteholders Commitment Letter, dated as of April 15, 2010, (the “SFO Noteholders Commitment Letter”), H Partners Management LLC and Bay Harbour Management LC (together, the “Conversion Purchasers”) have agreed to assign and contribute 2016 Notes representing $69.5 million of Allowed SFO Note Claims (the “Contributed 2016 Notes”) to SFI in exchange for shares of New Common Stock at an agreed exchange ratio and SFI has agreed to contribute the Contributed 2016 Notes to SFO for extinguishment and cancellation.  The Conversion Purchasers shall take all such actions as are reasonably requested by the Debtors and/or the SFO Notes Indenture Trustee in order to effect the foregoing assignment, contribution, extinguishment and cancellation of the Contributed 2016 Notes as promptly as possible.  In connection with the foregoing and solely for administrative convenience to facilitate the payment by the SFO Notes Indenture Trustee of the Allowed SFO Note Claims on the Effective Date (other than with respect to the Contributed 2016 Notes), on the Effective Date the Conversion Purchasers will transfer an aggregate amount of cash equal to $69.5 million (the “Temporary Advance”) to the SFO Notes Indenture Trustee.  The Temporary Advance shall be added to $400.5 million of cash paid to the SFO Notes Indenture Trustee by the Debtors (as provided below) and distributed to the holders of 2016 Notes as provided under the SFO Notes Indenture and as contemplated by the Plan.  Upon the receipt by the Conversion Purchasers of their pro rata distributions in respect of their 2016 Notes, $69.5 million of such distributions shall be treated as a return of the Temporary Advance, and not as a payment of their 2016 Notes.  The SFO Notes Indenture Trustee is directed not to cancel the Contributed 2016 Notes until after the Contributed 2016 Notes have been contributed to SFI and the Debtors have directed the SFO Notes Indenture Trustee to cancel the Contributed 2016 Notes.  The Temporary Advance is not intended to have any economic or Tax consequences (other than those contemplated by the SFO Noteholders Commitment Letter).   For United States federal tax purposes, (i) the contribution of the Contributed Notes to SFI in exchange for stock of SFI shall be treated as a tax-free contribution by the Conversion Purchasers to SFI pursuant to section 351 of the Internal Revenue Code, (ii) the Conversion Purchasers shall have a basis in the New Common Stock received in exchange for their Contributed 2016 Notes equal to the tax basis of the Contributed Notes exchanged therefor and (iii) the making and repayment of the Temporary Advance shall be ignored as a circular flow of cash; provided, however, the Debtor shall have no liability or obligation with respect to the foregoing tax treatment.

Notwithstanding anything contained in the Plan (as may be amended), the Plan Supplement, this Confirmation Order, the SFO Noteholders Commitment Letter or any document related to any of the foregoing, (i) the Debtors shall calculate the amount of Allowed SFO Note Claims and the Contributed 2016 Notes on the date that is one business day prior to the Effective Date.  All calculations of interest with respect to Allowed SFO Note Claims shall be approved by the Conversion Purchasers and counsel for the SFO Noteholder Committee.

Notwithstanding anything contained in the Plan (as may be amended), the Plan Supplement, this Confirmation Order, the SFO Noteholders Commitment Letter or any document related to any of the foregoing, the Effective Date may occur only if (i) all the required items set forth in the previous paragraphs have occurred, (ii) all of the other conditions to the Effective Date set forth in the Plan (as amended or supplemented), the Plan Supplement, this Confirmation Order, the SFO Noteholders Commitment Letter or any document related to any of the foregoing have occurred, and (iii) (A) the Conversion Purchasers have deposited $69.5 million with the SFO Notes Indenture Trustee for distribution with respect to the Allowed SFO Note Claim (including the return of the Temporary Advance); and (B) the Debtors have deposited with the SFO Notes Indenture Trustee for distribution to SFO Noteholders in respect of Allowed SFO Note Claims (x) an amount equal to $400.5 million and (y) if applicable, if either the full amount of the $470 million in deposits has not been made with the SFO Notes Indenture Trustee for distribution with respect to Allowed SFO Notes Claims or the Effective Date has not occurred by 2PM New York Time on April 30, 2010, an interest fee equal to (A) $320,000 plus (B) an additional interest fee equal to $160,000 for each twenty four hour period following 2 PM New York Time on Monday, May 3, 2010 that such deposits have not been so made (the “SFO Noteholder Fee”).  Any such SFO Noteholder Fee shall be an Allowed Administrative Claim against the Debtors.  The SFO Notes Indenture Trustee shall distribute the deposited funds on April 30, 2010, so long as all $470 million of the deposited funds are made before 2:00PM New York Time on April 30, 2010.  Upon receipt of the payment and instructions from the SFO Notes Indenture Trustee, the recordholder shall immediately make payment to the holders of the 2016 Notes.’

14.                                 The Court finds the foregoing modifications to the Plan are immaterial, do not adversely affect the treatment of any Claims or Preconfirmation Equity Interests and, pursuant to this Order, shall be deemed incorporated in the Plan as set forth above in accordance with section 1127 of the Bankruptcy Code.

K.            Compliance with the Requirements of Section 1129 of the Bankruptcy Code

15.                                 The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows.

1.                                      Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

16.                                 The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123.

(v)                                 Section 1122 and 1123(a)(1)—Proper Classification

17.                                 The classification of Claims under the Plan is proper under the Bankruptcy Code.  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims into 19 Classes, based upon the legal attributes of such claims and interests.  As required by section 1122(a) of the Bankruptcy Code, each Class of Claims has a priority in the Debtors’ capital structure that is substantially similar to the other Claims within that Class.  Valid reasons exist for separately classifying the various Classes of Claims created under the Plan, and such Classes do not unfairly discriminate between holders of Claims.  As a result thereof, the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code have been satisfied.

(vi)                              Section 1123(a)(2)—Specification of Unimpaired Classes

18.                                 Article III of the Plan specifies that Claims in Classes 1, 2, 3, 4, 6, 7, 10, 13, 17, 17A and 18 are Unimpaired under the Plan.  Additionally, Article II of the Plan specifies that the Administrative Expense Claims, the Priority Tax Claims and the professional compensation and reimbursement claims are Unimpaired.  As a result thereof, the requirements of section 1123(a)(2) of the Bankruptcy Code have been satisfied.

(vii)                           Section 1123(a)(3)—Specification of Treatment of Impaired Classes

19.                                 Article IV of the Plan specifies the treatment of each impaired class of Claims and Preconfirmation Equity Interests (Classes 5, 8, 9, 11, 12, 14, 15, 16 and 19).  As a result thereof, the requirements of section 1123(a)(3) of the Bankruptcy Code have been satisfied.

(viii)                        Section 1123(a)(4)—No Discrimination

20.                                 Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article IV of the Plan uniformly provides for the same treatment of each claim or interest in a particular Class, as the case may be, unless the holder of a particular Claim has agreed to a less favorable treatment with respect to such Claim.  As a result thereof, the requirements of section 1123(a)(4) of the Bankruptcy Code have been satisfied.

(ix)                                Section 1123(a)(5)—Additional Plan Provisions

21.                                 Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article V of the Plan provides, among other things: (a) certain Restructuring Transactions, including the purchase of New Common Stock in accordance with the Plan and the equity commitment agreements (the “Equity Purchase Agreements”) by the Backstop Purchasers, Additional Equity Purchasers, the Discounted Equity Purchasers, the Delayed Draw Equity Purchasers and the Conversion Purchasers (collectively, the “Equity Purchasers”); (b) the vesting of assets in the respective Reorganized Debtors; (c) subject to the rights of each Indenture Trustee to assert its respective charging lien to the extent its Indenture Trustee Fees and Expenses are not paid pursuant to the Plan, the cancellation of existing securities and agreements, including the Prepetition Credit Agreement, the Unsecured Notes Indentures and all Unsecured Notes issued thereunder, all Preconfirmation SFI Equity Interests and other instruments evidencing any Claims against the

Debtors; (d) the surrender of Preconfirmation SFI Equity Interests; (e) the Offering; (f) the issuance of New Common Stock; and (g) the Reorganized Debtors’ entry into and the incurrence of indebtedness under the Exit Facility Loans Documents and the New TW Loan Documents.  The Plan Supplement also provides for all corporate action necessary to effectuate the Plan including the adoption and filing (as necessary) of the requisite Postconfirmation Organizational Documents, the appointment of directors and officers for the Reorganized Debtors, consummation of the Exit Facility Loans pursuant to the Exit Facility Loan Documents and the New TW Loan pursuant to the New TW Loan Documents in substantially similar form as provided therein, and all actions contemplated thereby.  The Plan also provides for: (a) preservation of causes of action; and (b) the Court to retain jurisdiction over certain matters related to the Plan and these chapter 11 cases.  As a result thereof, the requirements of section 1123(a)(5) of the Bankruptcy Code have been satisfied.

(x)                                   Section 1123(a)(6)—Voting Power of Equity Securities

22.                                 Article IV of the Restated Certificate of Incorporation of Reorganized SFI, attached as Exhibit A-1 to the Third Amended Plan Supplement, prohibits the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(xi)                                Section 1123(a)(7)—Selection of Officers and Directors

23.                                 The selection of the initial directors and officers of the Reorganized Debtors, as disclosed prior to the Effective Date, was consistent with the interests of holders of Claims and Preconfirmation Equity Interests and public policy.  As a result, the requirements of section 1123(a)(7) of the Bankruptcy Code have been satisfied.

(xii)                             Section 1123(b)—Discretionary Contents of the Plan

24.                                 The Plan contains various provisions that may be construed as discretionary, but are not required for confirmation under the Bankruptcy Code.  These Plan provisions are appropriate, in the best interests of the Debtors and their estates, and not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) the assumption or rejection of executory contracts and unexpired leases; (b) the Reorganized Debtors’ retention of certain Causes of Action that the Debtors had or had power to assert immediately prior to the Effective Date, whether directly or derivatively; (c) the adoption and implementation of the Long-Term Incentive Plan; and (d) releases of various persons and entities, exculpation of various persons and entities with respect to actions related to or taken in furtherance of these chapter 11 cases, and injunctions against certain actions against the Debtors, their estates, and their properties.  Thus, section 1123(b) of the Bankruptcy Code is satisfied.

(a)                                  Section 1123(b)(1)-(2)—Claims and Executory Contracts

25.                                 Pursuant to sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code, respectively, Article IV of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims, and Article VIII of the Plan provides for the assumption, assumption and assignment, or rejection of the executory contracts and unexpired leases of the Debtors not previously assumed, assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Court.

(b)                                  Section 1123(b)(3)—Release, Exculpation, Injunction, Discharge, and Preservation of Claims Provisions

26.                                 Discharge of the Debtors.  The discharge of the Debtors, the Reorganized Debtors and the estates of Claims and Causes of Action described in Section 12.4 of the Plan pursuant to section 1141(d) of the Bankruptcy Code is valid, binding and enforceable in accordance with its terms.

27.                                 Releases by the Debtors.  The releases and discharges of Claims and Causes of Action by the Debtors pursuant to section 1123(b)(3)(A) of the Bankruptcy Code are described in Section 12.7 of the Plan and paragraphs 79-80 of this Order.  Pursuant to the Plan and this Order, the Debtors, their respective chapter 11 estates and the Reorganized Debtors and all holders of Claims that have accepted the Plan have released, waived and discharged unconditionally and forever each of the Released Parties from any and all Claims or obligations.  In any event, each of the Released Parties has contributed significant value to the Debtors and their reorganization efforts that warrants the release.

28.                                 The releases also fully comply with the applicable standard enunciated by the court in In re Zenith Electronics Corp, 241 B.R. 92 (Bankr. D. Del. 1999).  The Released Parties all share an identity of interest with the Debtors and have made substantial contributions to the Debtors’ reorganization efforts.  In addition, the releases are an integral part of the agreement with the Exit Facility Lenders, the Equity Purchasers and Time Warner to finance the chapter 11 cases and to fund the Plan.  The release of the Debtors’ officers and directors is necessary for the continued success of the Reorganized Debtors because it assures that the officers and directors are not distracted by litigation by or on behalf of the estate.  Furthermore, the Plan provides a recovery to all holders of claims, in order of their priority, up to the point where the Debtors’ value runs out.  The distributions to these Classes would not be possible in a liquidation.

29.                                 Accordingly, the Court finds that the Debtor Releases represent a valid exercise of the Debtors’ business judgment.

30.                                 Releases by Non-Debtor Released Parties.  The releases of Claims and Causes of Action by the non-Debtor Released Parties described in Section 12.7 of the Plan and paragraphs 79-80 of this Order is valid, binding and enforceable in accordance with its terms.

31.                                 Releases by Holders of Claims.  The releases of Claims and Causes of Action by holders of Claims described in Section 12.7 of the Plan and paragraphs 79-80 of this Order is valid, binding and enforceable in accordance with its terms.

32.                                 Exculpation.  The exculpation provisions set forth in Section 12.6 of the Plan are appropriately tailored to protect the Released Parties from inappropriate litigation and do not relieve any party of liability for gross negligence or willful misconduct.  This exculpation is consistent with the exculpation of the Debtors’ directors under the certificates of incorporation for all of the Debtors.

33.                                 Injunction.  The injunction provisions set forth in Section 12.9 of the Plan are necessary to preserve and enforce the releases granted by the Plan in Article XII and are narrowly tailored to achieve that purpose.

34.                                 Each of the discharge, release, indemnification, and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Debtors, their estates, and their creditors; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in these chapter 11 cases with respect to the Debtors; and (f) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.  The record of the Confirmation Hearing on these chapter 11 cases is sufficient to support the discharge, release, exculpation, and injunction provisions contained in Article XII of the Plan.

35.                                 Preservation of Claims and Causes of Action.  Section 12.5 of the Plan appropriately provides for the preservation by the Debtors of the Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.  The provisions regarding Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their estates, and holders of Claims.

2.                                      Section 1129(a)(2)—Compliance of the Debtors and Others With the Applicable Provisions of the Bankruptcy Code

36.                                 The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1123, 1125, and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019.  Specifically:

a.                                       The Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

b.                                      The Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court.

c.                                       The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Solicitation Procedures Order in transmitting the Plan, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating votes on the Plan.

37.                                 The Debtors, the Exit Facility Lenders, Time Warner and the Equity Purchasers, and their respective present and former officers, directors, employees, advisors, attorneys, and agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

3.                                      Section 1129(a)(3)—Proposal of Plan in Good Faith

38.                                 The Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of these chapter 11 cases, the Plan itself, and the process leading to its formulation.  These chapter 11 cases were filed and the Plan was proposed with the legitimate and honest purpose of reorganizing the Debtors’ ongoing business and maximizing the value of each of the Debtors and value available to creditors.

4.                                      Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

39.                                 Any payment made or to be made by the Debtors for services or for costs and expenses in connection with these chapter 11 cases (including the SFI Noteholder Fees and Expenses, but subject to the limitations set forth in paragraph 105 below), or in connection with the Plan, the Equity Purchase Agreements, and Exit Loan Documents and incident to these chapter 11 cases requiring approval, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

40.                                 Notwithstanding the foregoing, but subject to the limitations set forth in paragraph 105 below, the reasonable, documented and unpaid fees and expenses of the Backstop Purchasers, including attorneys’ fees, shall be Allowed Administrative Expense Claims and shall be paid without the need for further filing of a proof of Claim and without the need for further Bankruptcy Court approval.

5.                                      Section 1129(a)(5)—Directors, Officers, and Insiders

41.                                 The Plan complies with the requirements of section 1129(a)(5) of the Bankruptcy Code because the Debtors have disclosed, or will disclose prior to the Effective Date (a) the identity and affiliations of each proposed director and officer of the Reorganized Debtors in place as of the Business Day following the Effective Date and (b) to the extent applicable or available, the identity of and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors.  The method of appointment of directors and officers was consistent with the interests of holders of Claims and public policy; provided, however, that nothing set forth herein shall prevent any of the foregoing individuals from resigning or from being removed or replaced as an officer or director without further order of the Court.  On the Business Day following the day that is the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Postconfirmation Board, subject to, and in accordance with, the Postconfirmation Organizational Documents.

6.                                      Section 1129(a)(6)—Approval of Rate Changes

42.                                 The Plan does not contain or provide for any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval.  Therefore, section 1129(a)(6) of the Bankruptcy Code is satisfied.

7.                                      Section 1129(a)(7)—Best Interests of Holders of Claims

43.                                 The liquidation analysis included in the Disclosure Statement as Exhibit D (the “Liquidation Analysis”) and the other supplemental evidence related thereto that was adduced in connection with the Confirmation Hearing establish that each holder of a Claim or Interest in an impaired class either (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Preconfirmation Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.  Thus, the Plan satisfies the “best interests of creditors test” set forth in section 1129(a)(7) of the Bankruptcy Code.

8.                                      Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class

44.                                 Classes 1, 2, 3, 4, 6, 7, 10, 13, 17, 17A and 18 are Unimpaired and, therefore, are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Classes 15, 16 and 19 are impaired and are deemed to have rejected the Plan.

45.                                 Because the Plan has not been accepted by Class 15 (Funtime, Inc. Unsecured Claims), Class 16 (Subordinated Securities Claims) and Class 19 (Preconfirmation SFI Equity Interests) (the “Rejecting Classes”), the Debtors sought confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code.  Thus, although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Rejecting Classes as described further below.

9.                                      Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

46.                                 Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim.  Further, all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

47.                                 The treatment of Administrative Expense Claims, Priority Tax Claims and Professional Compensation and Reimbursement Claims under Sections 2.1 — 2.3 of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code.

10.                               Section 1129(a)(10)—Acceptance by at Least One Impaired Class

48.                                 As set forth in the Voting Certification, as revised by the Supplemental Voting Certification and the representations of counsel as set forth on the record of the Confirmation Hearing, Class 5 (SFTP TW Guaranty Claims), Class 8 (SFO Prepetition Credit Agreement Claims), Class 9 (SFO TW Guaranty Claims), Class 11 (SFO Unsecured Claims), Class 12 (SFI TW Guaranty Claims) and Class 14 (SFI Unsecured Claims) have voted to accept the Plan.  As such, there is at least one Class of Claims that is impaired under the Plan and has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying section 1129(a)(10) of the Bankruptcy Code in all respects.

11.                               Section 1129(a)(11)—Feasibility of the Plan

49.                                 The evidence satisfies section 1129(a)(11) of the Bankruptcy Code.  The evidence adduced during the Confirmation Hearing shows that the Debtors analyzed their ability to meet their financial obligations as contemplated pursuant to the Plan, including the incremental professional fees associated with the reorganization and the confirmation litigation and additional default interest on the Prepetition Credit Agreement.  These facts, together with the balance of the record, demonstrate that the Plan is feasible and consummation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, and establishes that based on the Plan projections, the Exit Facility, New TW Loan and Offering proceeds (including the Delayed Draw Equity Purchase proceeds) will be sufficient to fund normal operations by the Reorganized Debtors, and the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

12.                               Section 1129(a)(12)—Payment of Bankruptcy Fees

50.                                 Section 14.7 of the Plan provides that all fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until these chapter 11 cases are converted, dismissed, or closed, whichever occurs first.  Therefore, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

13.                               Section 1129(a)(13)—Retiree Benefits

51.                                 Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for retiree benefits at levels established pursuant to section 1114 of the Bankruptcy Code.  Section 8.9 of the Plan, and this Confirmation Order, as set forth more fully below, provide that, on and after the Effective Date, the Reorganized Debtors shall continue to pay all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.  Therefore, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

14.                               Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Class

52.                                 Notwithstanding the fact that the Rejecting Classes rejected the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) Classes 5, 8, 9, 11, 12 and 14 have voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes.  The Confirmation Order and the Plan, upon consummation, shall be binding upon the members of the Rejecting Classes.

53.                                 Section 1129(b)(1) of the Bankruptcy Code focuses on treatment of rejecting classes of claims and interests under “the plan” at issue and protects such classes from confirmation of plans that discriminate unfairly or are not fair and equitable.

54.                                 To determine whether a plan is “fair and equitable” with respect to a Class of Unsecured Claims, section 1129(b)(2)(B)(ii) of the Bankruptcy Code provides that “the holder of any claim or interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior claim or interest any property.”  The corollary to that rule is that a senior creditor is not entitled to be paid more than the allowed amount of its claim.

55.                                 Under the Plan, no holder of a Claim or Interest will receive any distribution unless the holders of higher priority Claims receive the full value of their Claims or have consented to such treatment.  The Plan provides that holders of Allowed Other Priority Claims, Allowed Secured Tax Claims, Allowed Other Secured Claims, Allowed SFTP Prepetition Credit Agreement Claims, Allowed SFTP and SFTP Subsidiary Unsecured Claims and Allowed SFO Unsecured Claims will be paid in full in cash, and provides that holders of Allowed SFI Unsecured Claims will receive a partial recovery.  Holders of Funtime, Inc. Unsecured Claims, Subordinated Securities Claims and Preconfirmation SFI Equity Interests receive nothing under the Plan.  No claims or interests junior to the Allowed Funtime, Inc. Unsecured Claims,

Subordinated Securities Claims and Preconfirmation SFI Equity Interests receive any distributions under the Plan.

15.                               Section 1129(c)—Only One Plan

56.                                 Other than the Plan (including previous versions thereof), no other plan has been filed in these chapter 11 cases.  Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

16.                               Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes

57.                                 No governmental unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (as amended, and including the rules and regulations promulgated thereunder, the “Securities Act”).  As evidenced by its terms and the record of the Confirmation Hearing, the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

L.                                     Satisfaction of Confirmation Requirements

58.                                 Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

M.                                  Executory Contracts and Unexpired Leases

59.                                 The Debtors’ decision to assume all executory contracts and unexpired leases that (i) have not already been rejected pursuant to an order of the Court entered prior to the Effective Date, or deemed rejected under section 365 of the Bankruptcy Code, (ii) as to which a motion for approval of the rejection of such Executory Contract or unexpired lease has been filed and served prior to the Effective Date, or (iii) are not specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (Executory Contracts) or 8.1(B) (Unexpired Leases), which schedules are contained in the Plan Supplement, represents a valid and well-considered exercise of the Debtors’ business judgment, and is in the best interests of the Debtors, their estates, and their creditors.

60.                                 Further, the Debtors’ decision to reject certain executory contracts and unexpired leases pursuant to the terms of the Plan, including those set forth in the Plan Supplement represents a valid and well-considered exercise of the Debtors’ business judgment, and is in the best interests of the Debtors, their estates, and their creditors.

N.                                    Adequate Assurance

61.                                 The Debtors have cured, or provided adequate assurance that the Reorganized Debtors or their successors or assignees will promptly cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan, to the extent required by section 365(b) of the Bankruptcy Code.  The Court will retain jurisdiction to hear and resolve disputed cure amounts.

O.                                   Good Faith

62.                                 The Debtors (and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, partners, affiliates, and representatives), the Exit Facility Lenders, Time Warner and the Equity Purchasers have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby (including, without limitation, the entry into and performance under the Exit Facility Loans Documents, the New TW Loan Documents, the Commitment Letter (as defined below)) and the Equity Purchase Agreements, and in connection with the Offering and Other Offerings; and (b) take the actions authorized and directed by this Confirmation Order.

P.                                     Disclosure: Agreements and Other Documents

63.                                 The Debtors have disclosed, or with respect to the selection of directors and officers for the Reorganized Debtors, will have disclosed prior to the Effective Date, all material facts regarding: (a) the adoption of the Restated Certificate of Incorporation and Amended and Restated Bylaws, or similar constituent documents; (b) the selection of directors and officers for the Reorganized Debtors; (c) the issuance of the New Common Stock; (d) the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors (including, without limitation, implementation of the Long-Term Incentive Plan); and (e) the adoption, execution, and delivery of all contracts, leases, instruments, releases, indentures, and other agreements related to any of the foregoing (including, without limitation, the Transfer Agency Services Agreement between Six Flags, Inc. and Computershare Inc. (and its fully owned subsidiary Computershare Trust Company, N.A.) (the “Transfer Agent Agreement”), as transfer agent for the New Common Stock (the “Transfer Agent”).

Q.                                   Transfers by Debtors; Vesting of Assets

64.                                 All transfers of property of the Debtors’ estates and transfers of any interests therein, including the transfer of the New Common Stock, shall be free and clear of all liens, charges, Claims, taxes, assessments, encumbrances, and other interests, except as expressly provided in the Plan and except for the Liens granted pursuant to the Exit Facility Loan Documents or the New TW Loan Documents.  Pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of each of the Debtors shall vest in each respective Reorganized Debtor or its successors or assigns, as the case may be, free and clear of all Liens, charges, Claims, encumbrances, and other interests, except as expressly provided in the Plan and except for the Liens granted pursuant to the Exit Facility Loan Documents or the New TW Loan

Documents.  Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

R.                                    Likelihood of Satisfaction of Conditions Precedent to Consummation

65.                                 Entry of this Confirmation Order satisfies the condition to consummation set forth in Section 11.1(a) of the Plan and any requirement under that the form and/or substance of the Confirmation Order be acceptable to (i) Time Warner (to the extent set forth in the New TW Loan Documents) and (ii) the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee.  Each of the other conditions precedent to consummation, as set forth in Section 11.1 of the Plan, has been satisfied or waived in accordance with the provisions of the Plan, or is reasonably likely to be satisfied.

S.                                     Implementation

66.                                 All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, including, but not limited to, the Backstop Commitment Agreement and all attachments and agreements related thereto and each of the other Equity Purchase Agreements, and all other relevant and necessary documents, have been negotiated in good faith, at arm’s length, and are in the best interests of the Debtors and the Reorganized Debtors and shall, upon completion of documentation and execution be valid, binding, and enforceable documents and agreements not in conflict with any federal or state law.

T.                                     Rights Offering

67.                                 The Offering and Other Offerings have been subscribed in good faith and in accordance with applicable federal and state laws.  The Backstop Commitment Agreement demonstrates that the Backstop Purchasers, in aggregate, have backstopped the full amount of the Offering.  Upon satisfaction of the conditions thereunder, the Backstop Purchasers will purchase New Common Stock unsubscribed under the Offering, thus guaranteeing the Debtors with $505.5 million of cash proceeds from the Offering and the Backstop Purchasers will be entitled to collect all fees and costs set forth in the Backstop Commitment Agreement and any other agreement related thereto, in each case, pursuant to the terms of such agreement.   Entry into the Backstop Commitment Agreement and consummation of the Offering and the Other Offerings is in the best interests of the Reorganized Debtors, the Debtors, their estates and their creditors.

68.                                 The evidence demonstrates that the Offering and the Other Offerings to be made under or in connection with the Plan are an essential element of the Plan, and that the terms of the various agreements evidencing such rights offering and equity purchases are in the best interests of the Reorganized Debtors, Debtors, their estates and their creditors, and were negotiated and obtained in good faith.  Any obligations in connection therewith shall be deemed to have been entered into and performed in good faith.  The Debtors and the Equity Purchasers are authorized to take any action reasonably necessary or appropriate to consummate such transactions.

U.                                     Approval of the Commitment Letter, the Exit Facility Loans, the Exit Facility Loan Documents, the New TW Loan and the New TW Loan Documents

69.                                 The evidence demonstrates that the Exit Facility Loans and the New TW Loan are essential elements of the Plan, the closing of the transactions contemplated by the Plan, and the post-emergence operations of the Reorganized Debtors and the full negotiation and entry into the Exit Facility Loans Documents, the New TW Loan Documents, the two Commitment Letters, dated April 7 and April 8, 2010, respectively, among SFTP and certain of the Exit Facility Lenders party thereto (as amended, supplemented or modified from time to time, together with any related fee letters, collectively, the “Commitment Letter”) is in the best interests of the Reorganized Debtors, the Debtors, their estates and their creditors.  The terms of the Exit Facility

Loans, the New TW Loan and the Commitment Letter are fair and reasonable and the Debtors have exercised reasonable business judgment in obtaining the proposals and commitments underlying the Exit Facility Loans, the New TW Loan and the Commitment Letter.  The Exit Facility Loans, the New TW Loan and the Commitment Letter have been solicited and proposed in good faith and at arm’s length and any fees and expense reimbursements paid in connection with the Exit Facility Loans, the New TW Loan or the Commitment Letter, any credit extended, letters of credit issued for the account of, and loans made to the Reorganized Debtors pursuant to the Exit Facility Loans and New TW Loan shall be deemed to have been paid, extended, issued and made in good faith, for legitimate business purposes, and are reasonable, supported by reasonably equivalent value and fair consideration and shall not be subject to recharacterization, avoidance or equitable or other subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.  The Reorganized Debtors, the Debtors, the Exit Facility Lenders or Time Warner, as applicable, are authorized to take any action reasonably necessary or appropriate to consummate the Exit Facility Loans and New TW Loan.  Moreover, the Reorganized Debtors’ obligations arising under the Exit Facility Loan Documents and the New TW Loan Documents shall constitute valid, binding and enforceable obligations of each of the Reorganized Debtors party thereto, not subject to setoff, demand or counterclaim and not subject to recharacterization, avoidance or equitable or other subordination or disallowance under the Bankruptcy Code or any other applicable non-bankruptcy law.  The non-Debtor parties thereto may rely on the provisions of this Confirmation Order in entering into the Commitment Letter and in closing the Exit Facility Loans and the New TW Loan.  The security interests and Liens granted in accordance with the Exit Facility Loan Documents and the New TW Loan Documents

shall not be subject to recharacterization, avoidance or other subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

V.                                    Necessity of Immediate Relief

70.                                 The Debtors have made an overwhelming and uncontroverted showing of the very substantial cost, harm, risk, and prejudice to the estates and their creditors that would result if the Plan is not confirmed on or before April 30, 2010.

II.    ORDER

BASED ON THE FOREGOING FINDINGS OF FACT, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

A.                                    Order

71.                                 This Confirmation Order hereby confirms the Plan.  A copy of the Plan is attached hereto as Exhibit A.

B.                                    Objections

72.                                 To the extent that any objections, reservations of rights, responses, statements, comments, or joinders to confirmation (each an “Objection,” and collectively the “Objections”) have not been withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved as stated on the record of the Confirmation Hearing, each such Objection is hereby overruled on the merits.  The Objection to the Plan filed by The Bank of New York Mellon, as Indenture Trustee of the SFI Notes, is hereby resolved in accordance with the “Treatment of SFI Noteholders that are Non-Accredited Investors” attached hereto as Exhibit B to this Confirmation Order, which is incorporated herein by reference.

73.                                 Settlement Between SFO Noteholder Committee and SFI Noteholder Committee.  The SFO Note Claims are hereby Allowed in the aggregate amount of $470 million as of April

30, 2010; provided, however, that after April 30, 2010, such claims shall accrue interest in the amount of $160,000 per day until such claims have been paid in full (the “Allowed SFO Note Claims”).  All other amounts in respect of the SFO Note Claims shall be disallowed.

74.                                 As soon as possible upon entry of this Order, but in no event later than the Effective Date, the Debtors shall be authorized and directed to pay the Allowed SFO Note Claims in full, in cash to the Indenture Trustee for the 2016 Notes Indenture (the “SFO Notes Indenture Trustee”), for the ratable benefit of the holders of the 2016 Notes.

75.                                 The SFO Noteholder Committee and the SFO Notes Indenture Trustee hereby withdraw with prejudice their respective objections to confirmation of the Plan.  Each holder of an SFO Note Claim in Class 11 and SFO Note Guaranty Claim in Class 14 shall be deemed to change its vote to accept the Plan.

76.                                 (a) The Debtors, (b) the Creditors’ Committee (including any of their respective members) and (c) the SFI Noteholder Committee (including any of their respective members) shall not object to the SFO Noteholder Committee Fees and Expenses (as defined below).  The “SFO Noteholder Committee Fees and Expenses” means (i) any and all documented fees and expenses of the Backstop Purchasers pursuant to the Backstop Commitment Agreement dated November 6, 2009 (as amended) including, without limitation the break-up fee payable thereunder (the “November 6 Break-Up Fee”) and (ii) any and all additional documented fees and expenses of the SFO Noteholder Committee and their respective advisors, including, without limitation, the documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP, Drinker Biddle & Reade LLP, Barclays Capital Inc., Lazard Freres & Co. LLC through and including the Effective Date.

77.                                 (a) The Debtors, (b) the Creditors’ Committee (including any of their respective members) and (c) the SFI Noteholder Committee (including any of their respective members) shall not object to the SFO Notes Indenture Trustee Fees and Expenses (as defined below).  The “SFO Notes Indenture Trustee Fees and Expenses” means any and all documented fees and expenses of the SFO Notes Indenture Trustee, and its respective advisors, including, without limitation, the documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP, Drinker Biddle & Reade LLP, Barclays Capital Inc. and Thompson Hine LLP through and including the Effective Date.

78.                                 The Debtors are hereby authorized and directed to pay the SFO Noteholder Committee Fees and Expenses and the SFO Notes Indenture Trustee Fees and Expenses on or before the Effective Date.  Without limiting the foregoing, the SFO Noteholder Committee Fees and Expenses and the SFO Notes Indenture Trustee Fees and Expenses shall be Allowed Administrative Expense Claims and shall be paid without the need for further filing of a proof of Claim and without the need for further Bankruptcy Court approval.  For the avoidance of doubt, the November 6 Break-Up Fee shall (a) be paid as soon as possible upon entry of this Order but in no event later than the Effective Date and (b) shall not be paid to any holder of a SFO Note Claim that was not a Backstop Purchaser under the Backstop Commitment Agreement dated November 6, 2009 (as amended).

79.                                 Notwithstanding anything contained in the Plan (as may be amended), the Plan Supplement, this Confirmation Order or any document related to any of the foregoing, (a) the SFO Noteholder Committee, (b) the SFO Notes Indenture Trustee and (c) each of their respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives who acted in such capacities after the Petition Date shall be deemed a Released Party, as such term is defined and used in the Plan.

80.                                 Notwithstanding anything contained in the Plan (as may be amended), the Plan Supplement, this Confirmation Order or any document related to any of the foregoing, (a) the SFO Noteholder Committee, (b) the SFO Notes Indenture Trustee and (c) each of their respective directors, officers, members, partners, members, representatives, employees, attorneys, financial advisors and other professional advisors shall be deemed an Exculpated Party, as such term is defined and used in the Plan.

C.                                    Findings of Fact and Conclusions of Law

81.                                 This Confirmation Order constitutes this Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014.  Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

D.                                    Confirmation of the Plan

82.                                 The Plan and Plan Supplement and each of their provisions are confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code.  The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto and documents referred to in such papers), and the execution, delivery, and performance thereof by the Reorganized Debtors, are authorized and approved as finalized, executed, and delivered.  Without further order or authorization of the Court, the Debtors, Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan; provided, however, that to the extent any such modification affects the legal, contractual or equitable rights of the holder of an SFO Note Claim, the Debtors shall be required to obtain the consent of the SFO Committee or an order of the Court prior to making such modification.  For the avoidance of doubt, any modification made by the Debtors without such consent or an order of the Court shall be null and void.  As set forth in the Plan, once finalized and executed, the documents comprising the Plan Supplement and all other documents contemplated by the Plan shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all Liens and other security interests purported to be created thereby.

83.                                 Entry of this Confirmation Order satisfies the condition to consummation set forth in Section 11.1(a) of the Plan and any requirement that the form and/or substance of the Confirmation Order be acceptable to (i) Time Warner (to the extent set forth in the New TW Loan Documents) and (ii) the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee.  Each of the other conditions precedent to consummation, as set forth in Section 11.1 of the Plan, has been satisfied or waived in accordance with the provisions of the Plan, or is reasonably likely to be satisfied.

84.                                 The terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Confirmation Order, provided that, with respect to any conflict between the Plan and a Plan Supplement, the Plan shall be controlling.  The terms of the Plan and the Plan Supplement and all other relevant and necessary documents, shall be effective and binding as of the Effective Date of the Plan.  The failure to specifically include or to refer to any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of any such provision.

E.                                      The Prepetition Credit Agreement Claims

85.                                 On the Effective Date, the Allowed Prepetition Credit Agreement Claims shall be indefeasibly repaid in full in cash. The Prepetition Credit Agreement Claims shall be deemed Allowed in the aggregate principal amount of not less than $1,105,394,310 plus accrued but unpaid interest (including interest at the default rate), any obligations in respect of hedging contracts or outstanding, undrawn letters of credit, fees, costs, expenses and other charges payable under or in connection with the Prepetition Credit Agreement.  The Prepetition Credit Agreement Claims shall not be subject to any avoidance, recharacterization, disallowance, subordination, recoupment, setoff, defense or counterclaim. Upon payment or satisfaction of the Prepetition Credit Agreement Claims as contemplated herein and by the Plan, such Claims shall be deemed satisfied in full and discharged and all Liens, mortgages, deeds of trust and other security interests granted to secure such Claims shall be deemed cancelled, terminated, released, discharged, and extinguished and shall be of no further force or effect.

86.                                 Upon the Effective Date, all commitments under the Prepetition Credit Agreement shall have terminated and the proceeds of the Exit Facility Loans and, to the extent necessary, the proceeds of the Offering shall be used to repay all of the Prepetition Credit Agreement Claims then outstanding.  Upon the making of such repayments in respect of the Prepetition Credit Agreement, all Prepetition Credit Agreement Claims shall have been deemed satisfied in full (other than asserted contingent obligations), and all of the respective Liens and security interests on the assets of the Debtors securing any or all of the Claims under the Prepetition Credit Agreement shall be, and shall be deemed to be, canceled, released and discharged in their entirety.  Upon the Effective Date, all payments made on account of the Prepetition Credit Agreement Claims shall be indefeasible.  Notwithstanding the foregoing, to the extent that any of the Prepetition Agent or any holder of Prepetition Credit Agreement

Claims, filed or recorded publicly any Liens and/or security interests to secure the Prepetition Credit Agreement Claims under the Prepetition Credit Agreement, the Prepetition Agent and/or other holders of Prepetition Credit Agreement Claims under the Prepetition Credit Agreement, as the case may be, shall take any and all steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests, in each case all costs and expenses in connection therewith to be paid by the Debtors.

F.                                      Unexpired Leases and Executory Contracts

87.                                 The Executory Contracts and unexpired leases provisions of Article VIII of the Plan shall be, and are hereby, approved.

G.                                    Bar Date for Rejection Damage Claims and Related Procedures

88.                                 If the rejection by the Debtors, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors, or such entities’ properties unless a proof of claim is filed with Kurtzman Carson Consultants LLC and served upon counsel to the Reorganized Debtors within thirty (30) days after the Confirmation Date, unless otherwise ordered by the Court.

H.                                    Provisions Governing Distributions

89.                                 The distribution provisions of Article VI of the Plan shall be, and are hereby approved in their entirety.  Except as otherwise set forth in the Plan, the Reorganized Debtors shall make all distributions required under the Plan.

90.                                 Notwithstanding anything contained in the Disclosure Statement, Plan, or Plan Supplement to the contrary, any Claim holder with a Secured Claim (other than the Prepetition Agent or any Prepetition Lender with respect to any Prepetition Credit Agreement Claims) that has recorded, or caused to be recorded, against real property owned by the Debtors (or against the Debtors’ interest therein, or in real property leased thereby) a lien, claim, judgment, encumbrance, notice or other document or filing evidencing and/or securing obligations of Debtors owing thereto (the “Lien Obligations”), including, without limitation, a mechanics’ lien or a materialmens’ lien (each a “Real Property Lien”), shall be required, as a condition to payment of its Lien Obligations, to deliver to the Debtors, or a party designated by the Debtors, as escrowee, to hold in escrow such releases and appropriate distributions of payment of the Lien Obligations under the Plan (the “Escrowee”), a release of any and all such Real Property Liens, and waiver of any and all Claims with respect thereto, forever, prior to receiving any distributions under the Plan.  Such release shall terminate the Lien and underlying obligation, and fully release the Debtors and the Debtors’ property from the applicable Real Property Lien, shall be in recordable form and shall otherwise be in a form reasonably requested by Debtors.  Notwithstanding the actual delivery of any such releases, upon the payment to such Claim holders (or to the Escrowee for their benefit) of the distributions provided for in the Plan, the Debtors’ real property shall be deemed to be free and clear of all Real Property Liens.

I.                                         Procedures for Resolution of Disputed, Contingent, and Unliquidated Claims

91.                                 The Claim resolution procedures contained in Article VII of the Plan shall be, and are hereby approved in their entirety.

J.                                      The Releases, Injunction, Exculpation, and Related Provisions Under the Plan

92.                                 The releases, injunctions, exculpations, and related provisions set forth in Article XII of the Plan and paragraphs 79-80 of this Order are hereby approved and authorized in their entirety.

93.                                 Discharge of the Debtors.  Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in this Confirmation Order or under the terms of the documents evidencing, and orders approving, the Exit Facility Loans, the New TW

Loan, the Exit Facility Loan Documents, the New TW Loan Documents and the Equity Purchase Agreements, confirmation of the Plan shall satisfy, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), the Debtors, the Reorganized Debtors and their estates of Claims, Preconfirmation SFI Equity Interests, Preconfirmation SFO Equity Interests, Preconfirmation SFTP Equity Interests and Causes of Action, whether known or unknown, against, liabilities of, liens, assessments and encumbrances on, obligations of, rights and claims against, and interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Preconfirmation Equity Interest based upon such debt, right, or interest is or would otherwise be allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or interest accepted the Plan.  Except as set forth in the Plan and this Confirmation Order, or under the terms of the documents evidencing, and orders approving the Exit Facility Loans and/or the New TW Loan, this Confirmation Order shall be a judicial determination of the discharge of all liabilities of, Claims against and interests in the Debtors, subject to the Effective Date occurring.  As of the Effective Date, except as otherwise provided in the Plan or in this Confirmation Order or under the terms of the documents evidencing, and orders approving the Exit Facility Loans, the New TW Loan and/or the Backstop Commitment Agreement, all Persons shall be precluded from asserting against any of the Debtors or any of the Reorganized Debtors any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date, to the fullest extent permitted by applicable law. In accordance with the foregoing, except as provided in the Plan or this Confirmation Order, or under the terms of the documents evidencing, and orders approving the Exit Facility Loans and/or the New TW Loan, this Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against each of the Debtors and termination of all interests in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any of the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.  Nothing herein or in the Plan shall be construed to contravene section 524(e) of the Bankruptcy Code.

94.                                 Release by Debtor Released Parties.  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors, any other Debtor Released Party and any Person seeking to exercise the rights of the estates, in each case, whether individually or collectively, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations, suits, judgments, remedies, damages, demands, debts, rights, Causes of Action, and liabilities which the Debtors, any other Debtor Released Party or the estates are entitled to assert, including, without limitation, any derivative Claims asserted on behalf of the Debtors, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the estates, the conduct of the Debtors’ businesses, the chapter 11 cases, the Plan or the Reorganized Debtors (other than the rights under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered or to be delivered thereunder); provided, however, that nothing contained herein or in the Plan is intended to operate as a release of any potential claims based upon gross negligence or willful misconduct.

95.                                 Notwithstanding any language to the contrary contained in the Plan or in this Confirmation Order, no provision of the Plan or this Confirmation Order shall release any non-Debtor Person, including any current and/or former officer and/or director of any of the Debtors and/or any other Non-Debtor Released Parties from any liability to the United States Securities and Exchange Commission (the “SEC”) in connection with any legal action or claim brought by the SEC against such Person(s) arising out of, relating to or in connection with the Debtors.  Notwithstanding anything herein to the contrary, neither the Plan nor the Confirmation Order releases Time Warner from its obligations under or related to the General Continuing Guarantee and Non-Competition Agreement of Time Warner Entertainment Company, L.P. and Time Warner Inc., dated November 24, 1997 (the “Time Warner Guarantee”) or the Overall Agreement as defined in the Time Warner Guarantee.

96.                                 Notwithstanding any provision herein, the Plan Supplement or the Plan to the contrary, including, but not limited to, sections 1.71, 1.133, 12.6, 12.7 and 12.9 of the Plan (collectively, the “Release Provisions”), the terms Released Parties and Exculpated Parties, as such terms are used in the Release Provisions, shall not include any former member of the Official Committee (each, a “Former Committee Member”) or any present and former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney or representative (in such capacity) of any Former Committee Member (each, a “Professional Person”) to the extent any such Professional Person acted at the direction of, or on behalf of, any Former Committee Member.  Further, and notwithstanding any provision herein, the Plan Supplement or the Plan to the contrary, including, but not limited to, the Release Provisions, no release, waiver, discharge, limitation of liability or otherwise contained in the Plan Supplement or the Plan, including, but not limited to, the Release Provisions, shall extend to any Released Parties, Exculpated Parties or Professional Person with respect to any conduct or circumstances related in any way to any Former Committee Member.

97.                                 Releases by Holders of Claims.    Except as otherwise expressly provided for in the Plan, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively voted in favor of the Plan hereby forever releases, waives and discharges all claims, obligations, suits, judgments, remedies, damages, demands, debts, rights, causes of action, and liabilities whatsoever against the Released Parties, arising under or in connection with or related to the Debtors, the estates, the conduct of the Debtors’ business, the chapter 11 cases, the Plan or the Reorganized Debtors (other than the rights under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered or to be delivered hereunder) or the Reorganized Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the estates, the conduct of the Debtors’ businesses, the chapter 11 cases, the Plan or the Reorganized Debtors.

98.                                 Exculpation and Limitation of Liability.  Except as otherwise specifically provided herein or in the Plan, none of the Exculpated Parties (including those set forth in paragraph 79-80 of this Order), and such Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Cases), shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

99.                                 Injunction.  The satisfaction, release, and discharge pursuant to Article XII of the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action or Preconfirmation Equity Interest satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

100.                           Pursuant to Section 12.9 of the Plan, all Persons or entities who have held, hold or may hold Claims against, or Preconfirmation SFI Equity Interests in, the Debtors are

permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Preconfirmation SFI Equity Interest against any of the Reorganized Debtors or any of the Released Parties, to the extent of the release provided for in Section 12.7 therein or paragraphs 79-80 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 12.7 therein or paragraphs 79-80 hereof, with respect to such Claim or Preconfirmation SFI Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 12.7 therein or paragraphs 79-80 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties with respect to such Claim or Preconfirmation SFI Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or any of the Released Parties (including those set forth in paragraphs 79-80 of this Order), to the extent of the release provided in Section 12.7 therein or paragraphs 79-80 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties (including those set forth in paragraphs 79-80 of this Order) with respect to such Claim or Preconfirmation SFI Equity Interest and (e) pursuing any Claim released pursuant to the Plan.

101.                           Notwithstanding anything to the contrary in the Disclosure Statement, Plan, Plan Supplement or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release): (a) all of the Debtors’ Insurance Policies and any agreements, documents or instruments relating thereto with ACE American Insurance Company and its affiliates (collectively “ACE”) shall be assumed under the Plan, (b) nothing in the Disclosure Statement, Plan, Plan Supplement or the Confirmation Order shall amend, modify, waive or impair prior Orders entered by the Court related to ACE including, without limitation, the Order entered December 16, 2009 [Docket No. 1214] and the Order entered March 5, 2010 [Docket No. 1708], (c) the claims of ACE arising under the Debtors’ Insurance Policies and any agreements, documents or instruments related thereto shall be Allowed Administrative Expense Claims, and shall continue to be secured by the letters of credit and  cash collateral provided by the Debtors to ACE and all proceeds thereof (“ACE Collateral”), ACE shall have first, superpriority security interests and liens on the ACE Collateral, and the ACE Collateral shall be, and remain at all times, free and clear of any and all security interests, liens, claims and encumbrances except those granted in favor of ACE, and (d) the claims of ACE shall not be discharged or released by the Plan or the Confirmation Order, and shall not be subject to any requirement to file or serve a request for payment of any Administrative Expense Claim.  If there is any conflict between the Plan, the Plan Supplement or any other provision of this Confirmation Order and the terms of this provision of the Confirmation Order, the terms of this provision of the Confirmation Order shall control.

K.                                    Post-Confirmation Notices and Deadline for Submission of Professionals’ Fees

1.                                      Notice of Entry of the Confirmation Order

102.                           In accordance with Bankruptcy Rules 2002 and 3020(c), within ten business days of the date of entry of this Confirmation Order, the Debtors shall serve the Notice of Entry of the Confirmation Order by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any party to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or

“forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such party, or are otherwise aware, of that party’s new address.  To supplement the notice described in the preceding sentence, within twenty days of the date of entry of this Confirmation Order the Debtors shall publish the Notice of Entry of the Confirmation Order once in USA Today.  Mailing and publication of the Notice of Entry of the Confirmation Order in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary.

103.                           The Notice of Entry of the Confirmation Order shall have the effect of an order of the Court, shall constitute sufficient notice of the entry of this Confirmation Order to any filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law.

2.                                      Professional Compensation

104.                           Except as otherwise provided in the Plan or this Confirmation Order, all entities seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Court approval.

105.                           Promptly after the submission of invoices in accordance with the Ordinary Course Professionals Order, the Reorganized Debtors shall pay any amounts due to Persons retained pursuant to the Ordinary Course Professionals Order for services rendered through the Effective Date.  The Debtors are hereby authorized to pay the reasonable and documented fees, expenses, disbursements and charges of the Equity Purchasers (which shall include the SFI Noteholder Fees and Expenses), subject, in all cases, to the terms and conditions of the Equity Purchase Agreements.

106.                           Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and consummation of the Plan incurred by the Reorganized Debtors.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court.

L.                                     Reservation of Causes of Action/Reservation of Rights

107.                           Except as expressly released or exculpated pursuant to the Plan, nothing contained therein or in the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Equity Purchasers may have or may choose to assert against any Person.

M.                                  Substantial Contribution Compensation and Expenses Bar Date

108.                           Any Person who requests compensation or expense reimbursement for making a substantial contribution in these chapter 11 cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code shall file an application with the Court no later than forty-five (45) days after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and as otherwise required by the Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.  Nothing in this Order shall require the Equity Purchasers to request compensation or expense reimbursement to recover the SFI Noteholder Fees and Expenses as provided in the Equity Purchase Agreements.

N.                                    Other Administrative Expenses

109.                           All other requests for payment of an Administrative Expense Claim (other than as set forth in Section 2.3 of the Plan) must be filed with the Court and served on counsel for the Debtors no later than ninety (90) days after the Effective Date.  Unless the Debtors or the Reorganized Debtors object to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed allowed in the amount requested.  In the event that any of the Debtors or any of the Reorganized Debtors objects to an Administrative Expense Claim, the Court shall determine the allowed amount of such Administrative Expense Claim.  Notwithstanding the foregoing, but except as otherwise provided herein, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is paid or payable by any Debtor in the ordinary course of business.

110.                           Notwithstanding the foregoing, with respect to ad valorem taxes which are incurred by the Debtors after the Petition Date, the applicable taxing authorities shall not be required to file a request for payment of such amounts as a condition of such taxes being an Allowed Administrative Expense Claim.  These taxes shall retain their liens, if any, until paid in full, including any penalties and interest, according to applicable non-bankruptcy law.

111.                           Notwithstanding any provision to the contrary in the Plan or this Confirmation Order, these provisions will govern the Texas Comptroller of Public Accounts (the “Comptroller”): (1) nothing provided in the Plan or this Confirmation Order shall affect or impair any setoff rights of the Comptroller, if any, under applicable non-bankruptcy law; and (2) pursuant to 11 U.S.C. § 503(b)(1)(D), the Comptroller shall not be required to file any request for payment of any applicable tax owed to the Comptroller after the Petition Date.

112.                           Notwithstanding the foregoing, but subject to the limitations set forth in paragraph 105 above, the reasonable, documented and unpaid fees and expenses of the Equity Purchasers, including attorneys’ fees, shall be Allowed Administrative Expense Claims and shall be paid without the need for further filing of a proof of Claim and without the need for further Bankruptcy Court approval.

O.                                   Return Of Deposits

113.                           All utilities, including any Person who received a deposit or other form of adequate assurance of performance pursuant to section 366 of the Bankruptcy Code during these chapter 11 cases (collectively, the “Deposits”), including, without limitation, gas, electric, telephone, water and sewer services, shall return such Deposits to the Debtors and/or the Reorganized Debtors, as the case may be, either by setoff against postpetition indebtedness or by cash refund, within 15 days following the Effective Date.

P.                                     Exemption from Securities Laws

114.                           To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Common Stock and any other securities pursuant to the Plan and any subsequent sales, resales, transfers or other distributions of such New Common Stock or other securities shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder; provided, however, that New Common Stock issued pursuant to the Offering and the Other Offerings will not be exempt from registration pursuant to section 1145 of the Bankruptcy Code.  Instead, the issuance and sale of such New Common Stock shall be exempt from registration under the Securities Act by virtue of section 4(2) thereof and/or Regulation D promulgated thereunder.  Thus, the New Common Stock being issued in the Offering and the Other Offerings constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and accordingly may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred except in transactions that are exempt from, or in transactions not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws.  The New Common Stock issued in the Offering and the Other Offerings shall bear a legend restricting its transferability until no longer required under applicable requirements of the Securities Act and state securities laws.

Q.                                   Approval of Restated Certificate of Incorporation

115.                           Pursuant to section 1142(b) of the Bankruptcy Code and Sections 245 and 303 of the General Corporation Law of the State of Delaware, without further action by the Court or the stockholders or boards of directors of Reorganized SFI, and without limiting the power or authority of Reorganized SFI following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, Reorganized SFI shall be authorized, as of the Effective Date, to adopt the Restated Certificate of Incorporation, in order to, among other things, authorize up to 60,000,000 shares of New Common Stock, par value $0.025 per share, of Reorganized SFI and 5,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of Reorganized SFI.

116.                           The form, terms and provisions of the Restated Certificate of Incorporation are hereby adopted and approved, with the effect from the filing thereof by an appropriate officer of Reorganized SFI with the Secretary of State of the State of Delaware, to occur concurrently with the Effective Date.

117.                           The Secretary of Reorganized SFI is hereby authorized and directed to insert in the minute books of Reorganized SFI a copy of the Restated Certificate of Incorporation, when and as filed with and certified by the Secretary of State of the State of Delaware.

118.                           The Court hereby ratifies, confirms, authorizes and approves in all respects any actions previously taken by any of the officers of Reorganized SFI, or any of them acting alone, in connection with any of the foregoing and all other action taken incidental thereto.

R.                                    Approval of Amended and Restated Bylaws

119.                           Pursuant to section 1142(b) of the Bankruptcy Code and Section 303 of the General Corporation Law of the State of Delaware, without further action by the Court or the stockholders or boards of directors of Reorganized SFI, and without limiting the power of authority of Reorganized SFI following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, Reorganized SFI shall be authorized, as of the Effective Date, to adopt the Amended and Restated Bylaws.

120.                           The form, terms and provisions of the Amended and Restated Bylaws are hereby adopted and approved, provided, however, that such adoption shall occur concurrently with the Effective Date.

121.                           The Court hereby ratifies, confirms, authorizes and approves in all respects any actions previously taken by any of its officers of Reorganized SFI or any one of them acting alone, in connection with any of the foregoing and all other actions taken incidental thereto.

S.                                     Delivery of the New Common Stock

122.                           Upon effectiveness of the Restated Certificate of Incorporation of Reorganized SFI on the Effective Date, Reorganized SFI is hereby approved, authorized and directed to issue, register and deliver up to 60,000,000 shares of New Common Stock pursuant to the Plan.  The New Common Stock when issued by Reorganized SFI shall be deemed duly authorized, validly issued, fully paid and non-assessable.

123.                           The appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of Reorganized SFI, to do and perform all acts and deliver all instruments deemed by such officers to be necessary or appropriate for the proper issuance of the New Common Stock and to deliver the shares of New Common Stock pursuant to the Plan.

T.                                     Stock Certificates

124.                           The form of stock certificate is hereby approved and adopted as the form of certificate representing the New Common Stock; and that the Secretary of Reorganized SFI be, and she or he hereby is, instructed to place a copy of said form in the minute book of Reorganized SFI.  It is further approved that some or all of the New Common Stock may from time to time by issued in uncertificated form. The stock certificates representing the shares of New Common Stock to be issued by the Reorganized SFI (the “Certificates”) pursuant to the Plan shall be signed by the president and either the Secretary or the Assistant Secretary of Reorganized SFI, provided that the signature of the president and the Secretary or the Assistant Secretary may, but need not, be a facsimile signature imprinted or otherwise reproduced on the Certificates.

U.                                     Appointment of Transfer Agent, Registrar and Dividend Disbursing Agent

125.                           The entry by Reorganized SFI into the Transfer Agent Agreement and any related agreements, and the transactions contemplated thereby, are hereby approved in their entirety and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties, the Transfer Agent Agreement shall be in full force and effect and valid, binding and enforceable in accordance with each of their respective terms.

126.                           Computershare Trust Company, N.A. shall be appointed as the exclusive transfer agent for the New Common Stock under the Transfer Agent Agreement and as such is authorized to issue, countersign, record and register certificates for all shares of New Common Stock which, may hereafter be, authorized by the Restated Certificate of Incorporation of Reorganized SFI or any amendment thereto or restatement thereof, to act in accordance with its general practice and with its regulations.  This appointment shall apply to making transfers from time to time upon the books of Reorganized SFI of such certificates for the shares of New Common Stock as may be surrendered for transfer properly endorsed and to the countersigning of new certificates issued in lieu thereof and to the registration of such certificates, signed by, or bearing the facsimile signatures of the appropriate officers of Reorganized SFI and to the issuance of certificates for the shares of New Common Stock as an original issue when the Transfer Agent has been furnished with such documents as it deems necessary to authorize the issue thereof.  Furthermore, that the appropriate officers of Reorganized SFI are, authorized from time to time to give the Transfer Agent instructions as to the transfer or non-transfer of particular shares or certificates of stock or as to the affixing or refraining from affixing legends upon particular certificates or as to refusing to permit any stockholder to inspect the list of stockholders of Reorganized SFI; it being understood that the Transfer Agent will be indemnified for all liability, damage and expense incurred in following such instructions and, upon request, will be furnished with a surety bond to secure such liability, damage or expense.

127.                           The Transfer Agent is hereby appointed dividend disbursing agent for the shares of New Common Stock for which it is acting as Transfer Agent, and is authorized to pay such dividends as may hereafter be declared by members of the board of directors of Reorganized SFI upon being furnished with immediately available funds on or before the mailing date sufficient for the payment of such dividends before each dividend date and a letter of instruction, signed by any officer of Reorganized SFI, notifying it of the declaration of any such dividend and indicating the amount per share and the record and payable dates thereof. Lastly, the Transfer Agent is authorized to issue and register certificates in lieu of certificates representing shares of the New Common Stock of Reorganized SFI which have been reported lost, stolen or destroyed, upon receipt from the owners thereof of an affidavit regarding the loss, theft or destruction, and a bond of indemnity approved by, and in the form and executed in a manner satisfactory to the Transfer Agent, or any officer of Reorganized SFI.

V.                                    Reservation of Shares

128.                           The appropriate number of shares of Reorganized SFI’s authorized and unissued shares of New Common Stock are reserved for issuance pursuant to the Long-Term Incentive Plan, as authorized below.  Subject to the provisions in paragraph 139 below, Reorganized SFI also intends to pay up to 50% of the annual director fees payable to non-employee members of the Board of Directors of Reorganized SFI in shares of New Common Stock.  Reorganized SFI shall issue and deliver the shares pursuant to the Long-Term Incentive Plan in accordance with its terms, subject to the Plan, and the Director Shares in accordance with the foregoing.  Such shares, when so issued and delivered for valid consideration, shall be duly and validly issued, fully paid and non-assessable shares of New Common Stock of Reorganized SFI.

W.                                Blue Sky Qualifications of the New Common Stock

129.                           With the consent of the Majority Backstop Purchasers, the appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of Reorganized SFI, to determine the states or other political subdivisions of the United States of America or under foreign law in which appropriate action shall be taken to qualify or register for sale all or such part of the New Common Stock as said appropriate officers may deem advisable and take, or cause to be taken, all actions necessary or advisable in order to comply with the applicable laws of any such states or political subdivisions of the United States of America, and in connection therewith to execute and acknowledge, verify, deliver, file or cause to be published all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, to pay all fees which may be required under such laws and to take any and all further action to effect and maintain any registration or qualification (or exemption therefrom) of the New Common Stock under the securities or Blue Sky Laws of the states or other political subdivisions of the United States of America or under foreign law for as long as they deem to be necessary or advisable, the execution by such Authorized Officer of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation of the papers and documents so executed and the actions so taken.

130.                           The Court hereby approves any Blue Sky resolutions required by the various states in which the New Common Stock are qualified for sale, and copies of such resolutions shall be inserted in the minute book of Reorganized SFI.

X.                                    Approval of Registration Rights Agreement

131.                           The entry by Reorganized SFI into the Registration Rights Agreement and any related agreements, and the transactions contemplated thereby, are hereby approved in their entirety and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties, the Registration Rights Agreement shall be in full force and effect and valid, binding and enforceable in accordance with each of their respective terms.  Pursuant to the Registration Rights Agreement, Reorganized SFI shall agree to register the resale of the shares of New SFI Common Stock issued to such holders in accordance with the requirements of the Securities Act (including pursuant to a resale shelf registration statement pursuant to Rule 415 promulgated under the Securities Act).  The Registration Rights Agreement shall provide that, at any time from and after the Effective Date, holders party thereto will have the right to require Reorganized SFI to effect certain underwritten registered offerings of such holders’ New SFI Common Stock, including New SFI Common Stock acquired pursuant to the Plan or the Offering or Other Offerings, on the terms and conditions set forth in the Registration Rights Agreement. Holders of the New SFI Common Stock entitled to demand such registrations shall be entitled to request an aggregate of five (5) underwritten offerings (which, individually, must include an amount of New SFI Common Stock to be registered and/or sold by such holders in excess of $100 million). In addition, holders party to the Registration Rights Agreement shall have unlimited piggyback registration rights.

132.                           The appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the applicable entity, to execute and deliver the Registration Rights Agreement, in the name of the applicable entity, together with such changes to the Registration Rights Agreement as such officers deem necessary or appropriate, each of them with full authority to act without the others, shall approve, such approval to be conclusively evidenced by the officer’s execution and delivery thereof, and the form, terms and provisions of the Registrations Rights Agreement be, and hereby are, approved.

133.                           Following the execution and delivery of the Registration Rights Agreement as aforesaid, that the appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the applicable entity, to consummate the transactions contemplated by, and to perform and fulfill the applicable entities’ agreements, undertakings and obligations contained in, the Registration Rights Agreement.

Y.                                     Approval of CUSIP and DTC Procedures

134.                           The appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of Reorganized SFI, to take, or cause to be taken, all actions necessary and advisable to arrange for the book-entry transfer of any or all of the New Common Stock through such depository or depositories as any appropriate officer of Reorganized SFI shall select, including the preparation, execution and filing of all necessary applications, documents, forms and agreements and the payment by Reorganized SFI of any filing, listing and/or application fees.

135.                           The appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized empowered and directed, in the name and on behalf of Reorganized SFI, to take, or cause to be taken, all actions necessary and advisable to obtain corporate CUSIP numbers from Standard & Poor’s CUSIP Service Bureau in respect of the New Common Stock.

136.                           A letter of representations and all exhibits or other documents attached thereto (all of which are included within the term “Letter of Representation Document”) be entered into by and among Reorganized SFI and The Depository Trust Corporation (“DTC”), pursuant to which global stock certificates representing certain of the shares of New Common Stock, will be registered in the name of a nominee of DTC for the purpose of facilitating the clearance and settlement of transactions of such shares of New Common Stock, among DTC’s participants through the use of an electronic book-entry system, the terms of which shall be negotiated by the appropriate officers of Reorganized SFI, each of whom may act without the joinder of any of the others, with such modifications, changes or amendments thereto as the appropriate officers of Reorganized SFI, or any one of them, shall in their discretion approve, and (ii) the execution and delivery thereof by any such appropriate officer of Reorganized SFI with such modifications, changes or amendments shall constitute conclusive evidence (a) of such approval, and (b) that the Letter of Representation Document has been authorized and approved hereby. The appropriate officers of Reorganized SFI, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, authorized and directed, in the name and on behalf of Reorganized SFI, to execute and deliver the Letter of Representation Document, with such modifications, changes, or amendments thereto as such appropriate officer of Reorganized SFI shall in their discretion approve, the execution and delivery thereof in such form and with such terms and conditions therein to be conclusive evidence that the same has been authorized and approved hereby.

Z.                                     Approval Of Employment, Retirement, Indemnification, And Other Related Agreements And Incentive Compensation Programs.

137.                           Pursuant to section 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders or boards of directors of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors shall be authorized, as of the Effective Date, to (a) maintain, amend, or revise existing employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, Long-Term Incentive Plan and other plans for such Persons, subject to the terms and conditions of any such agreement, and subject to the Plan, including, without limitation those amendments filed as Exhibits B and C to the Plan; and (b) enter into new employment, retirement, indemnification, and other agreements for active directors, officers, and employees, and retirement income plans, welfare benefits plans, and other plans for active and retired directors, officers, and employees, subject to the Plan; provided, however, that to enter into or obtain the benefits of any employment, retirement, indemnification, or other agreement with the Debtors or Reorganized Debtors, an employee must contractually waive and release any claims arising from pre-existing employment, retirement, indemnification, or other agreements with any of the Debtors.

138.                           Reorganized SFI shall implement the Long-Term Incentive Plan to promote the growth and financial performance of the Reorganized Debtors by offering incentives to key employees.  Pursuant to the Long-Term Incentive Plan, as outlined in Section 10.5 of the Plan, Reorganized SFI shall grant and/or reserve certain stock options and/or restricted stock awards to certain employees of the Reorganized Debtors on and after the Effective Date in the aggregate of 15% of New Common Stock, determined on a fully diluted basis, (calculated as of the Effective Date after giving effect to the issuance of all New Common Stock under the Plan, including, but not limited to, the Offering and the Other Offerings (including the Delayed Draw Equity Purchase)), comprised of at least 5% in the form of restricted stock and up to 10% in the form of options, the vesting and allocation of any awards under the Long-Term Incentive Plan shall be determined by mutual agreement of the chief executive officer of Reorganized SFI and the Postconfirmation Board.

139.                           As of the Effective Date, at the discretion of the Board of Directors of Reorganized SFI, Reorganized SFI shall be authorized to implement a non-employee director share program whereby it may pay up to 50% of the annual director fees payable to non-employee members of the Board of Directors of Reorganized SFI in shares of New Common Stock.  The term of the non-employee director share program shall be five years from the Effective Date and up to 500,000 shares of New Common Stock shall be reserved for issuance under the program.

140.                           The entry by Reorganized SFI into the Long-Term Incentive Plan, the non-employee director share program and any related agreements, and the transactions contemplated thereby, are hereby approved in their entirety and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties, the non-employee director share program and the Long-Term Incentive Plan shall be in full force and effect and valid, binding and enforceable in accordance with each of its respective terms.

AA.                           Exemptions from Taxation

141.                           Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any party pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the grant of collateral under the Exit Facility Loans Documents and/or the New TW Loan Documents; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall be, and hereby are, directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or government assessment.  The Court shall retain specific jurisdiction with respect to these matters.

142.                           Section 346 of the Bankruptcy Code shall apply to any taxes that may potentially result from, or may be related to, the events, transactions and occurrences of these chapter 11 cases, and, in particular, pursuant to section 346(j) of the Bankruptcy Code, no state or local tax imposed on, or measured by, income shall be imposed on the Debtors or the Reorganized Debtors, including, but not limited to, franchise taxes to the extent that any such franchise taxes are measured by book or taxable income of the Debtors or the Reorganized Debtors as a result of the forgiveness or discharge of indebtedness of the Debtors arising from the confirmation and consummation of the Plan, including, but not limited to, undertaking the transactions contemplated by the Plan, or any provision of the Plan or this Confirmation Order.

BB.                           Compliance with Tax Requirements

143.                           In connection with the Plan and all instruments issued in connection therewith and distributed thereunder, any party making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any withholding or reporting requirements.  Notwithstanding the above, each holder of Claims that is to be receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and any other tax obligations, on account of such distribution.  Furthermore, any party making any distribution under the Plan has the right, but not the obligation, to not make all or any portion of such distribution (i) until the distributee has made arrangements satisfactory to such issuing or distributing party for payment of any withholding or other tax obligations or (ii) to dispose all or any part of such distribution to generate a sufficient amount of cash to enable such issuing or distributing person to pay any such withholding or other tax obligation.

CC.                           Separate Confirmation Orders

144.                           This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors’ separate Chapter 11 Case.  The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

DD.                           Filing and Recording

145.                           This Confirmation Order is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages and deeds of trust, recorders of deeds, registrars of deeds, land courts and similar bodies, county clerks, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, notate and/or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby ordered and directed to accept and record any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements, mortgages, deeds of trusts, fixture filings, indemnity deeds of trusts and any other documents granting, evidencing, modifying and/or perfecting a security interest) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order, including without limitation, with respect to the Exit Facility Loans and the New TW Loan, without payment of any recording tax, stamp tax, transfer tax, or similar tax or assessment imposed by state or local law.  Without limiting the generality of the foregoing, (i) the Land Records Department of the Prince George’s County, Maryland Clerk of the Circuit Court (or other appropriate office or department) is hereby ordered and directed to accept, record and permit the enforcement of the indemnity deeds of trust (or other instruments) securing the Exit Facility Loans and/or the New TW Loan, and any documents ancillary thereto or required to consummate the Exit Facility Loans and/or the New TW Loan, without the payment of any recordation or other tax or assessment imposed pursuant to Title 12 of the Tax — Property Article of the Code of Maryland thereon or any refinancing thereof, or any transfer tax imposed pursuant to Section 10-188 of the Prince George’s County Code, and (ii) the County Clerk of Warren County, New York is hereby ordered to accept, record and permit the enforcement of the mortgages securing the Exit Facility Loans and/or the New

TW Loan without the payment of any tax or assessment imposed thereon or on any refinancing thereof pursuant to Article 11 of the Tax Code of the State of New York or any corollary provisions of Warren County, which tax or assessment shall be deemed to have been paid.

EE.                               Retention of Jurisdiction

146.                           Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, these chapter 11 cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

a.                                       to hear and determine pending applications for the assumption or rejection of Executory Contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

b.                                      to determine any and all adversary proceedings, applications and contested matters;

c.                                       to hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

d.                                      to hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part or disputes related to the distribution of the New Common Stock or cash pursuant hereto and to ensure that the distributions contemplated hereunder are accomplished as provided herein;

e.                                       to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

f.                                         to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

g.                                      to consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Court, including, without limitation, the Confirmation Order;

h.                                      to hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Court; provided, however, that any dispute arising under or in connection with the Exit Facility Loans, the New TW Loan and the Equity Purchase Agreements shall be determined in accordance with the forum selection and choice of law provisions contained in the Exit Facility Loan Documents, the New

TW Loan Documents or the Equity Purchase Agreements, as applicable; provided further, that for the avoidance of doubt, the Court shall retain jurisdiction to hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Conversion Agreement (as defined in the Plan) and the SFO Noteholders Commitment Letter (as defined herein);

i.                                          to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld)), prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

j.                                          to hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

k.                                       to issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Court;

l.                                          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

m.                                    to hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

n.                                      to recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

o.                                      to enter a final decree closing the Reorganization Cases; and

p.                                      to hear any other matter not inconsistent with the Bankruptcy Code;

FF.                               Commitment Letter, Exit Facility Loans and New TW Loan

147.                           The Debtors shall, and are hereby authorized to enter into and perform and receive the proceeds of the Exit Facility Loans and the New TW Loan and to execute and deliver and perform under the Commitment Letter, the Exit Facility Loan Documents and the New TW Loan Documents, in each case consistent with the terms of the Plan, the Commitment Letter, the Exit Facility Loan Documents and the New TW Loan Documents, as applicable.  The Exit Facility Loans, and the TW Loan, any related agreements (including, without limitation, the Exit

Facility Loan Documents, the New TW Loan Documents and the Commitment Letter), any amendments or modifications thereto, and the transactions contemplated thereby are approved in their entirety.  The Debtors and the Reorganized Debtors are authorized to execute, deliver, enter into, file, or record the Commitment Letter, the Exit Facility Loan Documents and the New TW Loan Documents and to take such other actions as may be necessary to effectuate the Exit Facility Loans and New TW Loan, and perform all obligations, including, without limitation, the payment of fees, expenses, indemnities and other amounts referred to in, and subject to the terms of the Exit Facility Loan Documents, the New TW Loan Documents or the Commitment Letter.  For avoidance of doubt, upon the execution and delivery of the Commitment Letter by the Debtors, the Debtors’ obligations thereunder shall remain in full force and effect and continue to be valid, binding and enforceable in accordance with their respective terms, regardless of whether the Effective Date occurs or the Exit Facility is consummated.  Upon execution and delivery of the Exit Facility Loan Documents and the New TW Loan Documents by the applicable parties, the Exit Facility Loans and the New TW Loan shall be in full force and effect and valid, binding and enforceable in accordance with their respective terms. The loans and other extensions of credit contemplated by the Exit Facility Loan Documents and the New TW Loan Documents and the granting of Liens to secure the Exit Facility Loans and other extensions of credit under the Exit Facility Loan Documents are hereby approved and authorized in all respects, and on the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Loans, Exit Facility Loan Documents, the New TW Loan and the New TW Loan Documents shall be deemed approved and shall be legal, valid, binding, and enforceable first or second priority Liens on the collateral for securing Exit Facility Loans and the New TW Loan (subject to the respective priorities agreed to among the Exit Facility Lenders and Time Warner) and shall be deemed automatically perfected on the Effective Date. The financial accommodations to be extended pursuant to the Exit Facility Loan Documents and the New TW Loan Documents and Liens and security interests granted under the Exit Facility Loan Documents are being extended in good faith, for legitimate business purposes, are reasonable, and shall (i) not be subject to equitable or other subordination or recharacterization for any purposes whatsoever, (ii) not constitute a fraudulent conveyance or preferential transfer under state or federal law and (iii) be unavoidable for all purposes.  In furtherance of the foregoing, the Reorganized Debtors and any other person granting such Liens and security interests are authorized to make all filings and recordings (and to pay all related fees and expenses), and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of any state, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Court shall not retain or exercise any jurisdiction over matters arising under the Exit Facility Loan Documents and the New TW Loan Documents.

148.                           The Offering, the Other Offerings and any other equity purchases required by the Plan are approved in their entirety and all agreements and other documents related thereto shall be in full force and effect and valid, binding and enforceable in accordance with their terms.  The Offering, the Other Offerings and any other equity purchases required by the Plan are being made in good faith, for legitimate business purposes, are reasonable, and do not constitute a fraudulent conveyance or preferential transfer under state or federal law and are unavoidable for all purposes.  The Debtors and the Reorganized Debtors are fully authorized to implement the Offering, the Other Offerings and any other equity purchases required by the Plan.

GG.                           Rights Offering

149.                           Upon satisfaction of the conditions under the Backstop Commitment Agreement, the Backstop Purchasers will purchase all shares of New Common Stock under the Offering, unsubscribed under the Offering as of the subscription expiration date, thus guaranteeing the Debtors with $505.5 million of cash proceeds from the Offering.

HH.                           Governing Law

150.                           Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of law.

II.                                     Effectiveness of All Actions

151.                           Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, prior to, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members, or stockholders of Reorganized SFI or the other Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members, or stockholders.

JJ.                               Approval of Consents and Authorization to Take Acts Necessary to Implement Plan

152.                           Pursuant to section 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provision of the business corporation laws of any other state, each of the Debtors and the Reorganized Debtors hereby is authorized and directed to take such actions and to perform such acts as may be reasonably necessary or appropriate to comply with or implement the Plan, the Exit Facility Loans, the New TW Loan, the Equity Purchase Agreements, the Exit Facility Loan Documents, the New TW Loan Documents, the Registration Rights Agreement or any other documents reasonably necessary or appropriate to consummate the Plan, including the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors as contemplated in the Plan, entry into any tax separation agreements by and among the Debtors and/or their non-debtor affiliates, and all documents, instruments, and agreements related thereto and all annexes, exhibits, and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any stockholder or board of directors’ or other approval.  Each of the Debtors and the Reorganized Debtors hereby is authorized and directed to take such actions, to perform all acts, to make, execute, and deliver all instruments and documents (including, without limitation, the Exit Facility Loan Documents, the New TW Loan Documents and the Equity Purchase Agreements), and to pay all fees and expenses as set forth in the documents relating to the Plan, the Exit Facility Loans and the New TW Loan and that may be required or necessary for its performance thereunder, including without limitation, all commitment and work fees payable prior to the Effective Date, without the need for any stockholder or board of directors’ or other approval.  All fees and expenses, including commitment fees, work fees, all fees paid to the agents, or any fees and expenses paid pursuant to, and subject to the terms of, any or all of the

Commitment Letter, the Exit Facility Loan Documents, the New TW Loan Documents, the Equity Purchase Agreements or otherwise in connection with the Exit Facility Loans, the New TW Loan, or the Equity Purchase Agreements and, including without limitation, any such amounts paid prior to the Effective Date, shall not be subject to disgorgement, set-off or any other right or remedy, whether in law or in equity, even if the Debtors revoke or withdraw the Plan prior to the Effective Date or if the Confirmation Date or the Effective Date does not occur, except to the extent provided in the applicable document or documents giving rise to such fees or expenses.  On the Effective Date, any officer of the Debtors and the Reorganized Debtors and any member of the boards of directors of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan, the Exit Facility Loans, the New TW Loan, or the Equity Purchase Agreements in the name of and on behalf of the Reorganized Debtors.  Subject to the terms of this Confirmation Order, each of the Debtors, the Reorganized Debtors, and the officers and directors thereof are authorized to take any such actions without further corporate action or action of the directors or stockholders of the Debtors or the Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

153.                           This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, or agreements and any amendments or modifications thereto.

KK.                           Restructuring Transactions

154.                           The Restructuring Transactions contemplated by Section 5.2 of the Plan are approved, and the Debtors and Reorganized Debtors and their officers are authorized to take such actions and execute such documents as may be reasonably necessary or appropriate in order to effectuate the Restructuring Transactions, including, without limitation: (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; and (c) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transactions.

LL.                             Make-Whole Claims

155.                           All Make-Whole Claims arising pursuant to the 2016 Notes and the 2016 Notes Indenture for prepayment premiums, make-whole amounts, no-call damages or other similar Claims arising from the payment and/or treatment of the 2016 Notes, the 2016 Notes Indenture or the SFO Note Guaranty Claim under the Plan are hereby disallowed in their entirety.

MM.                       Revesting of Assets

156.                           Except as otherwise explicitly provided in the Plan, and pursuant to sections 1141(b) and (c), on the Effective Date all property comprising the estates of the Debtors shall vest in the Reorganized Debtors, free and clear of all Claims, Liens, charges, encumbrances, rights and interests of holders of Claims and holders of Preconfirmation Equity Interests (other than as expressly provided herein and other than the Liens and security interests granted pursuant to the Exit Facility Loan Documents and the New TW Loan Documents).  The holder of any such Claim or Preconfirmation Equity Interest shall be authorized and directed to release any collateral or other property of the Debtors held by such holder and to take such actions as may be requested by the Reorganized Debtors or the agent(s) under the Exit Facility Loan Documents or the New TW Loan Documents, to evidence the release of such lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.  To the extent any such release is not promptly delivered, filed or otherwise effected by such holders, the Reorganized Debtors and the agent(s) under the Exit Facility Loan Documents and the New TW Loan Documents shall be deemed authorized to execute, file, record, deliver, or otherwise cause such releases without further notice or order of the Court.  All right, title and interest of any holder of a lien shall revert to the Reorganized Debtors.  As of the Effective Date, each of the Reorganized Debtors may operate its business and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

NN.                           Directors and Officers of the Reorganized Debtors

157.                           The officers of the Debtors and the directors or managers of the Debtors (other than those for Reorganized SFI) immediately prior to the Effective Date will serve as the initial officers, directors and managers of the Reorganized Debtors (other than the directors of Reorganized SFI) on and after the Effective Date.

158.                           As of the Effective Date, Reorganized SFI will have a new board of directors, which shall consist of nine directors (three of which shall be independent as defined by the New York Stock Exchange.  The Majority Backstop Purchasers shall select six directors to the

Postconfirmation Board (at least one of which shall be independent), one director shall be selected by the Creditors’ Committee, and the remaining directors shall be Mark Shapiro and a director appointed by Mark Shapiro in accordance with Section 10.2 of the Plan Supplement.

159.                           Pursuant to section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the Court approves as consistent with the interests of creditors and interest holders and with public policy the selection, election, and/or continuance, as the case may be, of those individuals previously disclosed; provided, however, that nothing set forth herein shall prevent any of those individuals from resigning or from being removed or replaced as an officer or director without further order of the Court.  On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the new board of directors, subject to, and in accordance with, the Amended and Restated Certificate of Incorporation of Reorganized SFI.

OO.                         Ownership and Control

160.                           The consummation of the Plan shall not constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract, or agreement, including, but not limited to, any employment, severance, or termination, or insurance agreements, in effect on the Effective Date and to which any of the Debtors is a party, or under any applicable law of any applicable governmental unit.  Notwithstanding the foregoing, the Debtors and Reorganized Debtors reserve the right to waive this provision of this Confirmation Order.

PP.                             Cancellation of Old Security Interests; Issuance of New Equity Interests

161.                           Except (i) as otherwise expressly provided in the Plan, (ii) with respect to Executory Contracts or unexpired leases that have been assumed by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), (iii) for purposes of evidencing a right to distributions under the Plan, (iv) with respect to any Claim that is Reinstated and rendered Unimpaired under the Plan, on the Effective Date, the Prepetition Credit Agreement, the Unsecured Notes Indentures and all Unsecured Notes issued thereunder, on the Effective Date, all Preconfirmation SFI Equity Interests and other instruments evidencing any Claims against the Debtors shall be deemed automatically extinguished, cancelled, released and discharged, and of no further force and effect, without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged or (v) with respect to any Claim arising under an agreement or contract being assumed by the Reorganized Debtors in connection with the Plan, all Preconfirmation SFI Equity Interests and other instruments evidencing any Claims against the Debtors shall be deemed automatically extinguished, cancelled, released and discharged, and of no further force and effect, without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged; provided, however, that the Unsecured Notes and each Unsecured Note Indenture shall continue in effect solely for the purposes of (i) allowing each Indenture Trustee or its agents to make distributions to holders of Unsecured Notes; (ii) allowing holders of the Unsecured Notes to receive distributions hereunder; and (iii) preserving the rights and liens of each Indenture Trustee with respect to its respective Indenture Trustee Fees and Expenses to the extent not otherwise paid.  An Unsecured Note Indenture shall terminate completely upon the completion of all distributions to the holders of the applicable Unsecured Notes and the payment in full of the applicable Indenture Trustee Fees and Expenses.

162.                           On or immediately after the Effective Date, in accordance with the terms of Section 5.2 of the Plan, the Reorganized Debtors shall issue, deliver or execute, as the case may be, all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, the New Common Stock, which shall be distributed as provided in the Plan.  On the Effective Date, each Debtor whose stock was owned by one or more other Debtors shall issue 100% of its new common stock to the Reorganized Debtor that was its sole or majority shareholder, as applicable, (or in part to one or more Affiliates of such Reorganized Debtor if deemed appropriate) immediately prior to the Effective Date.

163.                           On the Effective Date, the Debtors shall consummate the Offering.  The Offering will be fully backstopped by the Backstop Purchasers in accordance with and subject to the terms and conditions of the Backstop Commitment Agreement.  Also on the Effective Date, the Debtors shall consummate the Other Offerings in accordance with and subject to the terms and conditions of the Backstop Commitment Agreement and each of the other Equity Purchase Agreements.

QQ.                         Effect of Conflict Between Plan and Confirmation Order

164.                           If there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

RR.                           Operation of the Debtors Between the Confirmation and Effective Date

165.                           The Debtors shall continue to operate as debtors in possession in the ordinary course, consistent with past practice, subject to the supervision of this Court and pursuant to the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure during the period from the Confirmation Date through and until the Effective Date.

SS.                             Authorization to Consummate; Further Transactions

166.                           The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver of the conditions precedent to Consummation set forth in Article XI of the Plan.

167.                           The Chief Executive Officer or any other officer of each of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of each of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

TT.                             Failure to Consummate the Plan and Substantial Consummation

168.                           If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur by June 30, 2010 (unless such deadline is extended by the parties (which, for the avoidance of doubt shall include the SFO Noteholder Committee) or by Order of the Court), then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan and the effectiveness of which was conditioned on the occurrence of the Effective Date shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person. Upon the occurrence of the Effective Date with respect to each Debtor, the Plan shall be deemed substantially consummated as to such Debtor.

UU.                             Immediate Effectiveness; Successors and Assigns

169.                           Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, 8001, 8002 or otherwise, immediately upon the entry of this Confirmation Order, the terms of the Plan, the Plan Supplement, and this Confirmation Order shall be, and hereby are, immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims (irrespective of whether such Claims are impaired under the Plan or whether the holders of such Claims accepted, were deemed to have accepted, rejected or were deemed to have rejected the Plan), all Persons and Entities that are party to or subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Person or party acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors and the respective heirs, executors, administrators, successors or assigns, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any, of any of the foregoing.

VV.                           Dissolution of Creditors’ Committee

170.                           On the Effective Date, the Creditors’ Committee shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to these chapter 11 cases; provided, however, that this provision shall not affect the rights of the Creditors’ Committee members under 11 U.S.C. § 503(b)(3)(F) or (b)(5), as applicable.  Notwithstanding the preceding sentence, the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall not terminate for (i) purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, and (ii) participating in any appeal of the Confirmation Order with may be filed by a party other than the Creditors’ Committee.

WW.                   Payment of Statutory Fees

171.                           All fees payable pursuant to section 1930(a) of the United States Code, as determined by the Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until these chapter 11 cases are converted, dismissed, or closed, whichever occurs first.

XX.                           Miscellaneous

172.                           As to the United States, its agencies, departments or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order shall discharge, release, or otherwise preclude: (1) any environmental liability to the United States that is not a claim; (2) any environmental claim of the United States arising on or after the Confirmation Date; (3) any environmental liability to the United States on the part of any Debtor or Reorganized Debtor as the owner or operator of real property after the Confirmation Date; or (4) any environmental liability to the United States on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in the Plan or Confirmation Order enjoin or otherwise bar the United States from asserting or enforcing, outside this Court, any liabilities described in this paragraph.  Notwithstanding any other provision in the Plan or Confirmation Order, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by the United States are discharged or otherwise barred by this Order, the Plan, or the Bankruptcy Code.

IT IS SO ORDERED.

Dated:	April 29, 2010
	Wilmington, Delaware	/s/ Christopher S. Sontchi
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

x

:
In re	:	Chapter 11
:
Premier International Holdings Inc., et al.,	:	Case No. 09-12019 (CSS)
:
Debtors.	:	(Jointly Administered)
:
x

DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Six Flags, Inc. and its affiliated debtors(1) propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I
DEFINITIONS AND INTERPRETATION

A.            Definitions.

As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

1.1           2010 Notes means those certain 8.875% unsecured notes due 2010 and issued by SFI under the 2010 Notes Indenture.

1.2           2010 Notes Indenture means that certain indenture, dated February 11, 2002 between SFI and The Bank of New York, pursuant to which the 2010 Notes were issued, as amended from time to time.

1.3           2013 Notes means those certain 9.75% unsecured notes due 2013 and issued by SFI under the 2013 Notes Indenture.

1.4           2013 Notes Indenture means that certain indenture, dated April 16, 2003, between SFI and The Bank of New York, pursuant to which the 2013 Notes were issued, as amended from time to time.

1.5           2014 Notes means those certain 9.625% unsecured notes due 2014 and issued by SFI under the 2014 Notes Indenture.

1.6           2014 Notes Indenture means that certain indenture, dated December 5, 2003, between SFI and The Bank of New York, pursuant to which the 2014 Notes were issued, as amended from time to time.

(1)           All of the Debtors are identified in Section 1.47 of this Plan.

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1.7           2015 Notes means those certain 4.5% convertible unsecured notes due 2015 and issued by SFI under the 2015 Notes Indenture.

1.8           2015 Notes Indenture means, together, that certain indenture, dated June 30, 1999, and that certain second supplemental indenture, dated November 19, 2004, between SFI and The Bank of New York, pursuant to which the 2015 Notes were issued, each as amended from time to time.

1.9           2016 Notes means those certain 12.25% unsecured notes due 2016 and issued by SFO under the 2016 Notes Indenture.

1.10         2016 Notes Indenture means that certain indenture, dated June 16, 2008, between SFO, as issuer, SFI, as guarantor, and HSBC Bank USA, N.A., as trustee, pursuant to which the 2016 Notes were issued, as amended from time to time.

1.11         Accredited Investor means an ‘accredited investor’ as defined in Rule 501(a) of Regulation D under the Securities Act.

1.12         Acquisition Parties means SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., SFOT Acquisition I, Inc., and SFOT Acquisition II, Inc.

1.13         Additional Equity Amount means an amount equal to $50 million.

1.14         Additional Equity Purchase means the purchase of Additional Equity Amount of New Common Stock by the Additional Equity Purchasers pursuant to Section 5.2(a) of the Plan at the same price per share as the Offering.

1.15         Additional Equity Purchasers means Stark Investments, Altai Capital Management, H Partners Management LLC, Bay Harbour Management LC, and Pentwater Capital Management LP or their Affiliates in accordance with the Backstop Commitment Agreement.

1.16         Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Cases Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ estates, (b) any actual and necessary costs and expenses of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Reorganization Cases, (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtors in the 20 days immediately prior to the Petition Date and sold to the Debtors in the ordinary course of the Debtors’ businesses, (e) any compensation for professional services rendered and reimbursement of expenses incurred, and (f) all reasonable and customary fees and expenses of the Indenture Trustee (including, without limitation, all reasonable fees and expenses of legal counsel), as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court.  Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 14.7 of this Plan.

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1.17         Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.18         Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in the Schedules (as such Schedules may be amended by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or contingent, and for which no contrary proof of Claim has been filed, (b) any timely filed proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted the Reorganized Debtors under Section 7.5 of this Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims.  Unless otherwise specified in the Plan or by order of the Bankruptcy Court, (i) Allowed Administrative Expense Claim or Allowed Claim shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date, and (ii) Allowed Claim shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.  For purposes of determining the amount of an Allowed Claim or an Allowed Administrative Expense Claim, there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.

1.19         Amended Existing TW Loan means that certain loan made by TW to the Acquisition Parties in the original principal amount of $52,507,000, which is evidenced by a promissory note dated as of May 15, 2009 (approximately $30.5 million principal amount of which was outstanding as of December 31, 2009), to enable the Acquisition Parties to fund 2009 ‘put’ obligations in respect of the Partnership Parks.

1.20         Amendment to TW Guarantee Agreement means Amendment No. 1 to Guarantee Agreement, the form of which shall be substantially in the form of the Draft Amendment to TW Guarantee Agreement, to be executed and delivered by each of Reorganized SFI, Reorganized SFO and Reorganized SFTP on the Effective Date.  Notwithstanding the foregoing, any material changes to the Draft Amendment to TW Guarantee Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.21         Amendment to TW Promissory Note means Amendment No. 1 to Promissory Note, the form of which shall be substantially in the form of the Draft Amendment to TW Promissory Note.  Notwithstanding the foregoing, any material changes to the Draft Amendment to TW Promissory Note shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

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1.22         Approval Order means that order, in form and substance satisfactory to the Debtors and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, authorizing and approving the Backstop Commitment Agreement.

1.23         Backstop Commitment Agreement means that certain commitment agreement executed by and between the Debtors and each of the Backstop Purchasers in connection with the Offering and the Other Offerings, which shall be included in a Plan Supplement.

1.24         Backstop Purchasers means those certain Persons signatory to the Backstop Commitment Agreement, each of which has agreed to backstop the Offering on the terms and subject to the conditions set forth in the Backstop Commitment Agreement.

1.25         Ballot means the form distributed to each holder of an Impaired Claim or Preconfirmation Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated an acceptance or rejection of the Plan.

1.26         Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.27         Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Cases.

1.28         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.

1.29         Benefit Plans means all employee benefit plans, policies and programs sponsored by any of the Debtors, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).

1.30         Business Day means any day other than a Saturday, Sunday, or a ‘legal holiday’ set forth in Bankruptcy Rule 9006(a).

1.31         Cash means legal tender of the United States of America.

1.32         Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Cases, including through the Effective Date.

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1.33         Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

1.34         Class means a category of holders of Claims or Preconfirmation Equity Interests set forth in Article IV of this Plan.

1.35         Collateral means any property or interest in property of the estates of the Debtors subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.36         Company means SFI and all of its Debtor and non-Debtor subsidiaries.

1.37         Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.38         Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.39         Confirmation Order means the order of the Bankruptcy Court confirming the Plan, in form and substance (i) reasonably satisfactory to the Debtors and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and (ii) satisfactory to Time Warner (to the extent set forth in the New TW Loan Documents).

1.40         Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

1.41         Continuing Guarantee Agreements means collectively, the Texas Guarantee Agreement and the Georgia Guarantee Agreement.

1.42         Conversion Agreement means the agreement of the Conversion Purchasers to effect the Conversion Purchase.

1.43         Conversion Amount means $19.5 million; provided, however, that such amount will be increased to $69.5 million upon the entry of an SFO Note Interest Order, if any, by the Bankruptcy Court.

1.44         Conversion Purchase means the assignment to SFI of that portion of the 2016 Notes held by the Conversion Purchasers for New Common Stock equal to the Conversion Amount pursuant to Section 5.2(a) of the Plan at the same price per share as the Offering pursuant to the Conversion Agreement.

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1.45         Conversion Purchasers means H Partners Management LLC and Bay Harbour Management LC and certain of their Affiliates.

1.46         Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.47         Debtors means each of Six Flags, Inc., Astroworld GP LLC, Astroworld LP, Astroworld LP LLC, Fiesta Texas, Inc., Funtime, Inc., Funtime Parks, Inc., Great America LLC, Great Escape Holding Inc., Great Escape Rides L.P., Great Escape Theme Park L.P., Hurricane Harbor GP LLC, Hurricane Harbor LP, Hurricane Harbor LP LLC, KKI, LLC, Magic Mountain LLC, Park Management Corp., PP Data Services Inc., Premier International Holdings Inc., Premier Parks of Colorado Inc., Premier Parks Holdings Inc., Premier Waterworld Sacramento Inc., Riverside Park Enterprises, Inc., SF HWP Management LLC, SFJ Management Inc., SFRCC Corp., Six Flags America LP, Six Flags America Property Corporation, Six Flags Great Adventure LLC, Six Flags Great Escape L.P., Six Flags Operations Inc., Six Flags Services, Inc., Six Flags Services of Illinois, Inc., Six Flags St. Louis LLC, Six Flags Theme Parks Inc., South Street Holdings LLC, and Stuart Amusement Company.

1.48         Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

1.49         Delayed Draw Equity Purchase means the purchase of $25.0 million of New Common Stock by the Delayed Draw Equity Purchasers pursuant to Section 5.2 of the Plan at the same price per share as the Offering in accordance with the Backstop Commitment Agreement.

1.50         Delayed Draw Equity Purchasers means Pentwater Capital Management LP or its Affiliates.

1.51         Direct Equity Purchase means the purchase of $100.0 million of New Common Stock by the Direct Equity Purchasers pursuant to Section 5.2 of the Plan for the Direct Equity Purchase Discount Price in accordance with the Backstop Commitment Agreement.

1.52         Direct Equity Purchasers means the Backstop Purchasers.

1.53         Direct Equity Purchase Discount Price means an amount of Cash equal to $75.0 million.

1.54         Disbursing Agent means Reorganized SFI or any other entity in its capacity as a disbursing agent under Sections 6.5 and 6.7 of this Plan.

1.55         Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and Schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

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1.56         Disclosure Statement Order means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Debtors and the Majority Backstop Purchasers, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

1.57         Disputed means, with reference to any Claim or portion thereof, any Claim against any Debtor which such Debtor, subject to the reasonable consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), believes is unliquidated, disputed or contingent, and which has not become Allowed in accordance with the Plan.

1.58         Distribution Date means the earliest of the following dates that occurs after any Claim is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date, or (c) a Final Distribution Date.

1.59         Distribution Pro Rata Share means, with respect to any distribution of New Common Stock to the holders of Allowed SFI Unsecured Claims as provided in Section 4.14(b) of this Plan, the ratio (expressed as a percentage) that the Allowed amount of such Allowed SFI Unsecured Claim bears to the aggregate amount of all Allowed SFI Unsecured Claims, as applicable, on each Distribution Date following such Claim’s allowance, which ratio shall be calculated as if no prior distributions had been made on account of such Claim.

1.60         Distribution Record Date means April 7, 2010.

1.61         Draft Amendment to TW Guarantee Agreement means the draft Amendment No. 1 to Guarantee Agreement among SFI, SFO, SFTP and TW, filed with the Court on February 11, 2010.

1.62         Draft Amendment to TW Promissory Note means the draft Amendment No. 1 to Promissory Note among the Acquisition Parties and TW, filed with the Court on February 11, 2010.

1.63         Draft Credit Agreement means the draft Credit Agreement among SFI, SFO, SFTP, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, filed with the Court on February 11, 2010.

1.64         Draft Guarantee and Collateral Agreement means the draft Guarantee and Collateral Agreement among the Debtors and JPMorgan Chase Bank, N.A., as Administrative Agent, in form and substance reasonably satisfactory to the Majority Backstop Purchasers, filed with the Court on February 11, 2010.

1.65         Draft New TW Loan Documents means (a) the Multiple Draw Term Credit Agreement among the Acquisition Parties and TW, and (b) the Guarantee Agreement among the Debtors and TW, in each case as filed with the Bankruptcy Court on February 11, 2010.

1.66         DTC means the Depository Trust Company.

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1.67         Effective Date means a Business Day selected by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 11.1 of this Plan shall have been satisfied or waived as provided in Section 11.2 of this Plan.

1.68         Eligible Holder means a holder of an Allowed SFI Note Claim who is an Accredited Investor as of the Offering Record Date.

1.69         Employment Agreements means those certain employment agreements entered into between Six Flags and each of Mark Shapiro, Jeffrey R. Speed, Louis Koskovolis, Mark Quenzel, Andrew M. Schleimer, Michael Antinoro and James Coughlin, each dated as of April 1, 2009.

1.70         Escrow Agreement means that certain Escrow Agreement, dated as of March 18, 2010, as may be amended from time to time, by and among the parties listed on Schedule I thereto and Wilmington Trust FSB, as escrow agent, which is attached hereto as Exhibit A.

1.71         Exculpated Parties means (i) the Debtors, (ii) the Prepetition Agent, (iii) the Prepetition Lenders, (iv) the Backstop Purchasers, (v) the Additional Equity Purchasers, (vi) the Conversion Purchasers, (vii) the Delayed Draw Equity Purchasers, (viii) the Direct Equity Purchasers, (ix) the SFI Noteholders Committee, (x) each Indenture Trustee, (xi) the Exit Facility Lenders, (xii) Time Warner, (xiii) the Creditors’ Committee and each present or former members of the Creditors’ Committee (but solely in their respective capacities as such) and (xiv) for each of (i) through (xiii), their respective directors, officers, partners, members, representatives, employees, attorneys, financial advisors and other professional advisors.

1.72         Executory Contracts means the various contracts and agreements to which the Debtors are a party.

1.73         Exit Facility Lenders means, collectively, the agents, arrangers and lenders under or with respect to the Exit Facility.

1.74         Exit Facility Loans means, collectively, the Exit Term Loans and Exit Revolving Loans.

1.75         Exit Facility Loan Documents means the documents governing the Exit Facility Loans.

1.76         Exit Loan Documents means the Exit Facility Loan Documents, Draft Amendment to TW Guarantee Agreement, Draft Amendment to TW Promissory Note and Draft New TW Loan Documents.

1.77         Exit Revolving Loans means the revolving loan facility up to $120.0 million to be obtained by the Debtors on the Effective Date and in connection with the Debtors’ emergence from chapter 11, on terms and conditions substantially the same as those set forth in

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the Draft Credit Agreement.  Notwithstanding the foregoing, any material changes to the Exit Revolving Loans from those set forth in the Draft Credit Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.78         Exit Term Loans means the terms loans to be funded on the Effective Date to implement the Plan comprising, together, the first lien term loan facility up to $770.0 million on terms and conditions substantially the same as those set forth in the Draft Credit Agreement and the $250.0 million second lien debt facility on terms and conditions substantially the same as those set forth in the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility.  Notwithstanding the foregoing, any material changes to the Exit Term Loans from those set forth in the Draft Credit Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.79         Final Distribution Date means a date after (a) the deadline for the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown.

1.80         Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

1.81         Funtime, Inc. Unsecured Claim means any Unsecured Claim or Claim of a governmental unit of the kind entitled to priority in payment as specified in section 502(i) and 507(a)(8) of the Bankruptcy Code against Funtime, Inc.

1.82         Georgia Guarantee Agreement means that certain General Continuing Guarantee, dated as of March 18, 1997, by SFTP and SFO, as successor to Six Flags Entertainment Corporation, in favor of Six Flags Fund, Ltd. SFG-I, LLC, and Six Flags Over Georgia, LLC.

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1.83         Impaired Claim means ‘impaired’ within the meaning of section 1124 of the Bankruptcy Code.

1.84         Indenture Trustee means the applicable indenture trustee for the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture, the 2015 Notes Indenture, and the 2016 Notes Indenture.

1.85         Indenture Trustee Fees and Expenses means any and all reasonable fees, expenses, disbursements and advances of each Indenture Trustee (and its counsel, with respect to the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes Indenture, Latham & Watkins LLP, and with respect to the 2016 Notes Indenture, Akin Gump Strauss Hauer & Feld LLP, Thompson Hine LLP and Drinker, Biddle & Reath LLP), in their respective capacities as Indenture Trustee, that are provided for under the respective Unsecured Notes Indentures (including, without limitation, in connection with service on the Creditors’ Committee and in connection with distributions under the Plan), which are incurred at any time prior to or after the Effective Date.

1.86         Insurance Policy means any policy of insurance under which any of the Debtors could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).

1.87         Insured Claim means that portion of any Claim arising from an incident or occurrence that occurred prior to the Effective Date: (i) as to which any Insurer is obligated pursuant to the terms, conditions, limitations, and exclusions of its Insurance Policy, to pay any cost, expense, judgment, settlement, or contractual obligation with respect to the Debtors, or (ii) that any Insurer otherwise agrees to pay as part of a settlement or compromise of a claim made under the applicable Insurance Policy.

1.88         Insurer means any company or other entity that issued, or is responsible for, an Insurance Policy.

1.89         Intercompany Claim means any Claim against any Debtor or Non-Debtor Subsidiary held by another Debtor or Non-Debtor Subsidiary.

1.90         LIBOR means, with respect to an interest rate, the London Inter-Bank Offered Rate.

1.91         Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.92         Local Bankruptcy Rules means the Local Bankruptcy Rules for the District of Delaware, as amended from time to time.

1.93         Long-Term Incentive Plan means, the incentive plan for management, selected employees and directors of Reorganized SFI, which shall be included in a Plan Supplement.

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1.94         Majority Backstop Purchasers means the Backstop Purchasers that collectively hold two thirds (2/3) of the aggregate backstop commitment as shall be set forth in the Backstop Commitment Agreement.

1.95         Make-Whole Claims means any Claim under the 2016 Notes for prepayment premiums, make-whole amounts, no-call damages or other similar Claims arising from the payment and/or treatment of the 2016 Notes under the Plan.

1.96         New Common Stock means the shares of common stock of Reorganized SFI authorized to be issued pursuant to Section 5.2 of this Plan.

1.97         New TW Loan means the $150,000,000 unsecured multi-draw term loan facility to be obtained by the Acquisition Parties and guaranteed by the Debtors on the Effective Date in connection with the Debtors’ emergence from chapter 11, on terms and conditions substantially the same as those set forth in the Draft New TW Loan Documents.  Notwithstanding the foregoing, any material changes to the New TW Loan from those set forth in the Draft New TW Loan Documents shall be subject to the approval of the Majority Backstop Purchasers.

1.98         New TW Loan Documents means the documents governing the New TW Loan to be agreed to with the Acquisition Parties, the Debtors and the New TW Lender; it being acknowledged and agreed that the Majority Backstop Purchasers shall have the right to approve any term or provision in the New TW Loan Documents that constitutes a material change to any term or condition set forth in the Draft New TW Loan Documents.

1.99         NewCo shall have the meaning set forth in Section 5.2.

1.100       Non-Debtor Subsidiary means any direct or indirect subsidiary of SFI that is not a Debtor.

1.101       Offering means the offering of New Common Stock, consistent with the terms of the Backstop Commitment Agreement, for the Offering Amount, which shall be made to each (i) Eligible Holder in respect of its SFI Participation Rights in its ratable share of the SFI Participation Rights Amount and (ii) of the Backstop Purchasers in the amount of the difference between the SFI Participation Rights Amount and the amount of New Common Stock actually purchased under clause (i) above.

1.102       Offering Amount means $505.5 million.

1.103       Offering Documents means the documents governing the Offering and, as applicable, the Other Offerings.

1.104       Offering Procedures means those certain rights offering procedures to be included in a Plan Supplement.

1.105       Offering Record Date means April 7, 2010.

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1.106       Other Offerings means the Direct Equity Purchase, the Additional Equity Purchase, the Delayed Draw Equity Purchase and the Conversion Purchase.

1.107       Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.

1.108       Other Secured Claim means any Secured Claim other than a Claim in Class 4 or Class 8.

1.109       Partnership Parks means the Six Flags Over Georgia, Six Flags White Water Atlanta and the Six Flags Over Texas theme parks.

1.110       Partnership Parks Claim means any Claim that is an SFTP Partnership Parks Claim, SFO Partnership Parks Claim or an SFI Partnership Parks Claim.

1.111       Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

1.112       Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation.  A Personal Injury Claim may also be an Insured Claim.

1.113       Petition Date means June 13, 2009, the date on which the Debtors commenced their Reorganization Cases.

1.114       PIERS means any preferred income equity redeemable shares issued by SFI and outstanding as of the Effective Date.

1.115       Plan means this Modified Fourth Amended Joint Plan of Reorganization, including, without limitation, the exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.116       Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in Section 14.6 of this Plan.

1.117       Postconfirmation Board means the board of directors of Reorganized SFI which shall be disclosed in the Plan Supplement.

1.118       Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for Reorganized SFI, the forms of which shall be in form and substance acceptable to the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and consistent with section 1123(a)(6) of the Bankruptcy Code.  The Postconfirmation Organizational Documents shall be included in the Plan Supplement.

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1.119       Preconfirmation Equity Interests means, collectively, the Preconfirmation SFI Equity Interests, the Preconfirmation SFO Equity Interests, the Preconfirmation SFTP Equity Interests, and the Preconfirmation Subsidiary Equity Interests in a Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.  For the avoidance of doubt, the Preconfirmation SFI Equity Interests shall include the PIERS.

1.120       Preconfirmation SFI Equity Interests means any instrument evidencing an ownership interest in SFI, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.121       Preconfirmation SFO Equity Interest means any instrument evidencing an ownership interest in SFO, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.122       Preconfirmation SFTP Equity Interest means any instrument evidencing an ownership interest in SFTP, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.123       Preconfirmation Subsidiary Equity Interests means any instrument evidencing an ownership interest in a Debtor other than SFI or SFO, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited, to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.  Each Preconfirmation Subsidiary Equity Interest shall be deemed Allowed under the Plan.

1.124       Prepetition Agent means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Prepetition Credit Agreement, or any successor administrative agent thereunder.

1.125       Prepetition Credit Agreement means that certain Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among:  SFI; SFO; SFTP, as primary borrower; certain foreign subsidiaries of SFTP, as borrowers; the Prepetition Lenders; Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper, Inc., as co-syndication agents; the Prepetition Agent; and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and

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Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, and all amendments, supplements, ancillary agreements (including but not limited to any and all notes, letters of credit, pledges, collateral agreements, intercreditor agreements, swaps and hedging agreements), side letters, financing statements, and other documents related thereto.

1.126       Prepetition Credit Agreement Claim means an SFTP Prepetition Credit Agreement Claim or an SFO Prepetition Credit Agreement Claim.

1.127       Prepetition Lender means the holder of a Prepetition Credit Agreement Claim.

1.128       Prepetition Period means the time period prior to the Petition Date.

1.129       Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, other than any such Claim against Funtime, Inc.

1.130       Pro Rata Share means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including, without limitation, Disputed Claims that have not been disallowed by a Final Order.

1.131       Registration Rights Agreement shall have the meaning set forth in Section 5.4 of this Plan.

1.132       Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Preconfirmation Equity Interest entitles the holder of such Claim or Preconfirmation Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Preconfirmation Equity Interest to demand or receive accelerated payment of such Claim or Preconfirmation Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Preconfirmation Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Preconfirmation Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Preconfirmation Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Preconfirmation Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Preconfirmation Equity Interest entitles the holder of such Claim or Preconfirmation Equity Interest.

1.133       Released Parties shall have the meaning set forth in Section 12.7 of this Plan.

1.134       Reorganization Cases means the jointly administered cases commenced by the Debtors under chapter 11 of the Bankruptcy Code.

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1.135       Reorganized Debtors means each of the Debtors on and after the Effective Date.

1.136       Reorganized SFI means SFI, on and after the Effective Date (the name of which shall be changed, as of the Effective Date, to Six Flags Entertainment Corporation).

1.137       Reorganized SFO means SFO, on and after the Effective Date.

1.138       Reorganized SFTP means SFTP, on and after the Effective Date.

1.139       Restructuring Transactions shall have the meaning set forth in Section 5.2.

1.140       Schedules means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and unexpired leases and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Cases, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.  For the avoidance of doubt, Schedules do not include any schedules or exhibits to this Plan or any Plan Supplement.

1.141       Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

1.142       Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).

1.143       Securities Act means the Securities Act of 1933, as amended.

1.144       Security means any instrument that qualifies as a “security” under section 2(a)(1) of the Securities Act.

1.145       SFI means Six Flags, Inc., a Delaware corporation.

1.146       SFI Note Claim means any Claim against SFI arising under or related to the SFI Notes or the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture or the 2015 Notes Indenture.

1.147       SFI Noteholder means a holder of an SFI Note.

1.148       SFI Noteholder Committee means the Ad Hoc Committee of SFI Noteholders in the Debtors’ chapter 11 cases.

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1.149       SFI Noteholder Fees and Expenses means the reasonable fees and expenses of the Backstop Purchasers and the SFI Noteholder Committee and their advisors, White & Case LLP, Bayard, P.A. and Chanin Capital Partners L.L.C., incurred in connection with the Debtors’ chapter 11 cases.

1.150       SFI Notes means, collectively, the 2010 Notes, the 2013 Notes, the 2014 Notes and the 2015 Notes.

1.151       SFI Participation Rights means the right of Eligible Holders of SFI Note Claims to purchase shares of the New Common Stock pursuant to the Offering in an aggregate amount not to exceed the SFI Participation Rights Amount.

1.152       SFI Participation Rights Amount means an amount equal to $505.5 million.

1.153       SFI Partnership Parks Claim means any Claim (i) arising under the guaranty by SFI of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFI and SFI’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.154       SFI TW Guaranty Claim means any Claim arising under the guaranty by SFI of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFO TW Guaranty Claim and SFTP TW Guaranty Claim.

1.155       SFI Unsecured Claim means any Unsecured Claim against SFI.  SFI Unsecured Claims include, without limitation, Claims arising under the 2010 Notes Indenture, 2013 Notes Indenture, 2014 Notes Indenture and 2015 Notes Indenture.

1.156       SFO means Six Flags Operations, Inc., a Delaware corporation.

1.157       SFO Cash Payment means Cash from the Offering equal to the SFO Deficiency Amount.

1.158       SFO Deficiency Amount means an amount equal to the difference between (i) the Allowed SFO Note Claims minus the Conversion Amount and (ii) the SFTP Residual Property; provided, however, that the Allowed SFO Note Claims shall not include any Make-Whole Claims.

1.159       SFO Note Claim means any Claim against SFO arising under or related to the 2016 Notes Indenture.  The SFO Note Claims are Allowed in the aggregate amount of $420,145,094.14; provided, however, that post petition interest shall be added to the Allowed SFO Unsecured Claims only if, and solely to the extent, the Bankruptcy Court enters an SFO Note Interest Order.

1.160       SFO Note Guaranty Claim means any Claim arising under the guaranty by SFI of obligations owed to holders of the 2016 Notes under the 2016 Notes Indenture.

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1.161       SFO Note Interest Order means a Final Order, which may be the Confirmation Order, determining that the holders of SFO Note Claims are entitled to receive postpetition interest from SFO on account of such Claims.

1.162       SFO Noteholder Committee means the informal committee of holders of 2016 Notes in the Debtors’ chapter 11 cases.

1.163       SFO Partnership Parks Claim means Claims (i) arising under the guaranty by SFO of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFO and SFO’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.164       SFO Prepetition Credit Agreement Claim means Claims held by the Prepetition Lenders and/or the Prepetition Agent, and all other Claims against SFO arising under the Prepetition Credit Agreement.

1.165       SFO TW Guaranty Claim means Claims arising under the guaranty by SFO of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFI TW Guaranty Claim and SFTP TW Guaranty Claim.

1.166       SFO Unsecured Claim means any Unsecured Claim against SFO.  SFO Unsecured Claims include, without limitation, SFO Note Claims.

1.167       SFTP means Six Flags Theme Parks, Inc. a Delaware corporation.

1.168       SFTP Purchase Price means an amount equal to $1,511,000,000.

1.169       SFTP and SFTP Subsidiary Unsecured Claim means Unsecured Claims against SFTP, SFTP’s subsidiaries (other than Funtime, Inc.), or PP Data Services Inc., other than an SFTP TW Guaranty Claim, an SFTP Partnership Parks Claim or a Funtime, Inc.  Unsecured Claim; provided that an Allowed Subsidiary Unsecured Claim shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of this Plan or otherwise.

1.170       SFTP Partnership Parks Claim means any Claim (i) arising under the guaranty by SFTP and SFTP’s subsidiaries of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFTP and SFTP’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.171       SFTP Prepetition Credit Agreement Claim means any Claim held by the Prepetition Lenders and/or the Prepetition Agent, and all other Claims against SFTP or SFTP’s subsidiaries arising under the Prepetition Credit Agreement.

1.172       SFTP Residual Property means the Cash held by SFTP and remaining after the satisfaction of all Allowed Claims against SFTP.

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1.173       SFTP Transfer has the meaning set forth in Section 5.2.

1.174       SFTP TW Guaranty Claim means any Claim arising under the guaranty by SFTP of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFO TW Guaranty Claim and SFI TW Guaranty Claim.

1.175       Subordinated Indemnity Agreement means that certain Subordinated Indemnity Agreement (as amended, modified or otherwise supplemented from time to time) entered into by and among SFI, Time Warner and an affiliate of Time Warner, dated as of April 1, 1998, the obligations of which are guaranteed by substantially all of SFI’s domestic subsidiaries.

1.176       Subordinated Securities Claim means any Claim arising from rescission of a purchase or sale of a Security (including any Preconfirmation Equity Interest) of the Debtors, for damages arising from the purchase or sale of such a Security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, as set forth in section 510(b) of the Bankruptcy Code.

1.177       Subsequent Distribution Date means the twentieth day after the end of each calendar quarter after the occurrence of the Effective Date.

1.178       Tax Code means the Internal Revenue Code of 1986, as amended.

1.179       Texas Guarantee Agreement means that certain General Continuing Guarantee, dated as of January 6, 1998, by SFTP and SFO, as successor to Six Flags Entertainment Corporation, in favor of Six Flags Over Texas Fund, Ltd., Flags’ Directors, LLC, and Six Flags Fund II, Ltd.

1.180       Time Warner means Historic TW Inc. and its subsidiaries and affiliates, including TW and Time Warner, Inc.

1.181       TW means TW-SF LLC, a Delaware limited liability company.

1.182       TW Guaranty Claim means any Claim that is an SFTP TW Guaranty Claim, SFO TW Guaranty Claim or SFI TW Guaranty Claim.

1.183       Unimpaired means, with respect to a Claim or Preconfirmation Equity Interest, that such Claim or Preconfirmation Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under this Plan.

1.184       Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

1.185       Unsecured Claim means any Claim against the Debtors other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, Prepetition Credit Agreement Claim, Subordinated Securities Claim or

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Intercompany Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of this Plan or otherwise.

1.186       Unsecured Notes means, collectively, the 2010 Notes, the 2013 Notes, the 2014 Notes, the 2015 Notes, and the 2016 Notes.

1.187       Unsecured Notes Indentures means, collectively, the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture, the 2015 Notes Indenture, and the 2016 Notes Indenture.

1.188       U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.

1.189       Voting Record Date means January 20, 2010.

B.            Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time.  The words ‘herein,’ ‘hereof,’ ‘hereto,’ ‘hereunder’ and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.  A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS

2.1           Administrative Expense Claims.

Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be paid in full and performed by the Debtors in Possession or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.  The reasonable, documented and unpaid fees and expenses of the Backstop Purchasers,

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including attorneys’ fees, shall be Allowed Administrative Expense Claims and shall be paid without the need for further filing of a proof of Claim and without the need for further Bankruptcy Court approval.

2.2           Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

2.3           Professional Compensation and Reimbursement Claims.

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

ARTICLE III
CLASSIFICATION OF CLAIMS AND
PRECONFIRMATION EQUITY INTERESTS, IMPAIRMENT AND VOTING

The following table (i) designates the classes of Claims against and Preconfirmation Equity Interests in the Debtors, (ii) specifies the classes of Claims and Preconfirmation Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) specifies the classes of Claims and Preconfirmation Equity Interests that are Unimpaired by the

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Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote

1	Other Priority Claims	Unimpaired	No (deemed to accept)
2	Secured Tax Claims	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4	SFTP Prepetition Credit Agreement Claims	Unimpaired	No (deemed to accept)
5	SFTP TW Guaranty Claims	Impaired	Yes
6	SFTP Partnership Parks Claims	Unimpaired	No (deemed to accept)
7	SFTP and SFTP Subsidiary Unsecured Claims	Unimpaired	No (deemed to accept)
8	SFO Prepetition Credit Agreement Claims	Impaired	Yes
9	SFO TW Guaranty Claims	Impaired	Yes
10	SFO Partnership Parks Claims	Unimpaired	No (deemed to accept)
11	SFO Unsecured Claims	Impaired(2)	Yes
12	SFI TW Guaranty Claims	Impaired	Yes
13	SFI Partnership Parks Claims	Unimpaired	No (deemed to accept)
14	SFI Unsecured Claims	Impaired	Yes
15	Funtime, Inc. Unsecured Claims	Impaired	No (deemed to reject)
16	Subordinated Securities Claims	Impaired	No (deemed to reject)
17	Preconfirmation Subsidiary Equity Interests	Unimpaired	No (deemed to accept)
17A	Preconfirmation SFTP Equity Interests	Unimpaired	No (deemed to accept)
18	Preconfirmation SFO Equity Interests	Unimpaired(2)	No (deemed to accept)
19	Preconfirmation SFI Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS AND
PRECONFIRMATION EQUITY INTERESTS

4.1           Other Priority Claims (Class 1).

(a)           Impairment and Voting.  Class 1 is Unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(2)  The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

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(b)           Distributions.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Distribution Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2           Secured Tax Claims (Class 2).

(a)           Impairment and Voting.  Class 2 is Unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (i) on the Distribution Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Secured Tax Claim or, (ii) commencing on the Distribution Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors to prepay the entire amount of the Allowed Secured Tax Claim.

4.3           Other Secured Claims (Class 3).

(a)           Impairment and Voting.  Class 3 is Unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (i) on the Distribution Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Distribution Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Distribution Date

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and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.4           SFTP Prepetition Credit Agreement Claims (Class 4).

(a)           Impairment and Voting.  Class 4 is Unimpaired by the Plan.  Each holder of an SFTP Prepetition Credit Agreement Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, each holder of an Allowed SFTP Prepetition Credit Agreement Claim shall be paid in full, in Cash, in complete satisfaction of such Allowed SFTP Prepetition Credit Agreement Claim.

4.5           SFTP TW Guaranty Claims (Class 5).

(a)           Impairment and Voting.  Class 5 is Impaired by the Plan.  Each holder of an SFTP TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFTP’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFTP in respect of the obligations under the Amended Existing TW Loan.

4.6           SFTP Partnership Parks Claims (Class 6).

(a)           Impairment and Voting.  Class 6 is Unimpaired by the Plan.  Each holder of an SFTP Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFTP’s guaranty of the obligations under the Subordinated Indemnity Agreement and the Continuing Guarantee Agreements shall be affirmed and continued by Reorganized SFTP.

4.7           SFTP and SFTP Subsidiary Unsecured Claims (Class 7).

(a)           Impairment and Voting.  Class 7 is Unimpaired by the Plan.  Each holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim agrees to a different treatment, at the option of the Majority Backstop Purchasers, or the Reorganized Debtors, in consultation with the Majority Backstop Purchasers, (i) each Allowed SFTP and SFTP Subsidiary Unsecured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) each holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim shall be paid in full in Cash on the Distribution Date or as soon thereafter as is practicable.

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4.8           SFO Prepetition Credit Agreement Claims (Class 8).

(a)           Impairment and Voting.  Class 8 is Impaired by the Plan.  Each holder of an SFO Prepetition Credit Agreement Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Prepetition Credit Agreement shall be discharged.  All Liens and security interests granted to secure such obligations, whether prior to or during the Reorganization Cases, shall be terminated and of no further force or effect.

4.9           SFO TW Guaranty Claims (Class 9).

(a)           Impairment and Voting.  Class 9 is Impaired by the Plan.  Each holder of an SFO TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFO in respect of the obligations under the Amended Existing TW Loan.

4.10         SFO Partnership Parks Claims (Class 10).

(a)           Impairment and Voting.  Class 10 is Unimpaired by the Plan.  Each holder of an SFO Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Subordinated Indemnity Agreement and the Continuing Guarantee Agreements shall be affirmed and continued by Reorganized SFO.

4.11         SFO Unsecured Claims (Class 11).

(a)           Impairment and Voting.  Class 11 is Impaired by the Plan.(3)  Each holder of an SFO Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, each holder of an Allowed SFO Unsecured Claim shall receive its Pro Rata Share of Cash in an amount equal to its Allowed SFO Unsecured Claims as determined by Final Order of the Bankruptcy Court or as agreed to by the Debtors, the Majority Backstop Purchasers and the SFO Noteholder Committee, in full and complete satisfaction of such Allowed SFO Unsecured Claims and the SFO Note Guaranty Claims; provided, however, that the Allowed SFO Unsecured Claims shall not include any Make-Whole Claims.  Notwithstanding the foregoing, the Reorganized Debtors shall pay, on or as soon as reasonably practicable after the Effective Date, all Indenture Trustee Fees and

(3) The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

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Expenses arising under the 2016 Notes Indenture, in its capacity as Indenture Trustee thereunder, in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the 2016 Notes.  Notwithstanding the foregoing, to the extent any Indenture Trustee Fees and Expenses arising under the 2016 Notes Indenture are not paid (including, without limitation, any fees or expenses incurred in connection with any unresolved litigation relating to any Disputed Claims), the Indenture Trustee for the 2016 Notes may assert its charging lien against any recoveries received on behalf of its holders for payment of such unpaid amounts.  The reasonable fees and expenses of legal and financial advisors of each of the SFO backstop purchasers solely to the extent provided in the order of the Bankruptcy Court approving such fees and in the SFO backstop commitment agreement, dated November 2, 2009, as amended.

4.12         SFI TW Guaranty Claims (Class 12).

(a)           Impairment and Voting.  Class 12 is Impaired by the Plan.  Each holder of an SFI TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFI’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFI in respect of the obligations under the Amended Existing TW Loan.

4.13         SFI Partnership Parks Claims (Class 13).

(a)           Impairment and Voting.  Class 13 is Unimpaired by the Plan.  Each holder of an SFI Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFI’s guaranty of the obligations under the Subordinated Indemnity Agreement shall be affirmed and continued by Reorganized SFI.

4.14         SFI Unsecured Claims (Class 14).

(a)           Impairment and Voting.  Class 14 is Impaired by the Plan.  Each holder of an SFI Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, in full and complete satisfaction of such SFI Unsecured Claim, each holder of an Allowed SFI Unsecured Claim shall receive its Distribution Pro Rata Share of 9.5% of the New Common Stock on a fully diluted basis reflecting all distributions of New Common Stock on the Effective Date (subject to dilution by the Long-Term Incentive Plan and the Delayed Draw Equity Purchase following the Effective Date).  In addition, each holder of an Allowed SFI Note Claim who is an Eligible Holder shall receive its Distribution Pro Rata Share of the SFI Participation Rights.

Notwithstanding the foregoing, the Reorganized Debtors shall pay, on or as soon as reasonably practicable after the Effective Date, all Indenture Trustee Fees and Expenses arising under the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes

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Indenture, in their capacities as Indenture Trustee thereunder, in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the SFI Unsecured Claims.  Notwithstanding the foregoing, to the extent any Indenture Trustee Fees and Expenses arising under the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes Indenture are not paid (including, without limitation, any fees or expenses incurred in connection with any unresolved litigation relating to any Disputed Claims), the Indenture Trustee for such notes may assert its charging lien against any recoveries received on behalf of its holders for payment of such unpaid amounts.

4.15         Funtime, Inc. Unsecured Claims (Class 15).

(a)           Impairment and Voting.  Class 15 is Impaired by the Plan.  Each holder of a Funtime, Inc. Unsecured Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Each holder of an Allowed Funtime, Inc. Unsecured Claim shall not receive or retain any interest or property under the Plan on account of such Allowed Funtime, Inc. Unsecured Claim.

4.16         Subordinated Securities Claims (Class 16).

(a)           Impairment and Voting.  Class 16 is Impaired by the Plan.  Each holder of a Subordinated Securities Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Each holder of an Allowed Subordinated Securities Claim will not receive or retain any interest or property under the Plan on account of such Allowed Subordinated Securities Claim.  The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

4.17         Preconfirmation Subsidiary Equity Interests (Class 17).

(a)           Impairment and Voting.  Class 17 is Unimpaired by the Plan.  Each holder of a Preconfirmation Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, Preconfirmation Subsidiary Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.18         Preconfirmation SFTP Equity Interests (Class 17A).

(a)           Impairment and Voting.  Class 17A is Unimpaired by the Plan, and each holder of a Preconfirmation SFTP Equity Interest is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

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(b)           Distributions.  On the Effective Date, Preconfirmation SFTP Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.19         Preconfirmation SFO Equity Interests (Class 18).

(a)           Impairment and Voting.  Class 18 is Unimpaired by the Plan, and each holder of a Preconfirmation SFO Equity Interest is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.(4)

(b)           Distributions.  On the Effective Date, the Preconfirmation SFO Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.20         Preconfirmation SFI Equity Interests (Class 19).

(a)           Impairment and Voting.  Class 19 is Impaired by the Plan.  Each holder of a Preconfirmation SFI Equity Interest is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, the Preconfirmation SFI Equity Interests shall be cancelled and the holders of Preconfirmation SFI Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Preconfirmation SFI Equity Interests under the Plan.

4.21         Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.

Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is within the Debtors’ self-insured retention.  Amounts in excess of the applicable self-insured retention amount shall be recoverable only from the available Insurer and the Debtors shall be discharged to the extent of any such excess.  Nothing in this Section 4.21 shall constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors’ Insurers.

4.22         Special Provision Regarding Unimpaired Claims.

Except as otherwise explicitly provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers may have, whether at law or in equity, with respect to any Unimpaired Claim.

(4) The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

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ARTICLE V
MEANS OF IMPLEMENTATION

5.1           Intercompany Claims.

Notwithstanding anything to the contrary herein, Intercompany Claims, at the election of the Reorganized Debtors, and with the consent of Time Warner (to the extent adversely affected thereby and which consent shall not be unreasonably withheld) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), holding such Claim, shall be (i) adjusted, released, waived and/or discharged as of the Effective Date, (ii) contributed to the capital of the obligor or (iii) Reinstated and left Unimpaired.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Reorganized Debtors.

5.2           Restructuring and Other Transactions.

(a)           Restructuring Transactions.  On the Effective Date, the following transactions (“Restructuring Transactions”) shall be effectuated in the order set forth below as follows:

(i)            All Preconfirmation SFI Equity Interests shall be cancelled and all property and assets of SFI shall vest in Reorganized SFI;

(ii)           the Offering shall be consummated and the Offering Amount shall be funded in full in Cash as set forth in Section 5.6 of the Plan;

(iii)          immediately thereafter, the Direct Equity Purchasers shall make the Direct Equity Purchase;

(iv)          immediately thereafter, the Additional Equity Purchasers shall make the Additional Equity Purchase;

(v)           immediately thereafter, the Conversion Purchasers shall make the Conversion Purchase;

(vi)          thereafter, Reorganized SFI will, on behalf of SFI, contribute all of the New Common Stock in Reorganized SFI to the applicable Disbursing Agent for distribution on behalf of SFI to the holders of Allowed SFI Unsecured Claims, respectively, and, together with the Distribution Pro Rata Share of the SFI Participation Rights to the extent such rights are duly exercised in accordance with the Offering, in full and complete satisfaction of the Reorganized Debtors’ obligations under Section 4.14 of the Plan;

(vii)         thereafter, on or before June 1, 2011, following approval by a majority of the members of the board of directors, the Delayed Draw Equity Purchasers shall make the Delayed Draw Equity Purchase; and

(viii)        if the Plan is not confirmed as to SFO, immediately thereafter, (1) Reorganized SFI shall create a new wholly-owned subsidiary (“NewCo”), (2) all

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of the property and assets of SFTP shall be transferred to NewCo (the “SFTP Transfer”) in accordance with section 1123(b)(4) of the Bankruptcy Code, (3) the SFTP Residual Property shall be distributed to SFO, and (4) Reorganized SFI shall contribute the SFO Cash Payment to SFO.

An aggregate amount of $655.5 million (which is the aggregate amount required to be funded pursuant to the Backstop Commitment Agreement, the Direct Equity Purchase, the Additional Equity Purchase and the Delayed Draw Equity Purchase) has been deposited into escrow by the respective Backstop Purchasers, the Direct Equity Purchasers, the Additional Equity Purchasers and the Delayed Draw Equity Purchasers pursuant to the Escrow Agreement; provided, however, that the $25 million of the $655.5 million deposited into escrow shall be released to the Delayed Draw Equity Purchasers upon execution of documents evidencing the Delayed Draw Equity Purchasers’ obligations under the Delayed Draw Equity Purchase.

(b)           Cancellation of Existing Securities and Agreements.  Except (i) as otherwise expressly provided in the Plan, (ii) with respect to Executory Contracts or unexpired leases that have been assumed by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), (iii) for purposes of evidencing a right to distributions under the Plan or (iv) with respect to any Claim that is Reinstated and rendered Unimpaired under the Plan, on the Effective Date, the Prepetition Credit Agreement, the Unsecured Notes Indentures and all Unsecured Notes issued thereunder, all Preconfirmation SFI Equity Interests and other instruments evidencing any Claims against the Debtors shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged; provided, however, that the Unsecured Notes and each Unsecured Note Indenture shall continue in effect solely for the purposes of (i) allowing each Indenture Trustee or its agents to make distributions to holders of Unsecured Notes; (ii) allowing holders of the Unsecured Notes to receive distributions hereunder; and (iii) preserving the rights and liens of each Indenture Trustee with respect to its respective Indenture Trustee Fees and Expenses to the extent not otherwise paid.  An Unsecured Note Indenture shall terminate completely upon the completion of all distributions to the holders of the applicable Unsecured Notes and the payment in full of the applicable Indenture Trustee Fees and Expenses.

(c)           Surrender of Existing Securities.  Subject to the rights of each Indenture Trustee to assert its respective charging lien to the extent its respective Indenture Trustee Fees and Expenses are not paid pursuant to the Plan, each holder of the Unsecured Notes shall surrender such note(s) to the Indenture Trustee, or in the event such note(s) are held in the name of, or by a nominee of, the DTC, the Disbursing Agent shall seek the cooperation of the DTC to provide appropriate instructions to the Indenture Trustee.  No distributions under the Plan shall be made for or on behalf of any such holder unless and until such note is received by the Indenture Trustee or appropriate instructions from the DTC shall be received by the Indenture Trustee, or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to (i) submit a lost instrument affidavit and an indemnity bond and (ii) hold the Debtors, the Reorganized Debtors, the Majority Backstop Purchasers, the Disbursing Agent and Indenture Trustee harmless in respect of such note and any distributions made in respect thereof.  Upon compliance with this Section 5.2(c) by a holder of any Unsecured Note, such holder shall, for all purposes

29

under the Plan, be deemed to have surrendered such note.  Any holder of Unsecured Notes that fails to surrender such note(s) or satisfactorily explain its nonavailability to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Plan.

(d)           Issuance of New Common Stock.  The issuance by Reorganized SFI of the New Common Stock on and after the Distribution Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Preconfirmation Equity Interests.  In compliance with section 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that Reorganized SFI shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.

(e)           Incurrence of New Indebtedness.  The Reorganized Debtors’ entry into the Exit Facility Loans and the New TW Loan Documents and the incurrence of indebtedness under the Exit Facility Loans on the Effective Date and the incurrence of the indebtedness under the New TW Loan on any funding date, is hereby authorized without the need for any further corporate action, except as set forth in the Exit Facility Loan Documents or the New TW Loan Documents, as the case may be, and without any further action by holders of Claims or equity interests.  Notwithstanding the foregoing, subject to the agreement of the Majority Backstop Purchasers that the Exit Facility Loans shall be on terms substantially similar to those being offered in the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility, as applicable, (i) any material changes to the terms and conditions of the Exit Facility Loan Documents from the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility, as applicable, and the Draft Guarantee and Collateral Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (ii) any material changes to the terms and conditions of the Amendment to TW Promissory Note and the Amendment to TW Guarantee Agreement from the Draft Amendment to TW Promissory Note and the Draft Amendment to TW Guarantee Agreement shall be subject to the approval of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and (iii) any material changes to the terms and conditions of the New TW Loan Documents from the Draft New TW Loan Documents shall be subject to the approval of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee.

5.3           Exemption from Securities Laws.

Subject to Section 5.4 hereof, and to the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Common Stock and any other securities pursuant to this Plan and any subsequent sales, resales, transfers or other distributions of such New Common Stock or other securities shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder; provided, however, that New Common Stock issued pursuant to the Offering and the Other Offerings will not be exempt from

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registration pursuant to section 1145 of the Bankruptcy Code.  Instead, such New Common Stock will be exempt from registration under the Securities Act by virtue of section 4(2) thereof and Regulation D promulgated thereunder.  Thus, the New Common Stock being issued in the Offering and the Other Offerings is “restricted securities” within the meaning of Rule 144 under the Securities Act and accordingly may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred except in transactions that are exempt from, or in transactions not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws.  The New Common Stock issued in the Offering shall bear a legend restricting their transferability until no longer required under applicable requirements of the Securities Act and state securities laws.

5.4           Registration Rights Agreement and Securities Exchange Listing.

On the Effective Date, Reorganized SFI expects to enter into a registration rights agreement (the “Registration Rights Agreement”), in form and substance acceptable to the Majority Backstop Purchasers, with each holder of greater than 5%, on a fully diluted basis, of the New Common Stock.  Pursuant to the Registration Rights Agreement, holders collectively owning at least 20% of the outstanding shares of the New Common Stock party thereto would have the right to require Reorganized SFI to effect certain registered offerings of such holders’ New Common Stock acquired pursuant to the Plan or the Offering, on terms and conditions to be negotiated and reflected in such Registration Rights Agreement.  Holders of the New Common Stock entitled to demand such registrations shall be entitled to request an aggregate of three (3) such registrations (or such provisions that the Postconfirmation Board adopts), and shall have customary piggyback registration rights.  A form of the Registration Rights Agreement will be included in a Plan Supplement.  Subject to meeting applicable listing standards, Reorganized SFI will seek to list the New Common Stock issued on the Effective Date for trading on a national securities exchange following the Effective Date.

5.5           Continued Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.  Notwithstanding the foregoing, on or as of the Effective Date, or as soon as practicable thereafter, and without the need for any further action, the Reorganized Debtors may: (i) cause any or all of the Reorganized Debtors to be merged into one or more of the Reorganized Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized Debtors, or (iii) engage in any other transaction in furtherance of the Plan.

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5.6           The Offering.

(a)           Use of the Offering Proceeds.  The proceeds of the Offering, the Other Offerings and the Exit Facility Loans will be used to make payments required to be made on and after the Effective Date under the Plan, including, without limitation, repayment of all amounts owing under the Prepetition Credit Agreement, the SFTP Residual Property and SFO Cash Payment.

(b)           The Offering Procedures.  The Offering Documents shall be in a form and substance satisfactory to the Debtors and the Majority Backstop Purchasers.  The Offering shall occur as required by the Backstop Commitment Agreement.  Subject to the terms of the applicable Offering Procedures, Eligible Holders of Allowed SFI Note Claims will be entitled to subscribe for and acquire their Distribution Pro Rata Share of their SFI Participation Rights in the SFI Participation Rights Amount.

(c)           The Offering Backstop.  The Backstop Purchasers have agreed to backstop the Offering in an amount not to exceed the difference between the SFI Participation Rights Amount and the amount of New Common Stock actually purchased pursuant to the Offering by Eligible Holders of SFI Participation Rights in accordance with the terms of the Backstop Commitment Agreement.

(d)           SFI Noteholder Fees and Expenses. The Reorganized Debtors shall pay on or as soon as reasonably practicable after the Effective Date, the SFI Noteholder Fees and Expenses in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the SFI Note Claims.

5.7           The SFO Note Guaranty Claim.

The SFO Note Guaranty Claim shall be deemed satisfied in full in Cash from the payment to SFO of the SFTP Residual Property and the SFO Cash Payment under the Plan.

ARTICLE VI
PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

6.1           Voting of Claims.

Each holder of an Allowed Claim in an Impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III and Article IV of this Plan, shall be entitled to vote separately to accept or reject the Plan, as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order of the Bankruptcy Court.

6.2           Nonconsensual Confirmation.

If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors, with the

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consent of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), reserve the right to amend the Plan in accordance with Section 14.4 of this Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to impaired Classes of claims that are deemed to reject the Plan, the Debtors may request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

6.3           Distributions on Allowed Unsecured Claims.

Distributions with respect to holders of Allowed Unsecured Claims shall only be made on each Distribution Date.  All Allowed Unsecured Claims held by a single creditor against a single Debtor shall be aggregated and treated as a single Claim against such Debtor.  At the written request of the Reorganized Debtors or the Disbursing Agent, any creditor holding multiple Allowed Unsecured Claims shall provide to the Reorganized Debtors or the Disbursing Agent, as the case may be, a single address to which any distributions shall be sent.

6.4           Date of Distributions.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.5           Disbursing Agent.

All distributions under the Plan shall be made by Reorganized SFI as Disbursing Agent or such other entity designated by Reorganized SFI as a Disbursing Agent.  No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties.

6.6           Expenses of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including, without limitation, taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7           Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.  In furtherance of the rights and powers of the Disbursing Agent, the Disbursing Agent shall have no duty or obligation to make distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Disbursing Agent, any documents applicable to such distributions.

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6.8           Delivery of Distributions.

(a)           Distributions to Last Known Address.  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules.  Nothing in this Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

(b)           Distributions to Indenture Trustee.  The respective Indenture Trustees shall be the Disbursing Agents for the SFI Unsecured Claims or SFO Unsecured Claims, as may be applicable.  Accordingly, distributions for the benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture.  The respective Indenture Trustees shall, in turn, promptly administer the distribution to the holders of such Allowed Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.  The distribution of New Common Stock to the respective Indenture Trustees shall be deemed a distribution to the respective holder of an Allowed Claim.  Upon delivery of the distributions required under the Plan to the Indenture Trustee, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(c)           Distributions to Prepetition Agent.  The Prepetition Agent shall be the Disbursing Agent for the holders of Class 4 SFTP Prepetition Credit Agreement Claims and Class 8 SFO Prepetition Credit Agreement Claims.  Accordingly, distributions for the benefit of the holders of Class 4 and Class 8 Claims shall be made to the Prepetition Agent.  The Prepetition Agent shall, in turn, promptly administer the distribution to the holders of Allowed Claims in Class 4 and Class 8, in accordance with the Plan and the Prepetition Credit Agreement.  The issuance, execution and delivery of Exit Facility Loan Documents, shall be deemed a distribution to the respective holders of Allowed Claims in Class 4 and Class 8.  Upon delivery of the distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

6.9           Unclaimed Distributions.

All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revest in the Reorganized Debtors and any entitlement of any holder of any Claims to such distributions shall be extinguished and forever barred.

6.10         Distribution Record Date.

The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited.  The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.

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6.11         Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.  All distributions of Cash, New Common Stock and Subscription Rights (as such term is defined in the Offering Procedures), as applicable, to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Debtor.

6.12         No Fractional Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional shares.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number, with no further payment therefor.  The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

6.13         Limitation on Cash Distributions.

No payment of Cash less than one-hundred dollars ($100) shall be made to any holder of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtors.

6.14         Setoffs and Recoupment.

The Debtors may, but shall not be required to, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim they may have against such claimant.

6.15         Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

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ARTICLE VII
PROCEDURES FOR TREATING DISPUTED
CLAIMS UNDER PLAN OF REORGANIZATION

7.1           Objections.

As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtors may be interposed and prosecuted only by the Reorganized Debtors.  Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtors’ objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (x) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (y) that are not otherwise subject to adjustment, expunction or disallowance pursuant to Sections 7.2, 7.8, 7.9, 7.11 and 7.12 of this Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed.  Nothing herein shall affect the Debtors’ or the Reorganized Debtors’ ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.

7.2           Adjustment to Certain Claims Without a Filed Objection.

Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.  In addition, all Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

7.3           No Distributions Pending Allowance.

Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.

7.4           Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.

7.5           Resolution of Administrative Expense Claims and Claims.

On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense

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Claims and Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtors without approval of the Bankruptcy Court.

7.6           Estimation of Claims.

The Debtors, with the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld), or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, with the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld), or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.7           Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order, or applicable bankruptcy and non-bankruptcy law.

7.8           Disallowance of Certain Claims.

Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Person have been turned over or paid to the Reorganized Debtors.

7.9           Indenture Trustee as Claim Holder.

Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proofs of Claim timely filed by any Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures.  Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, shall be disallowed as

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duplicative of the Claim of the applicable Indenture Trustee, without any further action of the Bankruptcy Court.

7.10         Offer of Judgment.

The Reorganized Debtors are authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment.  To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled, in consultation with the Majority Backstop Purchasers, to set off such amounts against the amount of any distribution to be paid to such holder without any further notice to or action, order or approval of the Bankruptcy Court.

7.11         Amendments to Claims.

On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.

7.12         Claims Paid and Payable by Third Parties.

A Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such Insurers’ agreement, such Claim may be expunged from the Claims register without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

7.13         Personal Injury Claims.

All Personal Injury Claims are Disputed Claims.  No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Reorganization Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.

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ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1           Assumption or Rejection of Executory Contracts and Unexpired Leases.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all Executory Contracts and unexpired leases that exist between the Debtors and any Person or entity shall be deemed assumed by the Debtors as of the Effective Date, except for any Executory Contract or unexpired lease (1) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (2) as to which a motion for approval of the rejection of such Executory Contract or unexpired lease has been filed and served prior to the Effective Date, or (3) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (Executory Contracts) or 8.1(B) (Unexpired Leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), reserve the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any Executory Contract or unexpired lease therefrom or add any Executory Contract or unexpired lease thereto, in which event such Executory Contract(s) or unexpired lease(s) shall be deemed to be, respectively, either assumed or rejected as of the Effective Date.  The Debtors shall provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the Executory Contracts and unexpired leases affected thereby.  The listing of a document on Schedules 8.1(A) or 8.1(B) shall not constitute an admission by the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers that such document is an Executory Contract or an unexpired lease or that the Debtors have any liability thereunder.

8.2           Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Executory Contracts and unexpired leases assumed pursuant to Section 8.1 of this Plan, and of the rejection of the Executory Contracts and unexpired leases rejected pursuant to Section 8.1 of this Plan.

8.3           Inclusiveness.

Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each Executory Contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B).

8.4           Cure of Defaults.

Except to the extent that a different treatment has been agreed to by the parties, within thirty days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any Executory Contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  Notwithstanding Section 8.1 hereof, the Reorganized

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Debtors, subject to the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), shall retain their rights to reject any of the Debtors’ Executory Contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtors shall make their election to reject such Executory Contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.

8.5           Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Proofs of Claim for damages arising out of the rejection of an Executory Contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than thirty days after the later of (a) notice of entry of an order approving the rejection of such Executory Contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or 8.1(B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the election of the Debtors or the Reorganized Debtors (subject to the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld)) to reject under Section 8.4 of this Plan.  All such proofs of Claim not filed within such time shall be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

8.6           Indemnification Obligations.

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse or limit the liability (i) of directors, officers or employees who are directors, officers or employees of the Debtors on or after the Confirmation Date, respectively, against any claims or causes of action as provided in the Debtors’ articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law and (ii) arising under the Prepetition Credit Agreement shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

8.7           Insurance Policies.

Unless specifically rejected by a prior order of the Bankruptcy Court, all of the Debtors’ Insurance Policies which are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan.  Nothing contained in this Section 8.7 shall constitute or be deemed a waiver of any cause of action that the Debtors or Reorganized Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ Insurance Policies.

Notwithstanding anything to the contrary in the Disclosure Statement, this Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release): (a) nothing therein, amends, modifies, waives or impairs the terms of the insurance policies and agreements and the rights and

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obligations of the parties thereunder, (b) the Reorganized Debtors shall be liable for all of the Debtors’ obligations and liabilities, whether now existing or hereafter arising, under the Insurance Policies and agreements, (c) the claims of the insurers against the Debtors arising under insurance policies and related agreements (i) shall be Allowed Administrative Expense Claims, (ii) shall be due and payable in the ordinary course of business by the Debtors (or after the Effective Date, by the Reorganized Debtors) pursuant to the terms of the insurance policies and agreements and (iii) shall not be discharged or released by the Plan or the Confirmation Order without the requirement to file or serve a request for payment of any Administrative Expense Claim, and (d) nothing therein limits, diminishes, or otherwise alters or impairs the Debtors’, Reorganized Debtors’ and/or the Insurers’ defenses, claims, causes of action, or other rights under applicable non-bankruptcy law with respect to the insurance policies and related agreements.

8.8           Benefit Plans.

Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtors shall continue to honor, in the ordinary course of business, the Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.

8.9           Retiree Benefits.

Unless rejected by order of the Bankruptcy Court, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

ARTICLE IX
[INTENTIONALLY OMITTED]

ARTICLE X
CORPORATE GOVERNANCE AND MANAGEMENT
OF THE REORGANIZED DEBTORS

10.1         General.

On the Effective Date, the management, control and operation of Reorganized SFI and the other Reorganized Debtors shall become the general responsibility of the Postconfirmation Board.

10.2         Postconfirmation Board.

Reorganized SFI shall have a new board of directors, which shall consist of nine (9) directors (three (3) of which shall be independent as defined by the New York Stock Exchange).  The

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Majority Backstop Purchasers shall select six (6) directors to the Postconfirmation Board (at least one (1) of which shall be independent), and one (1) director, which shall be independent, shall be selected by the Creditors’ Committee (such selections, in each case, to be made after consideration of preconfirmation directors designated by Mark Shapiro to serve in such capacity).  In addition, Mr. Shapiro shall serve as an initial director and shall be entitled to appoint the remaining director; provided, however, that such remaining director shall not be Daniel M. Snyder without the consent of the Majority Backstop Purchasers. Independent directors (including the designation and appointment, or qualification, of a third independent director), to the extent required by the New York Stock Exchange, shall be qualified to serve on Reorganized SFI’s audit committee. All directors on the Postconfirmation Board shall stand for election annually.  The individuals selected by the Majority Backstop Purchasers and the Creditors’ Committee to serve on the initial Postconfirmation Board shall be listed in the Plan Supplement.

10.3         Filing of Postconfirmation Organizational Documents.

On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtors will file their Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in their respective jurisdictions of incorporation or establishment.

10.4         Officers of the Reorganized Debtors.

The officers of the Debtors immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtors on and after the Effective Date.  Such officers will serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors and the Postconfirmation Organizational Documents.  Mr. Shapiro’s Employment Agreement shall be amended and restated prior to the Effective Date (in the form attached hereto as Exhibit B), and such amended and restated employment agreement shall be assumed by the Debtors and become effective as of the Effective Date.  The Employment Agreements, other than Mr. Shapiro’s, shall be amended prior to the Effective Date (in the respective forms attached hereto as Exhibit C), and such amended employment agreements shall be assumed by the Debtors and become effective as of the Effective Date.

10.5         Long-Term Incentive Plan.

As of the Effective Date, the Debtors shall implement a management incentive plan for management, selected employees and directors of Reorganized SFI, providing incentive compensation in the form of stock options and/or restricted stock in Reorganized SFI equal to 15% of the New Common Stock, determined on a fully diluted basis (calculated as of the Effective Date after giving effect to the issuance of all New Common Stock hereunder, including, but not limited to, the Offering and the Other Offerings (including the Delayed Draw Equity Purchase)), comprised of at least 5% in the form of restricted stock and up to 10% in the form of options, the vesting and allocation of which shall be determined by mutual agreement of the chief executive officer of Reorganized SFI and the Postconfirmation Board.

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The solicitation of votes on the Plan will include, and will be deemed to be, a solicitation for approval of the Long-Term Incentive Plan and the initial grants made thereunder.  Entry of the Confirmation Order will constitute approval of the Long-Term Incentive Plan.

10.6         Directors & Officers Insurance.

In addition to the Reorganized Debtors assuming all existing common law, contractual, and statutory indemnification obligations, including, without limitation, those included in the constitutive documents, of the Debtors in favor of the directors and officers as described in Section 8.2 of this Plan, the Reorganized Debtors may purchase director and officer liability insurance for the directors and officers of the Reorganized Debtors (in form and substance satisfactory to the Postconfirmation Board).

10.7         Name of Reorganized SFI.

On the Effective Date and as reflected in the Postconfirmation Organizational Documents, Reorganized SFI shall be named “Six Flags Entertainment Corporation.”

ARTICLE XI
CONDITIONS PRECEDENT TO EFFECTIVE DATE

11.1         Conditions Precedent to Effectiveness.

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with Section 11.2 of this Plan:

(a)           The Confirmation Order, in form and substance acceptable to (i) Time Warner (to the extent set forth in the New TW Loan Documents) and (ii) the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee, shall (x) contain an express determination by the Bankruptcy Court that the Allowed SFO Note Claims do not include any Make-Whole Claims; and (y) have been entered by April 30, 2010, and such order is not subject to any stay;

(b)           The conditions precedent to the effectiveness of the Exit Facility Loans and the New TW Loan are satisfied or waived by the parties thereto and the Reorganized Debtors have access to funding under the Exit Facility Loans and the New TW Loan;

(c)           The Offering and the Other Offerings (except the Delayed Draw Equity Purchase) shall have been consummated, including the execution of the Offering Documents;

(d)           All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance acceptable to the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee;

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(e)           All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(f)            All conditions set forth in the Backstop Commitment Agreement have been satisfied or waived by the Majority Backstop Purchasers.

11.2         Waiver of Conditions.

Each of the conditions precedent in Section 11.1 hereof may be waived, in whole or in part, by the Debtors with the prior written consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld) and after consultation with the Creditors’ Committee; provided that (a) in no event shall the conditions set forth in clauses (a)(i) and (b) of Section 11.1 be waived without the consent of Time Warner (with respect to clause (b), only to the extent set forth in the New TW Loan Documents).  Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action on the part of the Bankruptcy Court.

11.3         Satisfaction of Conditions.

Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  In the event that one or more of the conditions specified in Section 11.1 hereof have not occurred or otherwise been waived pursuant to Section 11.2 hereof, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and interests, including any Preconfirmation Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims and Preconfirmation Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Preconfirmation Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

ARTICLE XII
EFFECT OF CONFIRMATION

12.1         Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan.  From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

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12.2         Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Preconfirmation Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests, including any Preconfirmation Equity Interest, of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

12.3         Discharge of Claims and Termination of Preconfirmation Equity Interests.

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Preconfirmation SFI Equity Interests, and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and all Preconfirmation SFI Equity Interests shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Preconfirmation SFI Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Preconfirmation SFI Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

12.4         Discharge of Debtors.

Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Preconfirmation SFI Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Preconfirmation SFI Equity Interests, Preconfirmation SFO Equity Interests and Preconfirmation SFTP Equity Interests, as the case may be, that arose prior to the Effective Date.  Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Preconfirmation SFI Equity Interests in the Debtors.

12.5         Reservation of Causes of Action/Reservation of Rights.

Except as expressly released or exculpated hereunder, nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers may have or may choose to assert against any Person.

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12.6         Exculpation.

None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Cases), shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

12.7         Limited Releases.

Except as otherwise expressly provided or contemplated by the Plan, the Plan Supplement or the Confirmation Order, effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services of and other forms of consideration being provided by (a) the Debtors; (b) the Prepetition Agent; (c) the Prepetition Lenders; (d) the Backstop Purchasers; (e) the Additional Equity Purchasers; (f) the Direct Equity Purchasers; (g) the Conversion Purchasers; (h) the Delayed Draw Equity Purchasers; (i) the SFI Noteholder Committee; (j) each Indenture Trustee; (k) the Exit Facility Lenders; (l) Time Warner, other than claims arising from or with respect to ordinary course of business arrangements among SFI and its affiliates, on the one hand, and Time Warner, on the other hand, including without limitation, advertising, marketing, or similar commercial arrangements and any trade payables with respect thereto; (m) the Creditors’ Committee and present or former members of the Creditors’ Committee (but solely in their capacity as such); and (n) for subsections (a) through (m), each of their respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives who acted in such capacities after the Petition Date (the parties set forth in subsections (a) through (n), being the “Released Parties”), the Debtors, their respective chapter 11 estates and the Reorganized Debtors and all holders of Claims that accept the Plan or are deemed to accept the Plan shall release, waive and discharge unconditionally and forever each of the Released Parties from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to any of the Debtors or any of their direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of these Reorganization Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct or the gross negligence of any Released Party unless such Released Party acted in good faith and in a manner that such Released Party reasonably believed to be in or not opposed to the

46

best interests of the Debtors, and with respect to any criminal action or proceeding, had no reasonable cause to believe such Released Party’s conduct was unlawful; provided, however, that the foregoing shall not operate as a waiver or release of any rights or obligations arising from and after the Effective Date in respect of any agreements entered into or reaffirmed hereunder as of or following the Effective Date.

12.8         Avoidance Actions/Objections.

Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

12.9         Injunction or Stay.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against, or Preconfirmation SFI Equity Interests in, the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Preconfirmation SFI Equity Interest against any of the Reorganized Debtors or any of the Released Parties, to the extent of the release provided for in Section 12.7 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 12.7 hereof, with respect to such Claim or Preconfirmation SFI Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 12.7 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties with respect to such Claim or Preconfirmation SFI Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 12.7 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties with respect to such Claim or Preconfirmation SFI Equity Interest and (e) pursuing any Claim released pursuant to the Plan.

Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

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ARTICLE XIII
RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a)           To hear and determine pending applications for the assumption or rejection of Executory Contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

(b)           To determine any and all adversary proceedings, applications and contested matters;

(c)           To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(d)           To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part or disputes related to the distribution of the New Common Stock or cash pursuant hereto and to ensure that the distributions contemplated hereunder are accomplished as provided herein;

(e)           To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(f)            To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)           To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)           To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court; provided, however, that any dispute arising under or in connection with the Exit Facility Loans and the New TW Loan shall be determined in accordance with the governing law designated by the applicable documents;

(i)            To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld)), prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code;

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(j)            To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(k)           To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(l)            To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)          To hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(n)           To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

(o)           To enter a final decree closing the Reorganization Cases; and

(p)           To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1         Effectuating Documents and Further Transactions.

On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance reasonably satisfactory to the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (which consent shall not be unreasonably withheld, except with respect to any provision in the Plan or action or inaction of the Debtors pursuant to the Plan under which the consent rights of the Majority Backstop Purchasers are not subject to a reasonableness requirement, in which case the consent of the Majority Backstop Purchasers shall not be subject to a reasonableness requirement).  The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

14.2         Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local

49

taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

14.3         Corporate Action.

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the managers or directors of one or more of the Debtors or Reorganized Debtors, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated or established, without any requirement of further action by the managers or directors of the Debtors or the Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of the state in which each such entity is (or shall be) organized, in accordance with the applicable general business law of each such jurisdiction.

14.4         Modification of Plan.

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, but only after consultation with and consent to such alteration, amendment or modification by Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld); provided, however, that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtors have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, but only after consultation with and consent to such alteration, amendment or modification by Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld); provided, further, that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

Prior to the Effective Date, the Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), may make appropriate technical adjustments and modifications to the Plan without further order or approval

50

of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Preconfirmation Equity Interests.

14.5         Revocation or Withdrawal of the Plan.

The Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee (which consent shall not be unreasonably withheld), reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors in accordance with this Section 14.5, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Preconfirmation Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

14.6         Plan Supplement.

Any Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the date scheduled for hearing on confirmation of the Plan, provided that the documents included therein may thereafter be amended and supplemented, subject to the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims.  The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

14.7         Payment of Statutory Fees.

On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash.  Following the Effective Date, all such fees shall be paid by the applicable Reorganized Debtor until the earlier of the conversion or dismissal of the applicable Reorganization Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.

14.8         Dissolution of the Creditors’ Committee.

On the Effective Date, except as provided below, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate, except for (i) purposes of filing and

51

prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, and (ii) participating in any appeal of the Confirmation Order which may be filed by a party other than the Creditors’ Committee.  On or before the Effective Date, the Creditors’ Committee shall dismiss, with prejudice, its pending appeal of the Bankruptcy Court’s order denying its request to compel disclosure from the informal committee of holders of the 2016 Notes under Bankruptcy Rule 9019.

14.9         Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of the New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

14.10       Expedited Tax Determination.

The Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.

14.11       Exhibits/Schedules.

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

14.12       Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

14.13       Severability of Plan Provisions.

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, at the request of the Debtors, subject to the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld, except with respect to any provision in the Plan or action or inaction of the Debtors pursuant to the Plan under which the consent rights of the Majority Backstop Purchasers are not subject to a reasonableness requirement, in which case the consent of the Majority Backstop Purchasers shall not be subject to a reasonableness requirement), have the power to alter and interpret such term or provision to make it valid or enforceable to the

52

maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

14.14       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of law.

14.15       Conflicts.

Except as set forth in this Plan, to the extent that any provision of the Disclosure Statement conflicts with or is in, any way inconsistent with any provision of the Plan, the Plan shall govern and control.

14.16       Notices.

All notices, requests and demands to or upon the Debtors and the Majority Backstop Purchasers must be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided under the Plan, will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

SIX FLAGS, INC.
1540 Broadway
New York, NY 10036
Attn:  James Coughlin
Telephone:  (212) 652-9380
Facsimile:  (212) 354-3089

with a copy to:

On behalf of the Debtors

PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 North Wacker Drive, 30th Floor
Chicago, Illinois 60606
Telephone:  (312) 499 -6000
Facsimile:  (312) 499-6100
Attn:  Paul E. Harner

53

Steven T. Catlett

- and -

PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, New York 10022
Telephone:  (212) 318-6000
Facsimile:  (212) 319-4090
Attn:  William F. Schwitter

- and -

RICHARDS, LAYTON & FINGER, PA.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701
Attn:  Daniel J. DeFranceschi

- and -

On behalf of the Majority Backstop Purchasers

WHITE & CASE, LLP
Wachovia Financial Center

200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131

Telephone:  (305) 371-2700
Facsimile:  (305) 358-5744
Attn: Thomas E Lauria

John K. Cunningham

-and-

BAYARD, P.A.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

Telephone: (302) 655-5000

Facsimile:  (302) 658-6395

Attn:  Neil Glassman
          GianClaudio Finizio

54

On behalf of the Official Committee of Unsecured Creditors

BROWN RUDNICK LLP

One Financial Center

Boston, MA 02111

Telephone:  (617) 856-8587

Attn:  Steven B. Levine

-   and —

BROWN RUDNICK LLP

Seven Times Square

New York, NY 10036

Attn:  Andrew S. Dash

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Dated:  April 1, 2010

Respectfully submitted,

Six Flags, Inc., et al.
(for itself and on behalf of each of the other Debtors)

By:	/s/ Jeffrey R. Speed
	Name:	Jeffrey R. Speed
	Title:	Chief Financial Officer

Exhibit A

AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDED AND RESTATED ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of March 29, 2010, by and among the parties listed on Schedule I hereto (collectively, the “Backstop Parties”) and Wilmington Trust FSB (the “Escrow Agent”). Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Equity Commitment Agreement (as defined below).  Immediately upon the execution by the Backstop Parties and the Escrow Agent of this Escrow Agreement, each and all of the terms and conditions of the agreement (the “Original Escrow Agreement”), dated March 18, 2010 shall be amended and restated in their entirety as set forth herein and the Original Escrow Agreement shall be terminated and shall be of no further force or effect.

WHEREAS, the Backstop Parties have agreed to deposit in escrow certain funds in accordance with the terms of that certain Amended Equity Commitment Agreement (the “Equity Commitment Agreement”), dated March 18, 2010, by and among the Backstop Parties and Six Flags, Inc. (the “Debtor”), and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.  Under the Original Escrow Agreement, the Backstop Parties appointed the Escrow Agent as their escrow agent for the purposes set forth therein.  The Backstop Parties hereby reaffirm such appointment for the purposes set forth herein and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Fund.  Pursuant to the Original Escrow Agreement, each Backstop Party agreed to deposit and deposited into an escrow account (the “Escrow Account”) with the Escrow Agent (i) the amount set forth opposite its name under the column entitled Offering Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $505,500,000 (the “Offering Amount”), (ii) the amount, if any, set forth opposite its name under the column entitled Direct Purchase Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $75,000,000 (the “Direct Purchase Amount”), (iii) the amount, if any, set forth opposite its name under the column entitled Additional Direct Purchase Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $50,000,000 (the “Additional Direct Purchase Amount”) and (iv) the amount, if any, set forth opposite its name under the column entitled Delayed Draw Amount on Schedule I hereto, which in the aggregate totals $25,000,000 (the “Delayed Draw Amount” and collectively with the Offering Amount, the Direct Purchase Amount and the Additional Direct Purchase Amount, the “Escrow Deposit”).  Schedule I hereto also sets forth the aggregate amount contributed by each Backstop Party to the Escrow Deposit (the “Aggregate Amount Per Backstop Party”).  The Escrow Agent shall hold the Escrow Deposit, which shall total $655,500,000 and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 5. Upon deposit of the Escrow Deposit, the Escrow Agent acknowledged receipt of such deposit by delivery of a written notice to Pentwater Capital Management LP, the representative of the Backstop Parties (the “Backstop Parties Representative”).

3.             Delayed Draw Equity Commitment Agreement.  The Backstop Parties who have committed a portion of the Delayed Draw Amount agree to deliver to the Escrow Agent a copy of a definitive agreement finalizing the terms of the Delayed Equity Draw Commitment pursuant to the Equity Commitment Agreement (the “Delayed Draw Equity Commitment Agreement”) executed by such Backstop Parties.  Upon such delivery, the Escrow Agent shall hold the signature pages of such Backstop Parties to the Delayed Draw Equity Commitment Agreement in escrow until it is released pursuant to the terms of Section 6.

4.             Funds Not Subject to Bankruptcy Estates.  The Backstop Parties intend and agree that the Fund will not be considered property of the bankruptcy estates of the Debtor or any of its affiliates, will not be subject to the bankruptcy estates of the Debtor or any of its affiliates in the Debtor’s proceedings under the Bankruptcy Code and will not be subject to the jurisdiction or control of the Bankruptcy Court, any bankruptcy trustee or the creditors of the Debtor or any of its affiliates.

5.             Investment of Fund.  The Escrow Agent shall hold the Escrow Deposit until March 29, 2010 in a non-interest bearing demand deposit account with the Escrow Agent, which account is covered by FDIC insurance for the entire balance in the account through June 30, 2010 under the Transaction Account Guarantee Program under the FDIC’s Temporary Liquidity Guarantee Program and is thereafter instructed to invest the Escrow Deposit in the Federated Government Obligations Fund (Institutional Service Shares); provided that if prior to March 29, 2010, the Escrow Agent has received written instructions from the Backstop Parties Representative to direct the Escrow Deposit into a different FDIC insured account, whether within the Escrow Agent or with a different FDIC insured institution, the Escrow Agent shall promptly act in accordance with such instructions; provided, further, that, notwithstanding the foregoing, the portion of the Escrow Deposit contributed by Kivu Investment Fund Limited, CQS Convertible and Quantitative Strategies Master Fund Limited and CQS Directional Opportunities Master Fund Limited (collectively, the “CQS Funds”) shall be deposited back into an FDIC insured account as soon as reasonably practical after March 31, 2010. The Backstop Parties agree to pay the Escrow Agent within ten Business Days of receipt of written demand thereof an amount equal to the FDIC insurance premiums required to be paid by the Escrow Agent in respect of the Fund for the period in which the Fund was held in an FDIC insured account (it being understood that such premiums are 5 basis points of the cash principal amount of the Fund calculated on the last day of each calendar quarter with respect to the cash principal amount of the Fund on such date); provided that, to the extent that only the CQS Funds are held in an FDIC insured account, the Backstop Parties that contributed such funds shall pay any resulting FDIC insurance premiums required to be paid by the Escrow Agent in respect of such period.  Each Backstop Party acknowledges that shares in the mutual fund are not obligations of Wilmington Trust FSB or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. The Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, such as provider of shareholder servicing and distribution services, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust FSB in its capacity as Escrow Agent hereunder.  Any income received or losses incurred as a result of investments of the Escrow Deposit pursuant to this Section 5 shall be added to the Fund and disbursed in accordance with Section 6, provided that, to the extent the portion of the Fund contributed by each Backstop Purchaser is invested in income bearing accounts or instruments, each such Backstop Party shall receive its pro rata portion of such income in accordance with the commitment percentage of each Backstop Party calculated by dividing the portion of the Aggregate Amount Per Backstop Party invested in such income bearing accounts or instruments by the total amount of the Escrow Deposit invested in such income bearing accounts or instruments (each such percentage to be set forth on Schedule I hereto, an “Aggregate Amount Commitment Percentage”).  Monthly statements will be provided to the Backstop Parties Representative reflecting transactions executed in connection with the investment of the Escrow Deposit.

6.             Disposition and Termination.  (a)  The Escrow Agent shall release funds from the Fund in accordance with the following:

(i)            the Escrow Agent shall promptly release to each Backstop Party, by wire transfer of immediately available funds to the account designated by each such Backstop Party in accordance with Schedule I attached hereto, such Backstop Party’s Aggregate Amount Per Backstop Party upon the occurrence of the following events:

(A)          within one Business Day (as defined below) following receipt of a certificate from the Backstop Parties Representative stating that the Equity Commitment Agreement has terminated in accordance with its terms;

(B)           within one Business Day following receipt of a certificate from the Backstop Parties Representative stating that three days have elapsed from the entry by the Bankruptcy Court of an order allowing the claims asserted by the indenture trustee for the SFO Notes for “make-whole”, prepayment, “no-call” or other similar claims or damages;

(C)           within one Business Day following April 19, 2010, unless prior to such date the Escrow Agent has received a certificate from the Backstop Parties Representative stating that the Debtor has executed the Equity Commitment Agreement or the court has granted the Backstop Parties Motion to Terminate Exclusivity; or

(D)          within one Business Day following May 17, 2010, unless prior to such date the Fund was released by the Escrow Agent in accordance with Section 6(a)(ii) below.

(ii)           unless previously released pursuant to Section 6(a)(i) above, on the Effective Date (which shall be communicated to the Escrow Agent at lease one day prior to such date), (A) the amount of the Offering (as such terms is defined in the Equity Commitment Agreement) that is not, or cannot be subscribed for and purchased prior to the relevant subscription expiration date of the Offering (the “Unsubscribed Offering Amount”), (B) the Direct Purchase Amount, and (C) the Additional Direct Purchase Amount shall be released to the subscription agent (the “Subscription Agent”) designated by the Backstop Parties in connection with the Offering following receipt by the Escrow Agent from the Backstop Parties Representative, of a certificate to that effect, it being understood that all such amounts shall be set forth on the certificate. Any funds out of the Offering Amount not released to the Subscription Agent in accordance with Section 6(a)(ii)(A), shall be automatically released to the Backstop Parties such that each Backstop Party shall receive an amount equal to the result of multiplying such Backstop Party’s Offering Commitment Percentage by the difference between the Offering Amount and the Unsubscribed Offering Amount, it being understood that all such amounts shall be set forth on a certificate to be delivered to the Escrow Agent by the Backstop Parties Representative.

(iii)          unless previously released pursuant to Section 6(a)(i) above, the Escrow Agent shall release to each Backstop Party who deposited a Delayed Draw Amount the amount deposited by such party upon the occurrence of the following events:

(A)          within one Business Day following receipt of the Delayed Draw Equity Commitment Agreement (together with only the signature pages executed by the Backstop Parties party thereto) and a certificate from the Backstop Parties Representative setting forth the amount to be released by the Escrow Agent to each such Backstop Party; or

(B)           within one Business Day following receipt of a certificate from the Backstop Parties Representative stating that the Bankruptcy Court denied confirmation of the Plan or the Effective Date did not occur within 15 days following the Confirmation Order.

(iv)          unless previously released pursuant to Section 6(a)(i) above, as set forth in the first proviso to the first sentence in Section 5.

Upon delivery of the Fund by the Escrow Agent in accordance with this Section 6, this Escrow Agreement shall terminate.

(b)           All payments pursuant to this Section 6 shall be made by wire transfer as directed by the Person entitled to receive such payments.

(c)           The Escrow Agent shall release the Delayed Draw Equity Commitment Agreement and the signature pages executed by the Backstop Parties party thereto in accordance with the following:

(i)            the Escrow Agent shall promptly release to the Backstop Parties Representative:

(A)          upon receipt of a certificate from the Backstop Parties Representative stating that the Equity Commitment Agreement has terminated in accordance with its terms;

(B)          upon receipt of a certificate from the Backstop Parties Representative stating that three days have elapsed from the entry by the Bankruptcy Court of an order allowing the claims asserted by the indenture trustee for the SFO Notes for “make-whole”, prepayment, “no-call” or other similar claims or damages;

(C)          on April 19, 2010, unless prior to such date the Escrow Agent has received a certificate from the Backstop Parties Representative stating that the Debtor has executed the Equity Commitment Agreement or the court has granted the Backstop Parties Motion to Terminate Exclusivity; or

(D)          on May 17, 2010, unless prior to such date the Delayed Draw Equity Commitment Agreement was released by the Escrow Agent in accordance with Section 6(c)(ii) below.

(ii)           unless previously released pursuant to Section 6(c)(i) above, the Delayed Draw Equity Commitment Agreement shall be released to the Backstop Parties party thereto and Six Flags Entertainment Corporation at such time the Escrow Agent has received, on or after the Effective Date, the countersignature of Six Flags Entertainment Corporation to the Delayed Draw Equity Commitment Agreement.

7.             Escrow Agent.  (a)  In acting hereunder, the Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and the Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence, willful misconduct, fraud or bad faith.

(b)           The Escrow Agent may act in reliance upon any writing or instrument or signature delivered by the Backstop Parties Representative which it, in good faith, believes genuine and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(c)           The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel; provided that the Escrow Agent has first consulted with and attempted to resolve any question or dispute with the Backstop Parties Representative prior to taking any such action.

(d)           The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(e)           The Backstop Parties shall pay to the Escrow Agent compensation for its services hereunder $2,500 to be deducted from the balance of the Fund.  In the event the Escrow Agent incurs any reasonable out-of-pocket cost or expense in connection with the Escrow Account or renders any extraordinary services in connection with the Escrow Account at the request of the Backstop Parties, the Escrow Agent shall be entitled to additional compensation therefor.

(f)            The Backstop Parties Representative agrees to indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against any and all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges, including, without limitation, reasonable attorney’s fees and expenses (excluding allocated costs of in-house counsel, if any), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by the Escrow Agent’s gross negligence, willful misconduct or bad faith.  The terms of this paragraph (f) shall survive termination of this Agreement.

(g)           In the event the Escrow Agent receives conflicting instructions hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent.

(h)           The Escrow Agent may resign as Escrow Agent at any time upon sixty (60) days’ prior written notice of such resignation, and, upon its resignation, shall thereupon be discharged from any and all further duties and obligations under this Agreement, except for the transference of the Escrow Deposit to the Substitute Escrow Agent (as defined below) by giving notice in writing of such resignation to the Backstop Parties Representative, which notice shall specify a date upon which such resignation shall take effect.  Upon the resignation of the Escrow Agent, the Backstop Parties, within thirty (30) business days after the Backstop Parties Representative receiving the foregoing notice from the Escrow Agent, shall designate a substitute escrow agent (the “Substitute Escrow Agent”), which Substitute Escrow Agent shall, upon its designation and notice of such designation to the Escrow Agent, succeed to all of the rights, duties and obligations of the Escrow Agent hereunder. In the event the Backstop Parties shall not have delivered to the Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned thirty (30) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Backstop Parties.

8.             Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)           Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Backstop Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Backstop Parties identity including without limitation name, address and organizational documents (“identifying information”). The Backstop Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)           Taxpayer Identification Numbers (“TIN”).  The Backstop Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  The Backstop Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.

(c)           Tax Reporting.  All interest or other income earned under the Escrow Agreement shall be allocated to each Backstop Party in accordance with its respective Aggregate Amount Commitment Percentage and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Account by the Backstop Parties whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by the Backstop Parties with the IRS and any other taxing authority as required by law.  The Backstop Parties acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Fund or any income earned by the Escrow Deposit.  The Backstop Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by the Backstop Parties in accordance with their respective Aggregate Amount Commitment Percentage. In the absence of written direction from the Backstop Parties, all proceeds of the Fund shall be retained in the Fund and reinvested from time to time by the Escrow Agent as provided in this Agreement.  The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

9.             Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)           upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile; or

(b)           on the next Business Day (as hereinafter defined) if sent by overnight courier;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Backstop Parties Representative:

Pentwater Capital Management LP
227 W. Monroe St., Suite 4000
Chicago, IL 60606
Attention: Dan Murphy

With copy to:

White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Telephone: (305) 371-2700
Facsimile: (305) 358-5744
	Attention:	Thomas E. Lauria
John K. Cunningham

If to the Escrow Agent:		Wilmington Trust
Corporate Client Services
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Peter Finkel

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a) and (b) of this Section 9, such communications shall be deemed to have been given to the Escrow Agent on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.          Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Backstop Parties Representative’s executive officers, (“Executive Officers”), as the case may be, which shall include the title of Chief Financial Officer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Backstop Parties to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Backstop Parties acknowledge that these security procedures are commercially reasonable.

11.          Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; provided that the Escrow Agent shall notify the Backstop Parties Representative of any such event and provided further that the Backstop Parties Representative shall be given the opportunity to object to such proceedings with the help of a legal counsel of its choosing, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12.          Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Backstop Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any party, without the prior consent of the Escrow Agent and the other parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws principles. Each party to this Escrow Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Agreement shall have no right to enforce any term of this Escrow Agreement. The Backstop Parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Backstop Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Stark Master Fund Ltd.

By: Stark Offshore Management LLC, its investment manager

By	/s/ Richard Barnard
Name: Richard Barnard
Title: Authorized Signatory

Stark Criterion Master Fund Ltd.

By: Stark Criterion Management LLC, its investment manager

By	/s/ Richard Barnard
Name: Richard Barnard
Title: Authorized Signatory

Kivu Investment Fund Limited

By	/s/ Martin Lancaster
Name: Martin Lancaster
Title: Director

CQS Convertible and Quantitative Strategies Master Fund Limited

By	/s/ Tara Glaser
Name: Tara Glaser
Title: Authorised Signatory

CQS Directional Opportunities Master Fund Limited

By	/s/ Tara Glaser
Name: Tara Glaser
Title: Authorised Signatory

Credit Suisse Securities (USA) LLC

By	/s/ Robert J. MacNaughton
Name: Robert MacNaughton
Title: Managing Director

Capital Ventures International

By: Susquehanna Advisors Group, Inc., its authorized agent

By	/s/ Joel Greenberg
Name: Joel Greenberg
Title: Vice President

Mariner Tricadia Credit Strategies Master Fund Ltd.

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

Tricadia Distressed and Special Situations Master Fund Ltd.

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

Structured Credit Opportunities Fund II, LP

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

1798 Relative Value Master Fund, Ltd.

By	/s/ Gary Lehrman
Name: Gary Lehrman
Title: PM

Altai Capital Master Fund, Ltd.

By: Altai Capital Management, L.P., its investment advisor

By	/s/ Steven V. Tesoriere
Name: Steven V. Tesoriere
Title: Managing Principal

H Partners Management LLC

By	/s/ Lloyd Blumberg
Name: Lloyd Blumberg
Title: Authorized Signatory

BHR Master Fund, Ltd.

By	/s/ Michael Thompson
Name: Michael Thompson
Title: MD

BHCO Master, Ltd.

By	/s/ Michael Thompson
Name: Michael Thompson
Title: MD

Pentwater Growth Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Pentwater Equity Opportunities Master Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Oceana Master Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

LMA SPC on behalf of MAP 98 Segregated Portfolio

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Fortelus Capital Management LLP

By	/s/
Name:
Title:

WILMINGTON TRUST FSB

as Escrow Agent

By:	/s/

Name:

Title:

Exhibit B

Form of Shapiro Amended and Restated Employment Agreement

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (the “Agreement”), dated as of April 1, 2010, is entered into by and among Six Flags, Inc., a Delaware corporation (“SF”), Six Flags Operations Inc., a Delaware corporation, and Six Flags Theme Parks Inc., a Delaware corporation (collectively, the “Company”), and Mark Shapiro (the “Executive”).

W I T N E S S E T H:

WHEREAS, Executive is currently employed by the Company pursuant to that certain Employment Agreement between Executive and the Company dated as of April 1, 2009, as amended (the “Existing Employment Agreement”);

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Agreement; and

WHEREAS, this Agreement shall supersede and replace the Existing Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, it is hereby agreed as follows:

1.             Term of Employment.  The term of Executive’s employment by the Company pursuant to this Agreement commenced on April 1, 2009 (the “Effective Date”) and shall expire on the fourth anniversary of the Effective Date (the “Term”), subject to earlier termination in accordance with Section 4 hereof.

2.             Position, Duties and Location.  During the Term,

(a)           Position and Duties.  Executive shall serve as the President and Chief Executive Officer of the Company, with the duties and responsibilities customarily assigned to such position and such other customary duties as may reasonably be assigned to Executive from time to time by the Board (as defined below) consistent with such position.  Executive shall at all times report solely and directly to the Board.  All other employees will report to Executive either directly or through other employees as determined by Executive.

(b)           Attention and Time.  Executive shall devote substantially all his business attention and time to his duties hereunder and shall use his reasonable best efforts to carry out such duties faithfully and efficiently.  During the Term, it shall not be a violation of this Agreement for Executive to (i) serve on industry, trade, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; or (iii) manage personal investments, as long as such activities do not materially interfere with the performance of Executive’s duties and responsibilities as described herein.  Executive shall be permitted to serve on for-profit corporate boards of directors and advisory committees if approved in advance by the Board, which approval shall not unreasonably be withheld.

(c)           Location.  Executive’s principal place of employment shall be located in New York, New York; provided that Executive shall travel and shall render services at other locations, both as may reasonably be required by his duties hereunder.

3.             Compensation.

(a)           Base Salary.  During the Term, Executive shall receive a base salary (the “Base Salary”) at an annual rate of $1,300,000.  Base Salary shall be paid at such times and in such manner as the Company customarily pays the base salaries of its employees.  In the event that Executive’s Base Salary is increased by the Board in its discretion at any time during the Term, such increased amount shall thereafter constitute the Base Salary.

(b)           Annual Bonus.  During the Term, Executive shall be paid an annual cash bonus based on the attainment of performance targets in accordance with Exhibit A hereto.  The “Target Bonus” shall be $1,300,000 and the “Maximum Bonus” shall be $2,600,000.  The annual bonus shall be payable at such time as bonuses are paid to other senior executive officers of the Company but no later than 2 1/2 months following the end of each fiscal year of the Company.  For the avoidance of any doubt, the annual bonus earned by Executive for fiscal year 2009 shall be calculated on results for the full fiscal year and shall not be prorated on account of the Effective Date.

(c)           Success Fee.  Upon the first to occur of:  (i) the closing date of SF’s proposed Exchange Offer for its Senior Notes or (ii) the emergence of the Company from a chapter 11 bankruptcy (the first to occur of (i) or (ii), a “Triggering Event”), the Company shall pay Executive a lump sum cash payment of $2,000,000 within ten (10) business days. In addition, if Executive remains employed by the Company until the first anniversary of the Triggering Event, the Company shall pay Executive a lump sum cash payment of $1,000,000 within ten (10) business days of such anniversary date; provided that, if Executive’s employment is terminated (i) by the Company without Cause (as defined below), (ii) by Executive for Good Reason (as defined below), (iii) by Executive without Good Reason under circumstances where he is entitled to receive the payments and benefits specified in Section 4(c) below or (iv) due to Executive’s death or Disability (as defined below), in each instance, on or after the occurrence of a Triggering Event but prior to the first anniversary of the Triggering Event, such amount shall instead be paid to Executive within ten (10) business days of the date of termination.

(d)           Equity Awards.  Promptly following a Triggering Event, SF shall issue Executive under the long-term incentive plan described in Company’s Modified Fourth Amended Joint Plan of Reorganization filed as of April 1, 2010 (as amended or supplemented by the Company, the “Plan”) restricted shares (the “Restricted Stock”) of SF’s common stock (the “Common Stock”) and options to purchase shares of Common Stock (the “Options”) in an amount and with vesting and other terms as mutually agreed to between the Board and Executive.

(e)           Other Compensation and Benefits.  During the Term, the Company shall provide and Executive shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, stock option plan, stock purchase plan or

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arrangement, health, disability and accident plan or any other employee benefit plan or arrangement, including any non-qualified or deferred compensation or retirement programs made available now or in the future to senior executives of the Company on a basis no less favorable than provided any other senior executive of the Company; provided that Executive complies with the conditions attendant with coverage under such plans or arrangements.  In addition to the Company’s group insurance policies, the Company shall provide Executive with term life insurance with a death benefit equal to his Base Salary and with a disability insurance policy that provides for full income replacement for the first thirty-six (36) months of Executive’s Disability after which time the standard disability benefit available to senior executives shall apply to Executive.  Full income shall include Base Salary for the year in which disability occurs plus the greater of the actual bonus for the year prior to the occurrence of disability or the Target Bonus for the year in which disability occurs.  Except as expressly provided in this Agreement, nothing contained herein shall be construed to prevent the Company from modifying or terminating any plan or arrangement, not including the annual bonus plan described in Section 3(b), in existence on the date hereof provided that no such modification or termination adversely affects any award or other entitlement previously granted to Executive.  Without limiting the generality of the foregoing, Executive shall be entitled to no less than four weeks of paid vacation per calendar year.  The Company shall also reimburse Executive for the cost (including travel costs) of an annual physical exam provided by an executive health program selected by Executive.

(f)            Perquisites; Expenses.  During the Term, Executive shall be entitled to perquisites no less favorable than those provided to any other senior executive of the Company.  In addition, the Company shall promptly pay or, if such expenses are paid directly by Employee, Executive shall be entitled to receive prompt reimbursement, for all reasonable expenses that Executive incurs during his employment with the Company in carrying out Executive’s duties under this Agreement, including, without limitation, those incurred in connection with business related travel or entertainment, upon presentation of expense statements and customary supporting documentation.  Executive shall be reimbursed for the cost of commutation (by train, car or car service at Executive’s discretion) between his home and the Company’s office and between his home and an airport and at all other times when traveling on Company business.  When traveling on company business, Executive shall be entitled to use any aircraft owned or leased by the Company (“Company Aircraft”) or fly commercial first-class. Any other use of Company Aircraft shall be governed by applicable Company policy.

(g)           Additional Compensation and Benefits.  Nothing contained in this Agreement shall limit the Board in awarding, in its discretion, additional compensation and benefits to Executive.

4.             Termination of Employment; Change in Control.

(a)           Death; Disability; Termination For Cause.  Executive’s employment shall terminate automatically upon his death or Disability.  The Company may terminate Executive’s employment for Cause.  It shall not be deemed to be a breach of this Agreement for the Executive to voluntarily terminate his employment without Good Reason.  Upon a termination of Executive’s employment (i) due to Executive’s death or Disability, or

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(ii) by the Company for Cause or by the Executive without Good Reason, Executive (or, in the case of Executive’s death, Executive’s estate and/or beneficiaries) shall be entitled to:  (A) unpaid Base Salary through the Date of Termination (as defined below); (B) any earned but unpaid bonus for the prior fiscal year; (C) any benefits due to Executive under any employee benefit plan of the Company and any payments due to Executive under the terms of any Company program, arrangement or agreement, including insurance policies but excluding any severance program or policy and (D) any expenses owed to Executive ((A), (B), (C) and (D) collectively, the “Accrued Amounts”).  Except as provided in the preceding sentence, Executive shall have no further right or entitlement under this Agreement to payments arising from termination of his Employment by the Company for Cause or by Executive without Good Reason.  In the event of a termination of Executive’s employment due to Executive’s death or Disability, Executive (or in the case of Executive’s death, Executive’s estate and/or beneficiaries) shall be entitled to a lump-sum cash amount equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination and all options and shares of restricted stock previously granted to Executive shall fully vest and all outstanding options shall remain exercisable for their originally scheduled respective terms (other any options granted to Executive prior to the date hereof that do not so provide for such continued exercisability in accordance with its terms).

(b)           Termination Without Cause or for Good Reason.  The Company may terminate Executive’s employment without Cause and Executive may terminate his employment for Good Reason, in each case upon thirty days prior written notice.  In the event that, during the Term, the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, Executive shall be entitled to the following in lieu of any payments or benefits under any severance program or policy of the Company within ten (10) business days:

(i)            the Accrued Amounts plus a lump sum cash amount equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination;

(ii)           a lump sum cash severance payment equal to three times the sum of (X) Executive’s Base Salary and (Y) annual bonus; the severance payable shall be computed based upon (A) Executive’s highest Base Salary in effect at any time during his employment with the Company and (B) Executive’s Target Bonus as provided for in this Agreement;

(iii)          continued coverage for a period of thirty-six (36) months commencing on the Date of Termination or until Executive receives comparable coverage (determined on a benefit-by-benefit basis) from a subsequent employer (A) for Executive (and his eligible dependents, if any) under the Company’s health plans (including medical and dental) and other welfare benefit plans on the same basis as such coverage is made available to executives employed by the Company (including, without limitation, co-pays, deductibles and other required payments and limitations) and (B)

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under any Company-provided life insurance and disability insurance policies and plan under which Executive was insured immediately prior to the Date of Termination; and

(iv)          full vesting of all options and shares of restricted stock then held by Executive, with all outstanding options remaining exercisable for their originally scheduled respective terms (other than any incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).

(c)           Change in Control.  In the event of a Change in Control (as defined below), all options and shares of restricted stock then held by Executive shall fully vest and all outstanding options shall remain exercisable for their originally scheduled respective terms (other than incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).  If, during the ninety (90) day period following a Change in Control, Executive’s employment is voluntarily terminated by Executive without Good Reason, Executive shall be entitled to receive the payments and benefits specified in Section 4(b) above.

(d)           Definitions.  For purposes of this Agreement, the following definitions shall apply:

(i)            “Affiliate” of a person or other entity shall mean:  a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(ii)           “Board” shall mean the Board of Directors of SF.

(iii)          “Cause” shall mean:  (A) Executive’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties hereunder, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such failure; (B) Executive’s willful malfeasance or gross neglect in the performance of his duties hereunder resulting in material harm to the Company; (C) Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude; (D) the commission by Executive of an act of fraud or embezzlement against the Company or any Affiliate; or (E) Executive’s willful material breach of any material provision of this Agreement (as determined in good faith by the Board) which is not remedied within fifteen (15) days after (I) receipt of written notice from the Company specifying such breach and (II) the opportunity to appear before the Board.  For purposes of the preceding sentence, no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company.

(iv)          “Change in Control” shall mean:  (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding (x) any employee benefit plan of SF and (y) any Permitted Holder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and

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13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only through the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the voting stock of SF; (B) any transaction, including without limitation any merger, consolidation, tender offer or other transaction (whether effected by SF or by any other person) or any action (such as a deregistration or delisting of the securities of SF) taken by SF or any of its affiliates, the result of which is, in either case, that (1) SF is no longer a reporting company under the Exchange Act, or (2) the common stock of SF is no longer listed on a national securities exchange; (C) at any time, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board; (D) a direct or indirect sale or other transfer of all or substantially all of the assets of SF and its Subsidiaries, taken as a whole, or (E) any merger, consolidation or like business combination or reorganization of SF, the consummation of which would result in either (x) the occurrence of any event described in clause (A) above, or (y) the voting securities of SF outstanding immediately prior to the consummation of such merger, consolidation or like business combination or reorganization not representing (either by remaining outstanding or by being converted into voting securities of the applicable surviving or other entity) more than fifty percent (50%) of the combined voting power of the voting securities of SF or such surviving or other entity outstanding immediately after such merger, consolidation or like business combination or reorganization; provided, however, that the consummation of the transactions contemplated by the Plan shall not be deemed to constitute a “Change in Control” as of the effective date of such Plan.  Only one (1) Change in Control may occur during the Term.

(v)           “Continuing Directors” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Agreement or, following a Triggering Event, was a member of the Board on the date of such Triggering Event or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(vi)          “Date of Termination” / “Notice of Termination”  Any termination of Executive’s employment by the Company or by Executive under this Section 4 (other than termination due to death) shall be communicated by a written notice to the other parties hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and specifying a “Date of Termination” (a “Notice of Termination”) which, if submitted by Executive, shall be at least thirty (30) days following the date of such notice.  A Notice of Termination submitted by the Company may provide for a “Date of Termination” on the date Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion not to exceed thirty (30) days following the date of such notice.  The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company thereafter

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from asserting such fact or circumstance within a period of six months from the Date of Termination in order to enforce Executive’s or the Company’s otherwise applicable rights hereunder.

(vii)         “Disability” shall have the same meaning as in, and shall be determined in a manner consistent with any determination under, the long-term disability plan of the Company in which Executive participates from time to time, or if Executive is not covered by such a plan, “Disability” shall mean Executive’s permanent physical or mental injury, illness or other condition that prevents Executive from performing his duties to the Company for a total of six (6) months during any twelve (12) month period, as reasonably determined by a physician selected by Executive and acceptable to the Company or the Company’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(viii)        “Good Reason” shall mean the occurrence, without Executive’s express written consent, of:  (A) an adverse change in Executive’s employment’s title or change in Executive’s duty to report solely and directly to the Board; (B) a diminution in Executive’s employment duties, responsibilities or authority, or the assignment to Executive of duties that are materially inconsistent with his position; (C) any reduction in Base Salary, Maximum Bonus or Target Bonus as set forth in Section 3(b); (D) a relocation of Executive’s principal place of employment to a location outside of the New York area that would unreasonably increase Executive’s commute; (E) at any time during the Term failure of Executive to be nominated for election as a director of the Company throughout the Term or removal of Executive as a director of the Company by the Board other than for Cause; (F) during the fifteen month period commencing on the date of the Triggering Event (x) a determination by the Board to abandon or change in any material respect the applicable business plan, capital expenditure plan, capitalization and/or strategic growth plan of the Company, as set forth in SF’s or the Company’s business plans as of the date hereof or (y) a determination by the Board to shut down, close, dispose of or divest any business or operations of the Company and its subsidiaries (including, without limitation, Dick Clark Productions ), or dispose of a divest any material asset of the Company and its subsidiaries (taken as a whole), or (z) a determination by the Board to terminate or hire any employee of SF, the Company or any subsidiary thereof that reports directly to the Executive which, in the case of clauses (x), (y) or (z), is without Executive’s prior approval; or (G) any breach by the Company of any material provision of this Agreement (including but not limited to any breach of its obligations under Section 3 hereof) which, in the case of this clause (G) only, is not cured within fifteen (15) days after written notice is received from Executive.

(ix)           “Permitted Holders” shall have the meaning set forth in the Exit Facility (as defined in the Plan) as in effect on the effective date of the Plan.

(x)            “Subsidiary” of the Company shall mean: any corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting stock.

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(e)           Board of Directors.  Promptly following the date that Executive is no longer employed by the Company as Chief Executive Officer, Executive will, if applicable, resign as a director of the Company and any applicable Subsidiary of the Company.

5.             Confidentiality of Trade Secrets and Business Information.  Executive agrees that Executive shall not, at any time during Executive’s employment with the Company or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any Subsidiary of the Company (collectively, “Confidential Information”), obtained by him during the course of such employment, except for (i) disclosures and uses required in the course of such employment or with the written permission of the Company, (ii) disclosures with respect to any litigation, arbitration or mediation involving this Agreement, including but not limited to, the enforcement of Executive’s rights under this Agreement, or (iii) as may be required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order such disclosure; provided that, if, in any circumstance described in clause (iii), Executive receives notice that any third party shall seek to compel him by process of law to disclose any Confidential Information, Executive shall promptly notify the Company and provide reasonable cooperation to the Company (at the Company’s sole expense) in seeking a protective order against such disclosure. Notwithstanding the foregoing, “Confidential Information” shall not include information that is or becomes publicly known outside the Company or any of its subsidiaries other than due to a breach of Executive’s obligations under this paragraph.

6.             Return of Information.  Executive agrees that at the time of any termination of Executive’s employment with the Company or expiration of the Term, whether at the instance of Executive or the Company, and regardless of the reasons therefore, Executive shall deliver to the Company (at the Company’s expense), any and all notes, files, memoranda, papers and, in general, any and all physical (including electronic) matter containing Confidential Information (other than as he properly is retaining in connection with an action or other proceeding as noted in clause (ii) or (iii) of Section 5) which are in Executive’s possession, except as otherwise consented in writing by the Company at the time of such termination.  The foregoing shall not prevent Executive from retaining copies of personal diaries, personal notes, personal address books, personal calendars, and any other personal information (including, without limitation, information relating to Executive’s compensation), but only to the extent such copies do not contain any Confidential Information other than that which relates directly to Executive, including his compensation.

7.             Noncompetition and Noninterference.

(a)           General.  Subject to Section 7(c), in consideration for the compensation payable to Executive under this Agreement, Executive agrees that Executive shall not, during Executive’s employment with the Company other than in carrying out his duties hereunder and for a period of one (1) year after any termination of employment (i) render services to a Competitor, regardless of the nature thereof, (ii) engage in any activity which is in direct conflict with or materially adverse to the interests of the Company or any Subsidiary, (iii) directly or indirectly recruit, solicit or induce, any employee, consultant or independent contractor of the Company or any Subsidiary, to terminate, alter or modify such person’s employment or other relationship with the Company or any Subsidiary, nor (iv)

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directly or indirectly solicit any then current customer or business partner of the Company or any Subsidiary to terminate, alter or modify its relationship with the Company or the Subsidiary or to interfere with the Company’s or any Subsidiary’s relationships with any of its customers or business partners on behalf of any enterprise that is a competitor with the Company or a Subsidiary.

(b)           Definition.  For purposes of this Agreement, “Competitor” shall mean any business or enterprise in the theme park business.  Notwithstanding the foregoing, Executive’s provision of services to an Affiliate or unit of a Competitor that is not directly engaged in the theme park business, or service in an executive corporate capacity of an entity that has a theme park division, such as The Walt Disney Company or General Electric, shall not be a violation of the restrictions of this Section 7.  Nothing contained herein shall prevent Executive from acquiring, solely as an investment, any publicly-traded securities of any person so long as he remains a passive investor in such person and does not own more than one percent (1%) of the outstanding securities thereof.

(c)           Expiration of Term.  If Executive’s employment with the Company ceases following expiration of the Term, the provisions of Section 7(a) shall remain in effect; provided that clauses (i) and (ii) of Section 7(a) shall apply for a period of six (6) months, rather than twelve (12) months, following the expiration of the Term.  If Executive remains employed by the Company at the expiration of the Term, (i) the Company will pay Executive, within ten (10) business days, a lump sum cash amount equal to (1) eighteen (18) months’ of Executive’s Base Salary plus (2) an amount equal to the annual bonus of the Executive for the immediately prior fiscal year of the Company, and (ii) all options and shares of restricted stock previously granted to Executive shall fully vest and all such outstanding options shall remain exercisable for their originally scheduled respective terms (other than incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).

8.             Enforcement.  Executive acknowledges and agrees that:  (i) the purpose of the covenants set forth in Sections 5 through 7 above (the “Restrictive Covenants”) is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company in the event Executive breached any such covenants; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under the Restrictive Covenants would be inadequate.  Executive therefore agrees and consents that if Executive commits any breach of a Restrictive Covenant, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.  If any portion of the Restrictive Covenants is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions.  In particular, without limiting the generality of the foregoing, if the covenants set forth in Section 7 are found by a court or an arbitrator to be unreasonable, Executive and the Company agree that the maximum period, scope or geographical area that is found to be

9

reasonable shall be substituted for the stated period, scope or area, and that the court or arbitrator shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.  If any of the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

9.             Indemnification.

(a)           The Company agrees that if Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he was a director, officer, employee, consultant or agent of the Company, or was serving at the request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company or other entity, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s certificate of incorporation or by-laws or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees reasonably incurred, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing his rights to indemnification or contribution) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even though he has ceased to be a director, officer, member, employee, consultant or agent of the Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators.  The Company shall reimburse Executive for all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by him in connection with any Proceeding within twenty (20) business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses.  Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

(b)           Neither the failure of the Company (including its board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 9(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption or inference that Executive has not met the applicable standard of conduct.

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(c)           The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering Executive at a level, and on terms and conditions, no less favorable to him than the coverage the Company provides other similarly-situated executives until such time as suits against Executive are no longer permitted by law.

(d)           Nothing in this Section 9 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, Executive would otherwise have under the Company’s certificate of incorporation or by-laws or under applicable law.

(e)           In addition, the Company agrees to indemnify Executive against any and all losses, liabilities, damages, expenses (including attorneys’ fees), judgments, fines and amounts incurred by Executive in connection with any claim, action, suit or proceeding arising as a result of Executive’s alleged or actual violation of any existing contractual or other restrictions on Executive’s employment or business activities if such violation occurs as a result of Executive’s entering into this Agreement or his rendering, or having rendered, services to the Company or to any Subsidiary.

10.           Arbitration.  In the event that any dispute arises between the Company and Executive regarding or relating to this Agreement and/or any aspect of Executive’s employment relationship with the Company, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association (“AAA”), before a single arbitrator in New York, New York.  The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.  Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief.  The parties hereby consent to the exclusive jurisdiction of the state and Federal courts of or in the State of New York for purposes of seeking such injunctive or equitable relief as set forth above.  All out-of-pocket costs and expenses reasonably incurred by Executive in connection with such arbitration (including attorneys’ fees) shall be paid by the Company unless the arbitrator determines that Executive shall have brought a claim in bad faith or without any reasonable basis.

11.           Mutual Representations.

(a)           Executive acknowledges that before signing this Agreement, Executive was given the opportunity to read it, evaluate it and discuss it with Executive’s personal advisors.  Executive further acknowledges that the Company has not provided Executive with any legal advice regarding this Agreement.

(b)           Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) shall not constitute a default under, or conflict with, any agreement or other instrument to which he is a party or by which he is bound and (ii) as to his execution and delivery of this Agreement do not require the consent of any other person.

(c)           The Company represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company has been fully and

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validly authorized by all necessary corporate action, (ii) the person signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(d)           Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligations of such party enforceable against such party in accordance with its terms.

12.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered (i) personally, (ii) by registered or certified mail, postage prepaid with return receipt requested, (iii) by facsimile with evidence of completed transmission, or (iv) delivered by overnight courier to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:

Six Flags, Inc.
1540 Broadway; 15th Floor
New York, New York 10036

Attention: James M. Coughlin, Esq.

Fax: (212) 354-3089

If to Executive:

Mark Shapiro
c/o Six Flags, Inc.
1540 Broadway; 15th Floor
New York, New York 10036

13.           Assignment and Successors.  This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and such transferee or successor shall be required to assume such obligations by contract (unless such assumption occurs by operation of law).  Anything herein to the contrary notwithstanding, Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder

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following Executive’s death or judicially determined incompetence by giving the Company written notice thereof.  In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

14.           Governing Law; Amendment.  This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to principles of conflict of laws.  This Agreement may not be amended or modified except by a written agreement executed by Executive and the Company or their respective successors and legal representatives.

15.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

16.           Tax Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

17.           No Waiver.  Executive’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.  Any provision of this Agreement may be waived by the parties hereto; provided that any waiver by any person of any provision of this Agreement shall be effective only if in writing and signed by each party and such waiver must specifically refer to this Agreement and to the terms or provisions being modified or waived.

18.           No Mitigation.  In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be subject to offset or otherwise reduced whether or not Executive obtains other employment.  The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against Executive for any reason.

19.           Section 409A.  This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent.  To the extent Executive would otherwise be entitled to any payment under this Agreement, or any plan or arrangement of the Company or its Affiliates, that constitutes a “deferral of compensation” subject to Section 409A and that if paid during the six (6) months beginning on the Date of Termination of Executive’s employment would be subject to the Section 409A additional tax because Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment will be paid to Executive on the earlier of the six (6) month anniversary of his Date of Termination or death.  To

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the extent Executive would otherwise be entitled to any benefit (other than a payment) during the six (6) months beginning on termination of Executive’s employment that would be subject to the Section 409A additional tax, the benefit will be delayed and will begin being provided on the earlier of the first day following the six (6) month anniversary of Executive’s Date of Termination or death.  Any payment or benefit due upon a termination of employment that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided only upon a “separation from service” as defined in Treas. Reg. § 1.409A-1(h).  Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A.  Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation § 1.409A-1 through A-6.  Notwithstanding anything to the contrary in this Agreement or elsewhere, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Executive’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Executive’s “separation from service” occurs.  To the extent any expense reimbursement (including without limitation any reimbursement of interest or penalties related to taxes) or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

20.           Headings.  The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

21.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements, whether written or oral, with respect thereto, including the Existing Employment Agreement (except with regard to outstanding equity awards granted in accordance therewith).  In the event of any inconsistency between the terms of this Agreement and the terms of any other Company plan, policy, equity grant, arrangement or agreement with Executive, the provisions most favorable to Executive shall govern.

22.           Duration of Terms.  The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to give effect to such rights and obligations.

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23.           Effectiveness.  This Agreement, as amended and modified herein, shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Existing Employment Agreement shall remain in full force and effect.

24.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be executed as of the date first above written.

SIX FLAGS, INC.

By:
Name:
Title:

SIX FLAGS OPERATIONS INC.

By:
Name:
Title:

SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

Mark Shapiro

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Executive to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If actual EBITDA for a given fiscal year is or exceeds 110% of Budgeted EBITDA, then Executive shall receive the Maximum Bonus notwithstanding the results of the other Performance Parameters.

6. Notwithstanding anything to the contrary above, Executive shall not receive an annual bonus greater than the Maximum Bonus.

7. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Exhibit C

Form of Amendments to Employment Agreements

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Jeffrey Speed.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(v) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Jeffrey Speed

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Michael Antinoro.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Michael Antinoro

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Louis Koskovolis.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Louis Koskovolis

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship Revenue:  Total budgeted sponsorship revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Sponsorship Revenue:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA, provided that if actual Sponsorship Revenue equals or exceeds 100% of Budgeted Sponsorship Revenue for the fiscal year, Executive shall be entitled to receive 50% of the Target Bonus.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the

Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Mark Quenzel.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Mark Quenzel

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Andrew Schleimer.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

Andrew Schleimer

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and James Coughlin.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iii) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

4.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

James Coughlin

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

Exhibit B

Treatment of SFI Noteholders that are Non-Accredited Investors

For the purpose hereof, the “Offering Net Value” shall be $29.4 million and the “Unaccredited Pro Rata Share” shall be a fraction, the numerator of which shall be the face value of the SFI Notes held by an Unaccredited SFI Noteholder and the denominator of which shall be $868.3 million.

Within five business days after entry of the Confirmation Order, the Company shall send to each SFI Noteholder who did not return an Accredited Investor Questionnaire in accordance with the Rights Offering Procedures on or before April 21, 2010 (excluding any SFI Noteholder who was deemed to return such questionnaire on or before April 21, 2010 pursuant to Section 2.11 of the Rights Offering Procedures) (each, an “Unconfirmed Holder”) (i) a questionnaire seeking certification that such Unconfirmed Holder is not an Accredited Investor (the “Non-Accredited Investor Questionnaire”) and (ii) a notice setting forth the rights of the Unaccredited SFI Noteholders with respect to such holder’s Unaccredited Pro Rata Share of the Offering Net Value, both of which shall be in form and substance reasonably acceptable to the Bank of New York Mellon, as Indenture Trustee (“BNY”).  Each Unconfirmed Holder who returns a completed Non-Accredited Investor Questionnaire to the reasonable satisfaction of the Debtors, the Majority Backstop Purchasers and BNY confirming its status as a Non-Accredited Investor by no later than twenty days after the notice and questionnaire described above are sent shall be considered an “Unaccredited SFI Noteholder.”

The Offering Net Value shall be paid by Reorganized SFI in all cash as follows: each Unaccredited SFI Noteholder shall have the right to receive such Unaccredited SFI Noteholder’s Unaccredited Pro Rata Share of the Offering Net Value; provided, however, that if the aggregate amount of the Offering Net Value to be distributed to the Unaccredited SFI Noteholders would exceed $2.94 million (the “Offering Net Value Cash Cap”), then the aggregate amount to be distributed to the Unaccredited SFI Noteholders shall be limited to the Offering Net Value Cash Cap, which shall be distributed to the Unaccredited SFI Noteholders based on each holder’s Unaccredited Pro Rata Share.

Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Plan and the Rights Offering Procedures.